Exhibit 10.60

Execution Version

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

BUILD-TO-CORE INDUSTRIAL PARTNERSHIP I LP

i

7.3	Liability of Withdrawn General Partner	28
7.4	Removal of General Partner for Cause	28

ARTICLE 8 TRANSFER OF INTERESTS		28
8.1	Assignments	28
8.2	Admission of Assignees as Substituted Partners	36

ARTICLE 9 BUY-SELL; FORCED SALE; DISPUTE RESOLUTION		36
9.1	Buy-Sell	36
9.2	Forced Sale	40
9.3	Specific Performance	46
9.4	Dispute Resolution	46

ARTICLE 10 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP		47
10.1	Events Causing Dissolution	47
10.2	Liquidation	48

ARTICLE 11 BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.		49
11.1	Books and Records	49
11.2	Accounting and Fiscal Year	50
11.3	Bank Accounts and Investment	50
11.4	Tax Depreciation and Elections	50
11.5	Interim Closing of the Books	50
11.6	Information from Limited Partners	51

ARTICLE 12 MISCELLANEOUS		51
12.1	Remedies	51
12.2	Notice	51
12.3	Appointment of General Partner as Attorney-in-Fact	51
12.4	Amendments	52
12.5	Entire Agreement	52
12.6	Successors	52
12.7	Representations and Warranties of the General Partner	53
12.8	Representations and Warranties of the Limited Partners	53
12.9	Meaning of Certain Terms	56
12.10	Counterparts	56
12.11	Confidentiality	56
12.12	Applicable Law	58
12.13	Waiver of Jury Trial	58
12.14	Venue	58
12.15	Limitation on Benefits	58

Definitions

The following capitalized terms used in this Agreement are defined in the sections indicated below:

A&R Date	Recitals
A&R Partnership Agreement	Recitals
Acceptance Notice	Section 9.1(a)(ii)
Acquisition Date	Section 2.2(b)(i)
Act	Recitals
Affiliate	Section 12.9
Agreement	Introduction
Allocable Share	Section 8.1(c)(i)
Applicable Information	Section 12.11(b)(iii)
Applicable Vehicles	Section 6.6(b)
Appraisal Date	Section 6.3(e)(i)
Appraisal Notice	Section 6.3(e)(iii)
Appraised Value	Section 6.3(e)(vi)
Appraisers	Section 6.3(e)(iv)
Approval of the Executive Committee	Section 3.2
Approved	Section 3.2
Approved Investment	Section 4.1(b)
Approved Partnership Budget	Section 6.2(c)
Arbitration Notice	Section 9.4
BCIMC	Section 12.11(b)(iii)
BCIMC Accident Fund Partner	Introduction
BCIMC Canadian Limited Partner	Introduction
BCIMC USA Limited Partner	Introduction
BCIMC Limited Partner	Introduction
BCIMC Parties	Section 12.11(b)(iv)
BCIMC Pension Partner	Introduction
BCIMC Representative	Section 3.3(c)
Benefit Plan Investor	Section 12.8(k)
Business Day	Section 3.3(b)
Buy-Sell	Section 9.1(a)(i)
Buy-Sell Closing Period	Section 9.1(d)(i)
Buy-Sell Deposit	Section 9.1(c)
Buy-Sell Notice	Section 9.1(a)(i)
Buy-Sell Price	Section 9.1(a)(ii)
Calculation Date	Section 5.1(a)
Capital Account	Section 4.5
Capital Call Funding Period	Section 4.3(d)
Capital Call Notice	Section 4.3(d)
Capital Commitment	Section 4.3(e)
Capital Contributions	Section 4.3(a)
Carried Interest Amount	Section 5.1(b)
Carried Interest Deficiency	Section 5.3(b)
Carried Interest Distributions	Section 5.1(c)
Cash Available for Distribution	Section 5.1(d)
Cause	Section 7.4(a)
Cause Notice	Section 7.4(b)
Certificate of Limited Partnership	Recitals
Closing Period	Section 8.1(c)(ii)(A)
Code	Section 2.2(c)
Confidential Information	Section 12.11(a)
Contributing Partner	Section 4.4(b)
Control	Section 12.9
Core Investment	Section 2.2(b)(ii)
CPR	Section 7.4(b)

Cumulative 6.5% Internal Rate of Return Amount	Section 5.1(e)
Cumulative 8.5% Internal Rate of Return Amount	Section 5.1(f)
Cure Date	Section 4.4(c)
Dallas Portfolio	Section 5.1(g)
Dallas Portfolio Cash Available for Distribution	Section 5.1(h)
Deadlock Event	Section 3.2
Default Date	Section 4.4(c)
Default Period	Section 4.4(c)
Defaulting Partner	Section 4.4(a)
Deposit	Section 8.1(c)(ii)
Development Investment	Section 2.2(b)(iii)
Disputed Issue	Section 7.4(b)
Due Care	Section 6.3(a)
EC Indemnitee	Section 6.7(c)
Election Period	Section 9.2(b)(i)
Eligibility Requirements	Section 8.1(b)
Embargoed Person	Section 12.8(m)
ERISA	Section 12.8(k)
Executive Committee	Section 3.1
Executive Officer	Section 7.4(a)(iv)
Exemption	Section 5.7(b)
Fiscal Year	Section 11.2
Force Majeure Event	Section 7.4(a)(ii)
Forced Sale	Section 9.2(a)(i)
Forced Sale Notice	Section 9.2(a)(ii)
Formation Date	Recitals
General Partner	Introduction
GP Appraiser	Section 6.3(e)(ii)
GP Fees	Section 6.4(a)
GP Indemnitee	Section 6.7(b)
Guaranty	Section 6.4(d)
Guaranty Fee	Section 6.4(d)
Identification Period	Section 4.1(a)
IIT	Section 6.1
Indebtedness	Section 2.2(b) (iv)
Indemnitee	Section 6.7(c)
Independent Appraiser	Section 6.3(e)(iii)
Independent Appraiser Appointment Period	Section 6.3(e)(ii)
Initial Budget Approval	Section 6.3(b)(i)
Initial Capital Contributions	Section 4.3(a)
Initial Investment Brief	Section 4.1(c)
Initial Partnership Agreement	Recitals
Initiator	Section 9.2(a)(ii)
Interest	Section 4.2(b)
Investment	Section 2.2(b)(v)
Investment Advisers Act	Section 12.8(g)
Investment Company Act	Section 12.8(f)
Investment Entity	Section 2.2(c)
Investment Entity LLCA	Section 2.2(e)
Investment Memorandum	Section 4.1(c)
Investment Period	Section 4.1(a)
IPT	Introduction
IPT Board	Section 7.4(a)(vi)
IPT Change of Control	Section 7.4(a)(vi)
IPT HoldCo	Introduction
IPT Limited Partner	Introduction
IPT OpCo	Introduction
IPT Partners	Introduction

IPT REIT Listing Transaction	Section 7.4(a)(vi)
IPT Sell-Down	Section 8.1(e)
IRS	Section 6.8(b)
Judicial Review	Section 6.8(c)
Key Persons	Section 6.1
Key Person Event	Section 6.1
Leverage Targets	Section 2.3
Limited Partner	Introduction
Limited Partner Capital Call	Section 4.3(d)
Limited Partner Funding Request	Section 4.3(d)
Limited Partners	Introduction
Losses	Section 6.7(b)
LP Appraiser	Section 6.3(e)(iii)
LP Appraiser Appointment Period	Section 6.3(e)(ii)
LP Appraiser Notice	Section 6.3(e)(iii)
LP Indemnitee	Section 6.7(c)
Major Decision	Section 6.2
Marketing Period	Section 9.2(b)(iii)
Material Adverse Effect	Section 7.4(a)(i)
Non-Transfer Option	Section 8.1(d)(ii)
OFAC	Section 12.8(l)
Offer	Section 8.1(c)(i)
Offer Period	Section 8.1(c)(i)
Offer Price	Section 8.1(c)(i)
Offered Price	Section 9.1(a)(ii)
Offeree Partners	Section 8.1(c)(i)
Offering Partner	Section 8.1(c)(i)
Operating Agreement	Section 2.2(c)
Oversight Party	Section 7.4(b)
Partner	Introduction
Partners	Introduction
Partnership	Introduction
Partnership Expenses	Section 6.4(c)
Partnership Leverage Target	Section 2.3
PBSA	Section 12.11(b)(i)
Percentage Interests	Section 4.2(a)
Person	Section 12.9
Pipeline Investment	Section 6.6(a)
Pipeline Screening Notice	Section 6.6(a)
Portfolio	Section 2.2(a)(i)
Portfolio Appraisal	Section 6.3(e)(ii)
Portfolio Value	Section 6.3(e)(iv)
Post-Stabilization Leverage Target	Section 2.3
Pre-Stabilization Leverage Target	Section 2.3
Preservation Costs	Section 4.3(c)(v)
Primary Markets	Section 2.2(a)(i)
Proposed Investments	Section 4.1(b)
Proposed Portfolio Price	Section 9.2(a)(ii)
Proposed Purchase Price	Section 9.2(b)(iv)(A)
Purchase Agreement	Recitals
Purchasing Partner	Section 9.1(a)(ii)
Qualified Appraiser	Section 6.3(e)(i)
Qualified Institutional Transferee	Section 8.1(b)(v)
Recipients	Section 9.2(a)(ii)
Regulated Company	Section 2.2(g)
Regulated Share	Section 2.2(h)
Removal Date Value	Section 7.4(c)
Representative	Section 3.1

v

Requesting Partner	Section 7.4(b)
Required Representation	Section 8.1(c)(ii)(A)
Responding Partner	Section 9.1(a)(ii)
Response Period	Section 9.1(a)(ii)
ROFO Acceptance Notice	Section 8.1(c)(i)
ROFO Closing Period	Section 9.2(b)(ii)
ROFO Deposit	Section 9.2(b)(ii)
ROFO Election	Section 9.2(b)(ii)
ROFO Price	Section 9.2(a)(ii)
ROFO Sale	Section 9.2(b)(i)
ROFR Notice	Section 9.2(b)(iv)(A)
ROFR Closing Period	Section 9.2(b)(iv)(B)
ROFR Election	Section 9.2(b)(iv)(A)
ROFR Exercise Period	Section 9.2(b)(iv)(A)
ROFR Notice	Section 9.2(b)(iv)(A)
ROFR Price	Section 9.2(b)(iv)(A)
ROFR Sale	Section 9.2(b)(iv)(A)
SEC	Section 9.1(a)(iii)
Securities Act	Section 12.8(d)
Sell-Down Transferee	Section 8.1(e)
Selling Partner	Section 9.1(a)(ii)
Senior Preferred Equity Contributions	Section 4.4(b)(ii)
Senior Preferred Return	Section 4.4(b)(ii)
Stabilization	Section 2.3
Strategic Land Investment	Section 6.2(a)
Substitute General Partner List	Section 7.4(d)
Supporting Materials	Section 6.3(b)
Tag Along Notice	Section 8.1(d)(i)
Tag Along Offer Terms	Section 8.1(d)(i)
Tag Along Option	Section 8.1(d)(ii)
Tag Along Purchaser	Section 8.1(d)(i)
Tag Along Transfer	Section 8.1(d)
Tax Audit	Section 6.8(c)
Tax Matters Partner	Section 6.8(a)
Term	Section 1.3
Transfer	Section 8.1(a)
Transferee	Section 8.1(a)
Treaty	Section 5.7(d)(i)
Trigger Date	Section 8.1(b)
Triggering Partner	Section 9.1(a)(i)
Unfunded Amount	Section 4.4(a)
Unlevered LP Capital Contributions	Section 5.1(i)
Unlevered LP Distributions	Section 5.1(j)
Unrelated Third Party	Section 12.9
Value-Add Investment	Section 2.2(b)(vi)
Willful Bad Acts	Section 7.4(a)(v)

Schedules and Exhibits

Schedule 1	Names, Addresses, Percentage Interests of Partners
Exhibit A	Capital Accounts; Allocation Rules
Exhibit B	Primary Markets
Exhibit C	Target Investment Characteristics
Exhibit D	GP Fees
Exhibit E	Substitute General Partner List
Exhibit F	CPR Arbitration
Exhibit G	Form of Investment Entity Operating Agreement
Exhibit H	Reporting Requirements
Exhibit I	Objectives
Exhibit J	Certain Defined Terms and Distributions
Exhibit K	Restrictions on Authority
Exhibit L	Presentation of Investments
Exhibit M	Cause

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

Build-To-Core Industrial Partnership I LP

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of Build-To-Core Industrial Partnership I LP, a Delaware limited partnership (the “Partnership”) is made and entered into as of January 28, 2016, by and among: (a) IPT BTC I GP LLC, a Delaware limited liability company, as general partner (the “General Partner”), which is a subsidiary of IPT Real Estate Holdco LLC, a Delaware limited liability company (“IPT HoldCo”), which in turn is a subsidiary of Industrial Property Operating Partnership LP (“IPT OpCo”), which in turn is a subsidiary of Industrial Property Trust Inc. (“IPT”); (b) IPT BTC I LP LLC, a Delaware limited liability company, which is a subsidiary of IPT HoldCo, which in turn is a subsidiary of IPT OpCo, which in turn is a subsidiary of IPT, as a limited partner (the “IPT Limited Partner” and, together with the General Partner, collectively, the “IPT Partners”); (c) bcIMC International Real Estate (2004) Investment Corporation, a Canadian corporation, as a limited partner (the “BCIMC Pension Partner”); (d) bcIMC (WCBAF) Realpool Global Investment Corporation, a Canadian corporation, as a limited partner (the “BCIMC Accident Fund Partner” and, together with the BCIMC Pension Partner, collectively, the “BCIMC Canadian Limited Partner”); and (e) bcIMC (USA) Realty Div A2 LLC, a Delaware limited liability company, as a limited partner (the “BCIMC USA Limited Partner” and, together with the BCIMC Pension Partner and the BCIMC Accident Fund Partner, collectively, the “BCIMC Limited Partner”). The BCIMC Pension Partner, the BCIMC Accident Fund Partner, the BCIMC USA Limited Partner and the IPT Limited Partner shall each be referred to herein individually as a “Limited Partner” and collectively as the “Limited Partners” and the Limited Partners and General Partner, each shall be referred to herein individually as a “Partner” and collectively as the “Partners.”

RECITALS

WHEREAS, on November 19, 2014 (the “Formation Date”), the General Partner executed a Certificate of Limited Partnership (the “Certificate of Limited Partnership”) forming the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §§ 17-101 et seq.) (as amended from time to time, the “Act”) and filed such certificate among the partnership records of the State of Delaware on the Formation Date;

WHEREAS, the initial partners of the Partnership entered into that certain Limited Partnership Agreement of the Partnership, dated as of the Formation Date (the “Initial Partnership Agreement”);

WHEREAS, each of the General Partner, the IPT Limited Partner, the BCIMC Pension Partner and the BCIMC Accident Fund Partner entered into that certain Amended and Restated Agreement of the Partnership (the “A&R Partnership Agreement”), dated as of February 12, 2015 (the “A&R Date”);

WHEREAS, immediately prior to the execution of this Agreement, the IPT Limited Partner sold, transferred, assigned, conveyed and delivered to the BCIMC USA Limited Partner a portion of the IPT Limited Partner’s Interest equal to a 31.0% Percentage Interest in the Partnership, pursuant to that certain Interest Purchase Agreement, dated as of December 28, 2015 (the “Purchase Agreement”); and

WHEREAS, the Partners desire to effect the following: (i) the amendment and restatement of the A&R Partnership Agreement; (ii) the admission of the BCIMC USA Limited Partner as a limited partner of the Partnership; and (iii) the continuation of the Partnership on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the Partners agree as follows:

ARTICLE 1

AFFIRMATION, NAME, PLACE OF BUSINESS, TERM, AND PARTNERS

1.1 Formation of Partnership; Certificate of Limited Partnership. The Partners hereby:

(a) ratify the formation of the Partnership as a limited partnership pursuant to the Act and ratify the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on the Formation Date;

(b) confirm and agree to their status as partners of the Partnership; and

(c) execute this Agreement for the purposes of organizing the Partnership and establishing the rights, duties and relationship of the Partners.

1.2 Name and Offices. The name of the Partnership is and shall be “Build-To-Core Industrial Partnership I LP”. The principal offices of the Partnership shall be located at 518 17th Street, 17th Floor, Denver, Colorado 80202, or at such other place or places as the General Partner may from time to time determine; provided, that the General Partner shall give the other Partners notification thereof not later than thirty (30) days after the effective date of such change of address and, if required, shall amend the Certificate of Limited Partnership in accordance with the requirements of the Act.

1.3 Term. The term of the Partnership (the “Term”) commenced as of the date that the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware and shall continue until February 12, 2025 or such other date as may be established by Approval of the Executive Committee. Upon expiration of the Term, the Partnership shall be dissolved and its affairs wound up in accordance with Article 10 hereof, and the dissolution of the entire Portfolio will be effected through the sale by the Partnership of its shares of stock or shares of beneficial interest in the then existing Investment Entities unless otherwise approved by unanimous written consent of the Partners.

1.4 Registered Office and Agent. The address of the registered agent for service of process on the Partnership in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, and the Partnership’s registered agent at such address is The Corporation Trust Company. The General Partner may, from time to time, appoint a new registered agent for the Partnership.

1.5 Certificate of Limited Partnership. The General Partner, in accordance with the Act, promptly shall file with the Secretary of State of the State of Delaware any amendment to the Certificate of Limited Partnership required by the Act. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary for the Partnership to qualify to transact business in such jurisdiction. The General Partner further agrees to execute, acknowledge and cause to be filed, in the place or places and in the manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be

required, either by the Act, by the laws of a jurisdiction in which the Partnership transacts business or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership under the Act, and the Limited Partners shall join in the execution and delivery of such certificates or documents, as reasonably necessary to comply with the Act or other applicable law.

1.6 Partners.

(a) The names and addresses of the Partners, together with their respective Initial Capital Contributions, Capital Accounts and Percentage Interests, each as of the date hereof, are set forth on Schedule 1.

(b) No Person owning an interest equal to or greater than ten percent (10%) in the General Partner and no Key Person shall be (i) designated by the U.S. Treasury Department’s Office of Foreign Assets Control as a “specially designated or blocked person” or (ii) described in Section 1 of U.S. Executive Order 13224 issued on September 23, 2001.

(c) Except as otherwise provided herein, the Limited Partners shall be the sole limited partners of the Partnership.

(d) Notwithstanding any provision to the contrary contained in this Agreement or in any agreement, document or instrument contemplated hereby, (i) no member of the Executive Committee is or shall at any time be admitted as or otherwise be a general partner of the Partnership, whether by agreement, estoppel or otherwise, (ii) no Limited Partner is or shall at any time be admitted as or otherwise be a general partner of the Partnership, whether by agreement, estoppel or otherwise and (iii) as used in this Agreement, the term “General Partner” shall not include any member of the Executive Committee or any Limited Partner, except, in each case, as expressly permitted by the terms of this Agreement. In the event that any provision of this Agreement or any other agreement, document or instrument contemplated hereby is inconsistent with or contrary to the terms of this Section 1.6(d), the terms of this Section 1.6(d) shall control.

ARTICLE 2

PURPOSES AND OBJECTIVES

2.1 Purposes. The purposes of the Partnership are to acquire, entitle, develop, own, use, operate, manage, finance, sell, lease, sublease, exchange or otherwise dispose of selected industrial-type properties in the United States (indirectly, through the Investment Entities) and engage in any other activities related or incidental thereto, in each case in accordance with this Agreement.

2.2 Overview. The Partners have set forth the objectives of the Partnership in Exhibit I, which is incorporated by reference and attached hereto; all references herein to Section 2.2 shall be referred to Exhibit I.

2.3 Financing. The Partnership will generally seek: (a) short-term, floating and fixed-rate financing with an Investment loan-to-value ratio of up to fifty-five percent (55%) of the total cost for each Development Investment and each Value-Add Investment prior to Stabilization of such Development Investment or Value-Add Investment, which financing shall be fully prepayable through and at Stabilization of such Development Investment or Value-Add Investment (the “Pre-Stabilization Leverage Target”); (b) fixed-rate, cross-collateralized or single asset financing with an Investment loan-to-value ratio of up to fifty-five percent (55%) of the total value for each Core Investment, each Value-Add Investment and each Development Investment following Stabilization of such

Value-Add Investment or Development Investment, which financing shall be subject to customary prepayment, release and substitution provisions (the “Post-Stabilization Leverage Target”); and/or (c) Partnership-level financing which, together with all other financing of the Partnership and the Investment Entities, does not exceed a Portfolio loan-to-value ratio of fifty-five percent (55%), which may be unsecured or which may include a secured revolving credit facility in the name of the Partnership, which may be cross-collateralized by all of the Properties owned by the Investment Entities (the “Partnership Leverage Target” and, together with the Pre-Stabilization Leverage Target and the Post-Stabilization Leverage Target, the “Leverage Targets”); in each case, it being acknowledged and agreed that any such financing is subject to the Approval of the Executive Committee to the extent required by Section 6.2 of this Agreement. As used in this Agreement, “Stabilization” shall mean, with respect to any Investment, the date on which eight-five percent (85%) of the rentable space of such Investment has been leased to tenants under leases for which the lease commencement date has occurred, such tenants have taken occupancy of their premises and have commenced base rent payments. Consistent with Section 2.2(j), except as otherwise approved by the BCIMC Limited Partner, at no time shall any financing result in or be permitted where the BCIMC Limited Partner is required to provide security for such financing and/or provide any collateral, covenants, guarantees, security or assignments in respect thereof or otherwise incur any debt obligation.

ARTICLE 3

EXECUTIVE COMMITTEE

3.1 Composition. The Partnership shall have an executive committee of the Partnership (the “Executive Committee”) selected by the Limited Partners and the General Partner as provided herein. At all times during the Term, the Executive Committee shall be comprised of three (3) members (each member, a “Representative”) consisting of: (a) one (1) Representative appointed by the General Partner; (b) one (1) Representative appointed by the IPT Limited Partner; and (c) one (1) Representative appointed by the BCIMC USA Limited Partner. As of the date hereof, the Representatives shall be: (i) Dwight Merriman, appointed by the General Partner; (ii) Tom McGonagle, appointed by the IPT Limited Partner; and (iii) Timothy Works, appointed by the BCIMC USA Limited Partner. To the fullest extent permitted by law, each member of the Executive Committee shall be entitled to consider only such interests and factors as it desires, including the Limited Partners’ respective interests, and shall have no fiduciary duty or other duty or obligation to give any consideration to any interest of, or factors affecting, any other Person. In the event of the resignation or death of a member of the Executive Committee, the Partner that so appointed such member shall designate a successor to such member within thirty (30) days after such resignation or death by written notice to all of the Partners. Any Partner also shall have the right to replace its Representative on the Executive Committee by giving written notice of the removal of such Representative to all of the Partners, together with its appointment of a replacement therefor. Executive Committee members shall be entitled to reimbursement from the Partnership for their reasonable travel expenses and other reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Executive Committee, but shall not be entitled to any fees, remuneration or other reimbursements from the Partnership or any of the Partners. Each member of the Executive Committee shall be bound by Section 12.11 of this Agreement.

3.2 Role of Executive Committee. Subject to Section 4.4(e), the unanimous consent of members of the Executive Committee constituting a quorum (the “Approval of the Executive Committee” or “Approval”, and any matter upon receiving the Approval of the Executive Committee, “Approved”) shall be required with respect to any Proposed Investment, all Major Decisions, as more specifically set forth in Section 6.2, and such other matters as are prescribed herein as requiring the Approval of the Executive Committee; provided, notwithstanding anything to the contrary contained herein, that the General Partner shall be entitled to take any action that the General Partner determines to be reasonably necessary to prevent imminent and material damage or to prevent impending health, life or safety emergencies without the Approval of the Executive Committee. Any Major Decision requiring the Approval of the Executive Committee that is proposed by any member of the Executive Committee but is not Approved or deemed Approved shall constitute a “Deadlock Event”.

3.3 Meetings.

(a) General. Any Executive Committee meetings held in person shall be held in the Denver, Colorado metropolitan area except as otherwise Approved by the Executive Committee (either in advance of or at such meeting); provided, however, in the case of meetings held by telephone conference or similar means pursuant to Section 3.3(e), no participant need be in the Denver, Colorado metropolitan area.

(b) Nature of Meetings. The General Partner shall give notice to each member of the Executive Committee of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be sent by overnight delivery, personal delivery, or electronic communication to each Limited Partner and each Executive Committee member, addressed to him or her at the last address provided by the member or Limited Partner to the General Partner for such purpose, at least five (5) “Business Days” (which shall mean days upon which banks in New York, New York are open for normal business) before the day on which such meeting is to be held, except as otherwise provided herein. Such notice need not be given to any Executive Committee member who in fact attends such meeting. A written waiver of notice delivered to the General Partner, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Any Limited Partner with representation on the Executive Committee shall also have the right to call a meeting of the Executive Committee to discuss a Major Decision, by giving notice of such meeting to each member of the Executive Committee in accordance with the provisions of this Section 3.3 that apply to the General Partner.

(c) Quorum. Except as set forth below, at all meetings of the Executive Committee at which a Major Decision is to be considered, the presence of the member appointed by the BCIMC USA Limited Partner (the “BCIMC Representative”) and at least one (1) member appointed by either of the IPT Partners shall constitute a quorum for the transaction of business. At any duly called meeting of the Executive Committee at which a Major Decision is to be considered, if a quorum shall not be present solely as a result of the failure of any Representative to attend or as a result of the failure of any Partner to appoint its Representative, after the death or resignation of its Representative, the Partner that called such meeting may call a second meeting to consider such matter on twenty-four (24) hours’ notice and if the Representative that was not present fails to attend such second meeting or is not appointed, such meeting may nevertheless take place and the Representative that was not present shall be deemed to have voted in favor of any such Major Decision proposed at such subsequently held meeting.

(d) Action Without a Meeting. Any action of the Executive Committee may be taken without a meeting of the Executive Committee, without prior notice and without a vote, if a consent in writing or by electronic transmission (including email confirmation or approval), setting forth the action to be so taken, shall be provided by all of the Executive Committee members. Any Representative shall be entitled to require the General Partner to circulate a written consent to the Executive Committee in lieu of meeting. In the event the General Partner promptly delivers any written consent requested by any Representative in accordance with the immediately preceding sentence and such requesting Representative fails to return such written consent within the time periods prescribed for any such meeting as set forth above, such requesting Representative shall be deemed to have voted in favor of any such Major Decision described in such written consent.

(e) Telephone Participation. Any member of the Executive Committee may participate in any meeting of the Executive Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may talk with and hear one another.

(f) Rules. The Executive Committee may adopt by Approval such other rules of procedure governing its meetings, communications and actions as it deems necessary, appropriate or helpful.

ARTICLE 4

INVESTMENTS; CAPITAL CONTRIBUTIONS

4.1 Identification Period; Investment Period; Process for Investments; Diligence; Recommendation and Approval.

(a) The General Partner shall use commercially reasonable efforts to identify industrial-type properties that, in the reasonable opinion of the General Partner, meet the investment objectives set out in Section 2.2(a) for potential acquisition and/or development by the Partnership commencing on the A&R Date and continuing for a period ending on the fourth (4th) anniversary of the A&R Date (the “Identification Period”). As used herein, the “Investment Period” shall mean a period commencing on the A&R Date and ending on the earlier of (x) the fifth (5th) anniversary of the A&R Date and (y) twelve (12) months after the expiration of the Identification Period.

(b) The General Partner shall, from time to time during the Identification Period, recommend to the Executive Committee industrial-type properties for proposed investment by the Partnership and the business and legal structure therefor, including the structure of any proposed Indebtedness to finance such properties (“Proposed Investments”) in accordance with Section 6.6. The Approval of the Executive Committee shall be required for the Partnership to invest in any Proposed Investment. Each Proposed Investment which is Approved by the Executive Committee hereinafter is referred to as an “Approved Investment.”

(c) Not less than three (3) Business Days prior to a meeting of the Executive Committee at which a Proposed Investment will be considered, the General Partner shall present a written initial investment brief (the “Initial Investment Brief”) to the Executive Committee for such Proposed Investment. Such Initial Investment Brief shall include: (i) a property/transaction summary; (ii) a leasing status and rent roll; (iii) a location and market summary; (iv) cash flow projections and assumptions; (v) an estimate of the proposed Indebtedness to be incurred in connection with the Proposed Investment; (vi) the aggregate Capital Contributions expected to be required to acquire the Proposed Investment; (vii) any fees or other compensation to be received by the General Partner or its Affiliates from the Proposed Investment that are not otherwise provided for in this Agreement; and (viii) any other material terms of the Proposed Investment as reasonably determined by the General Partner. Thereafter, but not less than three (3) Business Days prior to the applicable meeting of the Executive Committee, the General Partner shall present a written investment memorandum (the “Investment Memorandum”) to the Executive Committee containing the information previously provided in the Initial Investment Brief (updated if applicable) and a due diligence report on the Proposed Investment containing reasonably sufficient detail which should allow the Executive Committee to make an informed and reasoned decision as to whether to proceed with the acquisition or not. From time to time, the Executive Committee by Approval may amend the criteria for the underwriting and due diligence process and the content and format for presentation to the Executive Committee of Initial Investment Brief and Investment Memoranda prepared by the General Partner.

(d) For the avoidance of doubt, and notwithstanding anything in this Section 4.1 or this Agreement to the contrary, (i) no member of the Executive Committee shall have any obligation to cast an affirmative vote to Approve any Proposed Investment at any time during the Term and (ii) the General Partner’s obligation to present potential Investments to the Partnership shall be limited to and shall terminate at the expiration of the Identification Period, without notice to or from, or act by, or on the part of, any party or as otherwise described in Section 6.6.

4.2 Percentage Interests; Interests.

(a) Percentage Interests. The Partners will fund Capital Contributions and pay their shares of expenses as required under this Agreement in proportion to their respective “Percentage Interests”, which for each Partner, shall equal the percentage determined by dividing each Partner’s Capital Contributions to the Partnership by the aggregate Capital Contributions made by all of the Partners to the Partnership (as may be adjusted pursuant to the terms hereof, including Section 4.4(b)(iii)). The Percentage Interests of the Partners as of the date of this Agreement are set forth on Schedule 1 attached hereto, which may be revised from time to time by the General Partner (without the consent of the Limited Partners) to reflect the then applicable Percentage Interests of the Partners. Except as otherwise provided under this Agreement, the respective Percentage Interests of the Partners also shall constitute the respective voting interests of the Partners for any votes of the Partners required or permitted under the Act or this Agreement with regard to any matter specifically requiring a vote of the Partners under this Agreement.

(b) Interests. As referred to herein, a Partner’s “Interest” means the entire interest of a Partner in the Partnership at any particular time, including, without limitation, the right of such Partner to any and all rights and benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. The General Partner and the Limited Partners hereto are hereby issued their respective Interests.

4.3 Capital Contributions.

(a) Initial Capital Contributions. Upon execution of this Agreement, the Partners made (or are deemed to have made) capital contributions to the Partnership (collectively, the “Initial Capital Contributions” and, together with all other capital contributions to the Partnership, each a “Capital Contribution”) which shall be deemed to equal the amounts set forth as their “Initial Capital Contribution” on Schedule 1, and such amounts are hereby credited to the applicable Partners’ respective Capital Accounts.

(b) Capital Contributions for Approved Investments. During the Investment Period, the Partners shall be obligated to fund, pro rata based on their Percentage Interests: (i) any Capital Contributions required in order to fund the closing of acquisitions or development costs in respect of Approved Investments that occur during the Investment Period (exclusive of amounts allocated to such acquisitions that are included in the Initial Capital Contributions); and (ii) with respect to any Approved Investment that is Approved by the Executive Committee during the Investment Period but not consummated as of the end of the Investment Period, the Partners shall make any Capital Contribution required in order to fund the closing of the acquisition or development costs in respect of such Approved Investment and pay any costs or expenses related to such Approved Investment.

(c) Additional Capital Contributions. Except to the extent already included in Capital Contributions made pursuant to Sections 4.3(a) or (b) above, the Partners shall be obligated to fund, pro rata based on their Percentage Interests, only the following Capital Contributions:

(i) any Capital Contributions required (A) pursuant to the Approved Partnership Budget (or, in the absence of an Approved Partnership Budget, the prior year’s Approved Partnership Budget in effect, modified as described in Section 6.2(c); and (B) without duplication, in order to fund any capital contributions required to be made to an Investment Entity;

(ii) any Capital Contributions that are Approved by the Executive Committee;

(iii) any Capital Contributions required in order to fund the payment of any GP Fees to the General Partner pursuant to Section 6.4(a) for activities that have been Approved by the Executive Committee that are not specifically included in the Approved Partnership Budget;

(iv) any Capital Contributions required in order to fund amounts paid or payable to lenders under guarantees or credit enhancement made or provided by the Partnership, the General Partner or any Limited Partner (or any of their Affiliates) to such lenders pursuant to any guarantee or credit enhancement relating to any Indebtedness of the Partnership or the Investment Entities, which guarantee or credit enhancement is Approved by the Executive Committee pursuant to Section 6.2 (to the extent that, after taking into account any existing cash reserves of the Partnership and the Investment Entities, the Partnership has insufficient funds to pay the required amounts), but not to the extent that the events giving rise to such payments were caused by or resulted from any Willful Bad Act or gross negligence by the General Partner or any GP Indemnitee; provided, that to the extent any obligation under such guaranty or credit enhancement is caused by any Willful Bad Act or gross negligence by (A) the General Partner or any GP Indemnitee, such obligations shall be an obligation solely of the General Partner or such GP Indemnitee or (B) a Limited Partner or any LP Indemnitee, such obligations shall be an obligation solely of such Limited Partner or such LP Indemnitee;

(v) any Capital Contributions required in order to fund such amounts which the General Partner reasonably and in good faith determines (after taking into account any existing cash reserves of the Partnership or the Investment Entities, as applicable) are necessary to fund the payment of debt service obligations with respect to any Indebtedness secured by any Investment or other assets of the Partnership or an Investment Entity (pursuant to a financing previously Approved by the Executive Committee and provided that the fair value of any such Investment or assets securing such Indebtedness is not less than one-hundred percent (100%) of the outstanding amount of such Indebtedness), real estate taxes, utility costs, insurance premiums, and/or other costs or expenses reasonably necessary to prevent imminent and material damage or to prevent impending health, life or safety emergencies (all such costs, collectively “Preservation Costs”);

(vi) any Capital Contributions required in order to fund (A) a variance from the Approved Partnership Budget in the aggregate amount of all operating expenditures incurred by any Investment Entity in any calendar year; provided, that the aggregate amount of all Capital Contributions that can be made in any calendar year pursuant to this Section 4.3(c)(vi)(A) with respect to any Investment Entity shall not exceed, in the aggregate, the threshold described in Section 6.2(d)(i);

and (B) a variance from the Approved Partnership Budget in the aggregate amount of all capital expenditures incurred by any Investment Entity in any calendar year; provided, that the aggregate amount of all Capital Contributions that can be made in any calendar year pursuant to this Section 4.3(c)(vi)(B) with respect to any Investment Entity shall not exceed, in the aggregate, the threshold described in Section 6.2(d)(ii), it being understood that, the General Partner shall have no obligation on behalf of the Partnership or otherwise, to cause an Investment Entity to continue to prosecute work or incur expenditures for which the Partners are not required to make or have not otherwise agreed to make Capital Contributions in respect of any such variances and the General Partner shall have no liability with respect to the incurrence of any such variances; and

(vii) any Capital Contributions required in order to fund the payment of the Carried Interest Amount pursuant to Section 5.3.

(d) Capital Call Notices. With respect to each Capital Contribution to be made by the Partners pursuant to this Agreement, including following the Approval of an Approved Investment, the General Partner shall issue a written capital call notice (a “Capital Call Notice”) to each Partner setting forth: (i) the total amount of equity to be contributed by the Partners to the Partnership; (ii) the amount that each Partner must contribute, which shall be the product of the Capital Contribution and such Partner’s Percentage Interest; and (iii) the date on which such Capital Contribution must be made, which date shall not be less than five (5) Business Days following the date of such notice (the “Capital Call Funding Period”); provided, however, that notwithstanding anything in this Agreement to the contrary, in the event that the General Partner fails to promptly (and in any event within three (3) Business Days) issue a Capital Call Notice pursuant to this Section 4.3(d) with respect to the funding of any Preservation Costs identified in a written request from the BCIMC Limited Partner (in either case, a “Limited Partner Funding Request”) that the General Partner issue such a Capital Call Notice, the BCIMC Limited Partner shall be entitled to issue a Capital Call Notice for the Preservation Costs identified in the Limited Partner Funding Request (a “Limited Partner Capital Call”) and in such event the Partners shall make such Capital Contribution set out in the Limited Partner Capital Call pro rata based on their Percentage Interests. If the Capital Call Notice is issued with respect to an Approved Investment, the total amount of equity to be contributed by the Partners will include the amount of acquisition costs and other costs pursuant to Section 6.4(c) incurred with respect to such Approved Investment. By the date specified by the General Partner (or, to the extent permitted pursuant to this Section 4.3(d), the BCIMC Limited Partner) in the applicable Capital Call Notice, each Partner shall be required to fund its Capital Contributions with respect thereto as required by this Agreement. If any transaction for which Capital Contributions are funded is terminated, then so long as, and to the extent that, the Partnership no longer is liable in connection therewith, such Capital Contributions shall be returned to the Partners within ten (10) Business Days following the effective date of such termination less any costs or expenses incurred in connection with such terminated transaction. The General Partner shall hold each Partner’s Capital Contribution in trust until all Partners have made their respective capital contributions or a Partner is deemed to be a Defaulting Partner pursuant to Section 4.4.

(e) Maximum Capital Commitments. Unless the Executive Committee has Approved a Major Decision to the contrary, under no circumstances will any Partner be obligated to (i) make Capital Contributions which, when aggregated with all its prior Capital Contributions, exceeds the amount set forth as its “Capital Commitment” on Schedule 1 (with respect to each Partner, the “Capital Commitment”) or (ii) make Capital Contributions after the expiration of the Investment Period in respect of any Proposed Investment not Approved by the Executive Committee on or before the expiration of the Investment Period.

4.4 Treatment of Defaulting Partner.

(a) Default. If any Partner fails to fund any Capital Contribution required hereunder, within the period set forth in the applicable Capital Call Notice, such Partner shall be considered a “Defaulting Partner.” A Partner that has become a Defaulting Partner shall not be entitled to any additional period in which to cure the default and pay its required Capital Contribution. The portion of such Capital Contribution that such Defaulting Partner was required to make and did not actually fund shall be referred to herein as the “Unfunded Amount.”

(b) Remedies Generally. If, and to the extent, a Defaulting Partner fails to fund any Capital Contribution required hereunder, each of the other Partners that has fully funded its required Capital Contribution that is not an Affiliate of the Defaulting Partner (each, a “Contributing Partner”), shall have the right, without obligation, either to:

(i) Require the General Partner (or the BCIMC Limited Partner, in the case of a Limited Partner Capital Call) to (and the General Partner (or the BCIMC Limited Partner, in the case of a Limited Partner Capital Call) shall) revoke or revise the Capital Call Notice, whereupon any Capital Contributions paid by the Contributing Partner pursuant to such Capital Call Notice shall be returned to it within ten (10) Business Days following such Partner’s election to revoke or revise the Capital Call Notice and shall be treated for all purposes of this Agreement as never having been made (and no default shall be deemed to have occurred), in which event the Executive Committee shall reconsider the needs of the Partnership for additional capital and the General Partner may issue a new Capital Call Notice following such reconsideration with the Approval of the Executive Committee.

(ii) In addition to making its own Capital Contribution then due, fund the Unfunded Amount, or if there is more than one Contributing Partner who has elected to fund pursuant to this Section 4.4(b)(ii), its pro rata share thereof based on Percentage Interests of all such Contributing Partners, on the terms set forth below in this Section 4.4(b)(ii). Any Unfunded Amount contributed to the Partnership by the Contributing Partner shall be deemed to be senior preferred equity (“Senior Preferred Equity Contributions”) and shall be entitled to an amount equal to a cumulative per annum return of twenty percent (20%), compounded annually to the extent not paid currently, on each dollar of a Contributing Partner’s Senior Preferred Equity Contributions, from the first day that such dollar is contributed to the Partnership pursuant to the terms of this Agreement until the date that such dollar of the Senior Preferred Equity Contribution is returned to that Contributing Partner pursuant to Section 5.2 (the “Senior Preferred Return”). In the event a Contributing Partner elects to fund the Unfunded Amount pursuant to this Section 4.4(b)(ii), such Contributing Partner shall notify the other Partners in writing upon such election. A Defaulting Partner may cause the Partnership to repay the Senior Preferred Equity Contributions, together with any accrued Senior Preferred Return, at any time, by contributing such amounts to the Partnership and directing the General Partner to distribute such amounts to the Contributing Partner(s) in accordance with Section 5.2(a)(i) and Section 5.2(a)(ii).

(iii) In addition to the foregoing, make an additional Capital Contribution to the Partnership equal to the Unfunded Amount, or if there is more than one Contributing Partner who has elected to fund pursuant to this Section 4.4(b)(iii), its pro rata share thereof based on Percentage Interests of all such Contributing Partners, whereupon (i) the Contributing Partner(s) shall be deemed to have made a Capital Contribution for all purposes hereunder (including in respect of Capital

Accounts, Carried Interest Distributions and calculations under Section 5.3) in an amount equal to one hundred and fifty percent (150%) of the amount funded and (ii) the Percentage Interests of each Partner shall be recalculated at such time pursuant to Section 4.2 such that the dilution of the deemed Capital Contribution reduces only the Percentage Interest of the Defaulting Partner and increases only the Percentage Interest(s) of the Contributing Partner(s). Further, in such event when any IPT Partner is the Defaulting Partner and to the extent such IPT Partner fails to cure the applicable default within ten (10) Business Days following receipt of written notice from the BCIMC Limited Partner, the BCIMC Limited Partner shall have the right to declare by written notice to the General Partner that each of the percentages set forth in Sections 5.2(a)(iv)(y) and 5.2(a)(v)(y) used to calculate the Carried Interest Distributions shall be decreased by multiplying each such percentage by a fraction, the numerator of which is the IPT Partners’ aggregate Percentage Interests after adjustment pursuant to this Section 4.4(b)(iii) and the denominator of which is the IPT Partners’ aggregate Percentage Interests prior to adjustment pursuant to this Section 4.4(b)(iii); and each of the percentages set forth in Sections 5.2(a)(iv)(x) and 5.2(a)(v)(x) shall be increased by a corresponding amount so that the total of the percentages set forth in Sections 5.2(a)(iv) and 5.2(a)(v) is always one hundred percent (100%).

For purposes of this Section 4.4(b), if more than one Contributing Partner elects to make a Senior Preferred Equity Contribution pursuant to clause (ii) above and/or to make an additional Capital Contribution pursuant to clause (iii) above, such Contributing Partners will fund their pro rata share, based on relative Percentage Interests, of such Senior Preferred Equity Contribution and/or Capital Contribution, as applicable, in an aggregate collective amount equal to the Unfunded Amount. If only one Contributing Partner elects to make a Senior Preferred Equity Contribution or an additional Capital Contribution, the electing Contributing Partner shall fund the Senior Preferred Equity Contribution or Capital Contribution, as applicable, in the entire amount of the Unfunded Amount.

(c) Default Date and Default Period. Subject to Section 4.4(b)(i), the day that a Partner becomes a Defaulting Partner shall be referred to herein as the “Default Date”. If any of the Contributing Partners elect the remedy set forth in Section 4.4(b)(ii), the Defaulting Partner shall be deemed to have cured the default at such time as the Contributing Partner(s) (or its Affiliate, as applicable) actually receive full repayment of their Senior Preferred Equity Contributions, including any accrued Senior Preferred Return earned thereon (the “Cure Date” being the date on which the Contributing Partner receives full repayment of the Senior Preferred Equity Contributions, including any accrued Senior Preferred Return earned thereon, and the period from the Default Date until the Cure Date (if applicable), the “Default Period”). In addition to the specific remedies set forth in this Section 4.4, the Contributing Partner(s) shall have all rights and remedies available at law and in equity arising from a Defaulting Partner’s failure to contribute its Unfunded Amount.

(d) Termination of Rights. The following rights of a Defaulting Partner under this Agreement shall terminate on the Default Date and shall only be reinstated on the Cure Date, if applicable:

(i) With respect to any Defaulting Partner: (A) the right of first opportunity in connection with a Transfer by the Contributing Partner pursuant to Section 8.1(c), (B) the right to tag-along to a Transfer by the Contributing Partner pursuant to Section 8.1(d), (C) the right to deliver a Buy-Sell Notice pursuant to Section 9.1 and (D) the right to initiate a Forced Sale pursuant to Section 9.2;

(ii) If each of (x) any BCIMC Limited Partner and (y) the Sell-Down Transferee (if applicable) is a Defaulting Partner, the General Partner shall have no further obligation to present to the Partnership potential investments pursuant to Section 6.6; and

(iii) If either IPT Partner is the Defaulting Partner and the General Partner is an Affiliate of the IPT Limited Partner, the General Partner may be removed for Cause pursuant to Section 7.4(a)(viii); provided, however, removal for such Cause shall be permitted only during the Default Period.

(e) Exclusion from the Executive Committee. During the Default Period for a Defaulting Partner, any members of the Executive Committee appointed by such Defaulting Partner, or by any other Partner that is an Affiliate of such Defaulting Partner, shall no longer be entitled to participate in any way in the affairs of the Executive Committee and shall not be counted toward a quorum.

4.5 Capital Accounts. The Capital Contributions of each Partner shall be credited to such Partner’s “Capital Account.” A Partner’s Capital Account also shall be credited with the amount of income and gain of the Partnership allocable to the Partner under Section 5.4 and Exhibit A attached hereto (including any income and gain exempt from tax), and shall be debited with (a) such Partner’s share of all Partnership distributions and (b) the amount of losses and deductions allocated to such Partner under Section 5.4 and Exhibit A attached hereto (including any income and gain exempt from tax). Capital Accounts shall be maintained and adjusted in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Treasury Regulations and the more detailed rules set forth in Exhibit A attached hereto. A Partner shall be considered to have only one Capital Account. Any permitted transferee (pursuant to the terms hereof) of all or any portion of an Interest shall succeed to the portion of the Capital Account relating to the Interest transferred.

4.6 No Interest on, or Right to Return of Capital Contributions or Capital Account. No Partner shall be entitled to receive any interest on its Capital Contributions or its outstanding Capital Account balance. Except upon the dissolution and termination of the Partnership to the extent provided herein, or as otherwise specifically provided in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of its Capital Contribution or its Capital Account.

4.7 Cash Contributions. All Capital Contributions to the Partnership by the Partners shall be in cash denominated in U.S. dollars.

ARTICLE 5

DISTRIBUTIONS AND ALLOCATIONS

5.1 Defined Terms. For purposes of Article 5, the Partners have set forth certain terms and definitions in Exhibit J, which is incorporated by reference and attached hereto; all references herein to Section 5.1 shall be referred to Section 5.1 in Exhibit J.

5.2 Distributions. The Partners have set forth the terms of distribution in Exhibit J, which is incorporated by reference and attached hereto; all references herein to Section 5.2 shall be referred to Section 5.2 in Exhibit J.

5.3 Carried Interest Amount. The Partners have set forth the terms of the Carried Interest Amount in Exhibit J, which is incorporated by reference and attached hereto; all references herein to Section 5.3 shall be referred to Section 5.3 in Exhibit J.

5.4 Timing of Distributions.

(a) Quarterly Distributions. For purposes of Section 5.2, Cash Available for Distribution (other than proceeds from a sale, exchange or other disposition of assets or from a refinancing or other borrowing) shall be distributed at least quarterly within sixty (60) days after the end of each fiscal quarter. Cash Available for Distribution also may be distributed at such other time or times as the General Partner may decide in anticipation of the quarterly-end determination thereof, and any such distributions shall be subject to quarterly-end adjustment based on the amount of Cash Available for Distribution ultimately determined to be available for distribution with respect to such quarter.

(b) Sales Proceeds and Refinancing Proceeds. For purposes of Section 5.2 and subject to Section 5.4(d), Cash Available for Distribution derived from a sale, exchange or other disposition of assets (including condemnation proceeds) or from a refinancing or other borrowing shall be distributed within ten (10) Business Days following receipt of such proceeds by the Partnership.

(c) Sale of All or Substantially All Assets. Cash Available for Distribution derived from the sale of all or substantially all of the assets of the Partnership (or of all of the Investment Entities) will be distributed to the Partners as provided in Section 10.2(a).

(d) Investment of Cash Available for Distribution. Pending distribution, funds held by the Partnership that are required to be distributed pursuant to Section 5.2 may, in the General Partner’s discretion, be invested in cash (or cash equivalents), interest bearing accounts, money market funds or instruments or other liquid securities that are intended to provide for the preservation of capital.

5.5 Allocations. All items of income, gain, deduction and loss of the Partnership shall be allocated among the Partners in accordance with the provisions of Exhibit A attached hereto.

5.6 No Violations. Notwithstanding anything in this Agreement to the contrary, the Partnership shall make no distribution that violates the Act.

5.7 Withholding.

(a) Requirements. The Partnership shall comply with withholding requirements under United States federal, state and local law and shall remit amounts withheld to, and file required forms with, the applicable jurisdictions. To the extent the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be treated as a distribution to that Partner in the amount of the withholding. In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction, and not against the Partnership. If the amount withheld or required to be withheld was not withheld from actual distributions, the Partnership may, at its option, (i) require the Partner to reimburse the Partnership for such withholding or (ii) reduce any subsequent distributions by the amount of such withholding. Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations. Each Partner will indemnify the General Partner and the Partnership against any losses and liabilities (including, without limitation, interest and penalties) related to any withholding obligations with respect to allocations or distributions made to it by the Partnership other than amounts resulting from the Partnership’s failure to timely pay over any amounts withheld or to timely file any returns.

(b) Exemptions. The Partnership will use commercially reasonable efforts to minimize or eliminate any withholding tax imposed by any jurisdiction on any amounts distributable by the Partnership to the Partners, including under Sections 1471 and 1472 of the Code, to the extent permissible pursuant to applicable law. The General Partner shall use commercially reasonable efforts to assist each Partner to obtain any exemption, exclusion, credit or refund associated with the taxation (including, without limitation, withholding tax) of any amounts distributable to the Partner (“Exemption”) for which the Partnership or the Partner qualifies, in each case at such Partner’s expense. In addition, the General Partner shall use commercially reasonable efforts to cooperate with and assist each Partner in obtaining available information for such Partner to make filings, applications or elections to obtain the Exemption at such Partner’s expense. If, and to the extent, reasonably requested in writing by a Partner, and at the expense of the requesting Partner, the General Partner shall use commercially reasonable efforts to cause such filings, applications or elections to be prepared and filed on the Partner’s behalf with respect to Exemptions from withholding or other tax arising out of the Partner’s Interest. The General Partner acknowledges that, absent a change in law or the administrative or judicial interpretation thereof, it does not intend to withhold taxes under Sections 1445 and 1446 of the Code with respect to the BCIMC Canadian Limited Partner’s share of any gains from the disposition of an Investment Entity on the basis that each Investment Entity qualifies as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4) of the Code; provided that each BCIMC Canadian Limited Partner provides the Partnership with any necessary forms and all other documentation and representations reasonably requested by the General Partner to avoid such withholding and provided that the General Partner is not otherwise required to withhold such taxes by an applicable tax or other governmental authority. In connection with the foregoing each BCIMC Canadian Limited Partner represents and warrants that it holds, in aggregate, less than 50% of the Interests.

(c) Withholding Notices. The Partnership shall use commercially reasonable efforts to (i) give reasonable notice prior to any withholding to any taxing authority on behalf of a Partner, and (ii) give such Partner the reasonable opportunity to provide such applicable forms, information returns or other documentation, in form and substance satisfactory to the General Partner in its reasonable discretion, to establish an exemption from withholding with respect to the Partner under the laws of the applicable taxing jurisdiction; provided, that such documentation shall be provided to the General Partner no later than two (2) Business Days prior to the date that withholding would otherwise be required. Notwithstanding the foregoing, nothing herein shall prevent the Partnership from withholding on any distributions in respect of a Partner if the General Partner determines in its reasonable discretion that withholding is required under applicable law.

(d) Tax Status of BCIMC Canadian Limited Partner.

(i) The BCIMC USA Limited Partner will provide the General Partner with a duly-completed IRS Form W-9 certifying as to its eligibility for any available exemption from or reduction in withholding taxes.

(ii) Each BCIMC Canadian Limited Partner has informed the General Partner that it is generally exempt from U.S. federal income tax on U.S. source dividends (other than capital gain dividends taxable under Section 897(h)(1) of the Code) and interest by reason of being a company, organization or other arrangement, described in either subsection 3(a) or subsection 3(b) of Article XXI (3) of the income tax treaty between the United States and Canada (the “Treaty”).

(iii) Each BCIMC Canadian Limited Partner will provide the General Partner with a duly-completed IRS Form W-8EXP and/or IRS Form W-8BEN-E certifying as to its eligibility for such exemption or reduced withholding, as the case may be.

(iv) Under existing law and assuming each BCIMC Canadian Limited Partner provides the IRS forms (and any applicable renewals, updates, or successors to such forms under applicable law) described in the preceding clause (iii) on a timely basis, the General Partner does not intend to withhold from any distribution to the BCIMC Canadian Limited Partner where such distribution is made in respect of a BCIMC Canadian Limited Partner’s distributive share of U.S. source dividends or interest, other than withholding required as a result of the application of Section 897(h)(1) of the Code to any such distributions.

ARTICLE 6

MANAGEMENT AND EXPENSES

6.1 Management. The general day-to-day activities of the Partnership shall be conducted by the General Partner. Subject to Section 6.2, the General Partner may appoint, contract or otherwise deal with any Person, including its Affiliates, that the General Partner deems reasonably necessary or appropriate for the conduct of the business and affairs of the Partnership. During the Term, Dwight Merriman, Dave Fazekas and J.R. Wetzel shall be designated as the “Key Persons” and (i) shall devote substantially all of their business time to the day-to-day operations and affairs of Industrial Income Trust, Inc. (“IIT”), IPT and other industrial-related investments or vehicles sponsored by IIT, IPT or Affiliates of the sponsor of IIT or IPT, and (ii) shall devote a sufficient amount of their time to the day-to-day operations of the Partnership necessary for the effective and efficient performance of the duties and obligations of the General Partner. If any two (2) of the Key Persons cease to so devote such time (a “Key Person Event”), the IPT Partners may designate as a substitute Key Person, (x) once during the Term, any of Tom McGonagle, Evan Zucker or Scott Recknor (on a permanent or interim basis), or (y) any other individual who does so devote his/her time, subject to the approval of the BCIMC Limited Partner (which shall not be unreasonably withheld, conditioned or delayed if the proposed replacement has substantially similar or greater experience in acquiring and managing industrial properties in the United States as Dwight Merriman). If the IPT Partners fail to designate a permitted or approved replacement Key Person within sixty (60) days after a Key Person Event, the Investment Period shall be deemed to have expired.

(b) General Authority Vested in General Partner. Subject to the restrictions and limitations set out in this Agreement (including the rights of the Executive Committee as described in Section 6.2 with respect to Major Decisions) and in the non-waivable provisions of the Act, the General Partner (x) shall have the exclusive right and power to manage the Partnership on a day-to-day basis, conduct the business and affairs of the Partnership, and to do all things necessary or desirable to carry on the business of the Partnership in accordance with the provisions of this Agreement and applicable law (with the provisions of this Agreement controlling over applicable law to the fullest extent permitted at law), and (y) is hereby authorized to take any action of any kind and to do anything and everything it reasonably deems necessary or appropriate in accordance therewith, including, without limitation, to undertake any of the following on behalf of the Partnership:

(i) execute, deliver and perform any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the acquisition, development, financing, management, maintenance, operation, sale, exchange, leasing or other disposition of the Partnership’s properties and assets;

(ii) borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership; provided, however, that in connection with the borrowing of money on a nonrecourse basis, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

(iii) engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of, the purposes and objectives of the Partnership, as may be lawfully carried on or performed by a limited partnership under the laws of the State of Delaware, and in each state where the Partnership has been qualified to do business; and

(iv) take such actions (including, without limitation, amending this Agreement) or decline to take such actions as the General Partner determines in its sole discretion are advisable or necessary, based upon advice of counsel to the Partnership, (A) to preserve the tax status of the Partnership as a partnership for Federal income tax purposes or (B) to conform this Agreement to either (I) the Act, or (II) provisions of the Code or the Treasury Regulations relating to taxation of partners and partnerships and real estate investment trusts, including, without limitation, any changes thereto.

(c) Role of Limited Partners. Except to the extent provided in this Agreement, the Limited Partners shall not participate in or have any control whatsoever over the Partnership’s business or have any authority or right to act for or bind the Partnership. The authority to conduct the business of the Partnership shall be exercised only by the General Partner. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement, subject to the restrictions and limitations set forth in this Agreement or the Act.

(d) Reliance Upon Certificate. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed on behalf of the General Partner, thereunto duly authorized, as to:

(i) the identity of the General Partner or the Limited Partners;

(ii) the existence or non-existence of any fact or facts which constitute a condition precedent to the acts by the General Partner or in any other manner germane to the affairs of the Partnership;

(iii) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; and

(iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

6.2 Restrictions on Authority of the General Partner. The Partners have set forth certain restrictions on the authority of the General Partner in Exhibit K, which is incorporated by reference and attached hereto; all references herein to Section 6.2 shall be referred to Exhibit K.

6.3 Duties and Obligations of the General Partner.

(a) Duties. The General Partner shall act in good faith to take all action which may be reasonably necessary or appropriate for the acquisition, development, maintenance, preservation, management and operation of the properties and assets of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations with the skill, care, prudence and diligence that a competent and prudent real estate professional in a similar position would use under similar circumstances, consistent with then prevailing standards of general partners performing similar duties in relation to properties and assets comparable to the properties and assets of the Partnership (all of the foregoing being referred to as the General Partner’s duty of “Due Care”), it being understood and agreed, however, that the General Partner may contract with third parties or its Affiliates for the direct performance of the general day-to-day management and operational services for the Partnership, certain of the costs of which shall be paid by the General Partner pursuant to Section 6.4(b); provided, that the General Partner shall not be required to perform any other services outside of the scope of this Agreement unless the expense related thereto is included in an Approved Partnership Budget. The standard of Due Care shall apply to all duties, obligations, liabilities, powers and authority of the General Partner. The express reference in any provision of this Agreement to the standard of Due Care shall not be construed to mean that the standard of Due Care does not apply to any and all other duties, obligations, liabilities, powers and authority of the General Partner. The General Partner’s specific duties shall include the following:

(i) identifying potential Core Investments, Development Investments and Value-Add Investments in the Primary Markets;

(ii) negotiating, entering into, monitoring and enforcing, development agreements, architectural and construction contracts on behalf of the Investment Entities;

(iii) conducting due diligence in respect of any Proposed Investment with respect to matters including, without limitation, financial condition, entitlements, environmental, physical condition, survey and title;

(iv) establishing and maintaining development budgets and completion schedules for Development Investments;

(v) using commercially reasonable efforts to maximize Cash Available for Distribution in a manner consistent with the General Partner’s rights and obligations under this Agreement;

(vi) keeping the Executive Committee informed on a regular basis of the material financial, operational and physical condition of the Investments;

(vii) overseeing and participating as required with development accounting, construction draw management and other accounting functions for Development Investments on behalf of the Partnership;

(viii) preparing annual budgets and annual business plans for the Partnership;

(ix) overseeing third-party property management arrangements, leasing and project or construction management activities (where applicable) for the Investments and selecting property managers, leasing agents and construction managers (where applicable) on behalf of the Investment Entities;

(x) monitoring and supervising the performance by the Partnership and each Investment Entity of its respective obligations pursuant to all contracts to which the Partnership or any Investment Entity is a party or bound by and negotiating change orders in connection with any Development Investments;

(xi) overseeing and participating as required with negotiating, entering into, monitoring and enforcing, leases on behalf of the Investment Entities;

(xii) coordinating annual valuations of the Partnership’s Investments in accordance with Section 11.1(c);

(xiii) if the Executive Committee has Approved the acquisition of an Investment, using commercially reasonable efforts to consummate such acquisition, including negotiating the terms of, and supervising the preparation and review of, all documents necessary for such transaction;

(xiv) monitoring market conditions and advising the Executive Committee at such times as it believes it is appropriate to dispose of an Investment or a portion thereof (through the sale of the relevant Investment Entity);

(xv) if the Executive Committee has Approved the disposal of an Investment, (A) preparing market analysis to assist in determining the asking price, preparing a confidential memorandum concerning the Investment to be disposed of and coordinating the marketing of the Investment; and (B) once a purchaser has been identified, using commercially reasonable efforts to consummate such disposal (through the sale of the relevant Investment Entity), including negotiating the terms of, and supervising the preparation and review of, all documents necessary for such transaction;

(xvi) preparing and submitting proposals for any expansion, redevelopment, or renovation of any Investment when and as it deems reasonably appropriate;

(xvii) overseeing Unrelated Third Party development and construction management activities (where applicable);

(xviii) performing quarterly and annual reporting pursuant to Section 11.1 for the Partnership and the Investment Entities and coordinating the auditing of the annual consolidated financial statement of the Partnership and the Investment Entities;

(xix) monitoring market conditions and advising the Executive Committee at such times as it believes it is appropriate to finance or refinance an Investment Entity or Investment or a portion thereof when and as it deems reasonably appropriate;

(xx) if the Executive Committee has Approved a financing or refinancing, identifying potential sources of financing and using commercially reasonable efforts to consummate such financing, including negotiating the terms of, and supervising the preparation and review of, all documents necessary for such transaction and thereafter taking commercially reasonable steps to comply with the terms of such financing;

(xxi) performing cash management in accordance with Section 11.3 and distributing Cash Available for Distribution pursuant to the terms of this Agreement;

(xxii) using commercially reasonable efforts to obtain and maintain all operating licenses and permits, and apply for any entitlements or zoning variations on behalf of the Partnership or the Investment Entities which are necessary or advisable for the conduct of the business of the Partnership;

(xxiii) executing and delivering any certificates, instruments or other agreements in connection with the issuance of any legal opinion;

(xxiv) performing any and all such other services of a general asset management nature, exercising Due Care; and

(xxv) using commercially reasonable efforts to enable each Investment Entity to qualify as a “real estate investment trust” for U.S. federal income tax purposes within the meaning of section 856 of the Code.

(b) Partnership Budget.

(i) No later than November 1 of each year, the General Partner shall prepare and submit to the Executive Committee, for its consideration and approval as a Major Decision pursuant to Section 6.2(c), a draft annual budget consistent with the provisions of this Agreement for the Partnership for the forthcoming calendar year relating to Investments owned by Investment Entities as of September 30 of the current year (other than those for which existing approved budgets are not yet in place pursuant to Section 6.3(b)(ii) below), as well as for due diligence, engineering, entitlement and similar pursuit costs for potential investments, together with all assumptions, supporting materials, financial and other information and explanations about the operations of the Partnership and the Investment Entities reasonably necessary to allow the Executive Committee to make an informed decision about the draft budget, including historical and expected operating revenues and expenses and historical and expected capital expenditures and projected operating income and expenses and capital expenditures for any Investments and Approved Investments (collectively, the “Supporting Materials”). The General Partner shall provide any additional information reasonably requested by any member of the Executive Committee in connection with the budget review process promptly following such request and the Executive Committee shall have reasonable access during normal business hours of the General Partner to the General Partner’s management personnel to obtain and discuss such information. No less than fifteen (15) Business Days after delivery of the draft annual budget described above (or such other date Approved by the Executive Committee), the General Partner shall call a meeting of the Executive Committee for the purpose of considering and approving such draft annual budget (the “Initial Budget Approval”). Within ten (10) Business Days after the Initial Budget Approval, the General Partner shall prepare and submit to the Executive Committee, for its consideration and approval as a Major Decision pursuant to Section 6.2(c), a full Partnership budget by adding the initial budget approval partnership level expenses such as general and administrative expenses and GP Fees and shall set a date for a meeting of the Executive Committee for the purpose of considering and approving such draft annual budget, with the objective of finalizing the Approved Partnership Budget no later than December 31. The General Partner shall consider in good faith, but without any obligation to make, any suggested changes and adjustments to the draft annual budget proposed by any member of the Executive Committee (other than changes that are inconsistent with the manner in which GP Fees are computed in accordance with Exhibit D), and if any changes are made by the General Partner to the draft annual budget prior to its approval, the General Partner shall submit a revised annual budget to the Executive Committee for its consideration and approval as a Major Decision pursuant to Section 6.2(c), together with any new, additional or updated Supporting Materials (not previously provided) that are reasonably necessary for the Executive Committee to make an informed decision about the revised draft annual budget. If the Executive Committee rejects the draft annual budget for any calendar year that is submitted to it for approval as a Major Decision pursuant to Section 6.2(c), then not later than fifteen (15) Business Days after such rejection, the General Partner shall prepare and submit to the Executive Committee, for its consideration and approval as a Major Decision pursuant to Section 6.2(c), either the same or a revised draft of the annual budget for such year, incorporating any such changes the General Partner elects to make based upon its good faith consideration of any feedback and comments provided on the prior draft annual budget by a member of the Executive Committee to the General Partner (other than changes that are inconsistent with the manner in which GP Fees are computed in accordance with Exhibit D). Upon the Approval of the full draft budget by the Executive Committee pursuant to Section 6.2(c), such budget shall become the Approved Partnership Budget for all purposes under this Agreement and shall supersede any prior Approved Partnership Budget; provided, however, if the members of the Executive Committee are unable to agree on an annual budget, the prior year’s Approved Partnership Budget shall continue in effect (save and except in respect of non-recurring line items), adjusted by uncontrollable costs (such as, insurance, taxes and utilities), inflation and the requirements of tenant leases entered into by the Investment Entities. The failure of the Executive Committee to Approve two (2) consecutive annual budgets within the time periods set forth in this Section 6.3(b)(i) shall be deemed to be a Deadlock Event.

(ii) The General Partner shall be authorized to make the expenditures and incur the obligations set forth in, and otherwise implement, the then Approved Partnership Budget.

(c) Filings. The General Partner shall take such action as may be necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or owns property or in which such formation or qualification is necessary in order to protect the limited liability of each Limited Partner or in order to continue in effect such formation or qualification. If required by law, the General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including, without limitation, limited partnership and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are necessary to reflect the identity of the Partners and the amounts of their respective Capital Contributions.

(d) Partnership Tax Returns. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (including any extensions thereof) any Federal, state or local tax returns required to be filed by the Partnership.

(e) Appraisals.

(i) The General Partner shall cause a nationally recognized MAI appraiser with experience in appraising the value of real estate having a similar character to and in a similar geographic location as the Investments (a “Qualified Appraiser”)

to value (A) each Development Investment and Value-Add Investment within the calendar year following the date of Stabilization of each such Development Investment and Value-Add Investment and annually thereafter and (B) each Core Investment within the calendar year following the date of the acquisition of each such Core Investment and annually thereafter, in each case at the expense of the Partnership. The General Partner shall direct the appointed Qualified Appraiser to finalize each such appraisal no later than two (2) weeks prior to the end of the calendar year in which such appraisal is being conducted (the “Appraisal Date), and to reflect an effective date of such valuation as of December 31 of such calendar year; provided, that the General Partner shall have no liability with respect to the failure of such Qualified Appraiser to finalize any such appraisal by the Appraisal Date. The General Partner shall deliver to the BCIMC Limited Partner any appraisal commissioned pursuant to this Section 6.3(e)(i) upon the written request of the BCIMC Limited Partner.

(ii) In addition, no more than 180 days prior to the Calculation Date, the General Partner shall value the entire Portfolio (the “Portfolio Appraisal”) by either (A) aggregating the values of the last annual appraisals commissioned pursuant to Section 6.3(e)(i) or (B) commissioning a Qualified Appraiser to value the entire Portfolio (by aggregating the value of each Investment) and, in either case, subject to clause (iii) below, such Portfolio Appraisal shall be binding on the Partnership and the Partners absent manifest error or fraud. The Portfolio Appraisal performed pursuant to this Section 6.3(e)(ii) shall be deemed to have been performed by the “GP Appraiser”. The Portfolio Appraisal shall be used to determine the Appraised Value of the Portfolio (including, without limitation, the Carried Interest Distribution) in accordance with Section 5.3.

(iii) Within ten (10) Business Days following the receipt of the Portfolio Appraisal, the BCIMC Limited Partner shall provide written notice (the “Appraisal Notice”) to the General Partner electing to (x) agree to the Portfolio Appraisal or (y) reject the Portfolio Appraisal. In the event the BCIMC Limited Partner rejects the Portfolio Appraisal, the BCIMC Limited Partner shall select, approve and appoint a Qualified Appraiser to value the entire Portfolio (by aggregating the value of each Investment) as of the effective date of the General Partner’s proposed Portfolio Appraisal (the “LP Appraiser”) within five (5) Business Days following the General Partner’s receipt of the Appraisal Notice (the “LP Appraiser Appointment Period”) by providing notice to the General Partner of such appointment (the “LP Appraiser Notice”). If the BCIMC Limited Partner fails to appoint the LP Appraiser within the LP Appraiser Appointment Period, the Portfolio Appraisal shall be conclusive on the Partners. If both the GP Appraiser and the LP Appraiser are appointed, then the GP Appraiser and the LP Appraiser shall thereafter appoint a third (3rd) Qualified Appraiser (the “Independent Appraiser” and, together with the GP Appraiser and the LP Appraiser, collectively, the “Appraisers”) and give notice thereof to the Partners within ten (10) days following the General Partner’s receipt of the LP Appraiser Notice (the “Independent Appraiser Appointment Period”). If the GP Appraiser and the LP Appraiser fail to appoint the Independent Appraiser within the Independent Appraiser Appointment Period, any Partner may petition a court of competent jurisdiction to appoint the Independent Appraiser.

(iv) Each of the Appraisers shall promptly fix a time for the completion of the Portfolio Appraisal, which shall not be later than thirty (30) days from the appointment of the Independent Appraiser. The Appraisers shall determine the Portfolio Value as of the effective date of the General Partner’s proposed Portfolio Appraisal by determining the fair market value of the assets to be appraised (other than cash in Partnership accounts), such being the fairest price estimated in the terms of money which the Partnership could obtain if such assets were sold, for all cash, in the open market allowing a reasonable time to find a purchaser who purchases such assets with knowledge of the business of the Partnership and such assets. If the Appraisers are not able to agree upon a single Portfolio Value as of the effective date of the General Partner’s proposed Portfolio Appraisal, each shall render its own Portfolio Value as of the effective date of the General Partner’s proposed Portfolio Appraisal. Upon submission of the appraisals setting forth the opinions as to the Portfolio Value, if the highest value submitted by the Appraisers is not more than 105% of the lowest value submitted by the Appraisers, then the average of the values proposed by the Appraisers shall constitute the “Portfolio Value”; provided, that if the highest value submitted by the Appraisers is more than 105% of the lowest value submitted by the Appraisers, then the average of the two appraisals closest in value shall constitute the “Portfolio Value”.

(v) If the GP Appraiser, the LP Appraiser and the Independent Appraiser are appointed, the General Partner shall pay for the services of the GP Appraiser, the BCIMC Limited Partner and/or the Sell-Down Transferee (if applicable) shall pay for the services of the LP Appraiser and the cost of the services of the Independent Appraiser shall be paid by the Partners pro rata in accordance with their Percentage Interests. The costs of the services of the Partnership’s accountants, if applicable, shall be paid by the Partnership.

(vi) As used herein, “Appraised Value” of an asset or assets means, as the context so provides, the value of such asset(s) as determined by appraisal. For any Investment which has been acquired by the Partnership but has not yet been appraised by a Qualified Appraiser, the acquisition and development cost paid by the Partnership for the Partnership’s interest in such Investment shall, for all purposes of this Agreement, be deemed to be its value established pursuant to this Section 6.3(e) until such time as such Investment is appraised in accordance with this Section 6.3.

(f) Limitations on Liability of General Partner. The General Partner shall have no liability hereunder, and shall not be in breach of its obligations hereunder, if the General Partner is unable to take any action or perform any duty which would otherwise be required hereunder to the extent that (i) such inability to act was caused by the action or failure to act of the Limited Partners that are not Affiliates of the General Partner, (ii) such inability to act resulted from a lack of available funds (provided the General Partner has issued Capital Call Notices for such funds in accordance with Article 4), (iii) such action or omission would have been reasonably expected to violate any law, or (iv) such action or omission was based on the advice of reputable counsel or other consultant with knowledge of such matter selected by the General Partner with Due Care.

6.4 Fees; Expenses.

(a) Fees. The Partnership shall pay to the General Partner the fees (the “GP Fees”) as compensation for providing services in managing the activities of the Partnership specifically enumerated in Section 6.3(a) (or where applicable providing such services to the Investment Entities) pursuant to and as and when set forth on Exhibit D attached hereto; provided, however, the General Partner may direct the Partnership to pay directly any of such GP Fees directly to an Unrelated Third Party or Affiliate.

(b) General Partner Expenses. Subject to Section 6.4(c), the General Partner shall be responsible for all the overhead expenses of performing the duties as described in Section 6.3(a), including without limitation, compensation for its employees, rent, utilities and other general internal expenses. The costs of forming the Partnership shall be funded by the Partners, pro rata, in accordance with their respective Percentage Interests.

(c) Expenses of the Partnership. The Partnership (or the Investment Entities, as applicable) shall bear all expenses in any Fiscal Year (other than those expressly related to the duties of the General Partner for which it receives the GP Fees pursuant to Section 6.4(a) above), including Unrelated Third Party expenses relating to the performance of those duties described in clauses (xii), (xviii) and (xxv) of Section 6.3(a), Section 6.3(d), Section 6.3(e), Section 6.8 and expenses associated with any transactions outside the Partnership’s (or the Investment Entities’) general day-to-day operations, such as due diligence and other pursuit costs, any acquisitions, development activities, financing transactions, sales of assets, mergers, acquisitions and the like (such as accounting, engineering, consulting, environmental consulting, entitlement, brokerage, financing, legal costs and expenses), and including, without limitation, construction, repairs, replacements, the preparation of financial statements, property-level audits, annual valuations, tax returns and K-1s and tax compliance activities for the Investment Entities (collectively, “Partnership Expenses”); provided, however, that a reasonable allocation of the internal time of employees of the General Partner or its Affiliates for legal services, coordinating annual valuations, tax and REIT compliance activities, financing activities and the preparation of reporting packages or reconciliations, in each case in respect of the Investment Entities or the Investments, shall be deemed to be Partnership Expenses to the extent such expenses are included in the Approved Partnership Budget or otherwise Approved by the Executive Committee, it being understood that the General Partner shall have no obligation to oversee or provide the foregoing activities unless there exists an Approved Partnership Budget for the internal time of employees of the General Partner or its Affiliates performing the same. Notwithstanding the foregoing, any costs or expenses incurred by the Partnership or the Investment Entities in connection with establishing and maintaining the REIT status of the Investment Entities shall be borne entirely by the BCIMC Limited Partner, except to the extent the Sell-Down Transferee requires similar REIT services and structural considerations, in which case, such costs and expenses shall be borne by the Partnership.

(d) To the extent that any financing is obtained by the Partnership or any Investment Entity, the General Partner shall have the right, in its sole and absolute discretion, but not an obligation, to provide (or cause one or more of its Affiliates to provide), any guaranties, indemnities or other credit enhancement as may be required by the lender providing such financing (each, a “Guaranty”); provided, that any such Guaranty shall be Approved by the Executive Committee in accordance with Section 6.2 (after taking into account the Partners’ obligations pursuant to Section 4.3(c)(iv) and any limitation on the deductibility of interest). In the event the General Partner or any of its Affiliates (but not the BCIMC Limited Partner or the Sell-Down Transferee) provides a Guaranty, the General Partner shall be entitled to an annual guarantee fee from the Partnership as set forth on Exhibit D (a “Guaranty Fee”), paid by January 15 of each year and shall be payable in arrears based the applicable averages as of December 31 of the prior year. In the event the Partnership does not pay all or any portion of any Guaranty Fee, such unpaid Guaranty Fee or portion thereof shall accrue interest at a rate of five percent (5%) per annum until paid. Under no circumstances shall any Partner or any of their respective Affiliates have any obligation to provide any Guaranty.

6.5 Permitted Other Activities.

Subject to Section 6.6, any Partner may engage independently or with others in other business ventures of every nature and description. Except as otherwise expressly provided herein, nothing in this Agreement shall be deemed to prohibit any Affiliate of a Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or an Investment Entity or from providing services relating to the purchase, sale, financing, management, development, operation, leasing or disposition of industrial-type facilities and receiving compensation therefor, even if competitive with the business of the Partnership or the Investment Entities. Except to the extent provided for under this Agreement, no Partner shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, even if competitive with the business of the Partnership hereunder or any of the Investment Entities.

6.6 Presentation of Investments.

The Partners have set forth certain terms relating to the presentation of Investments in Exhibit L, which is incorporated by reference and attached hereto; all references herein to Section 6.6 shall be referred to Exhibit L.

6.7 Limitations on Liability; Indemnification.

(a) Extent of Liability. Except as otherwise described in the Act, the Limited Partners shall not be liable for any debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise described in the Act or this Agreement, each Limited Partner has no liability in excess its share of the Partnership’s assets and undistributed profits. No Limited Partner shall be required to lend any funds to the Partnership or to pay to the Partnership, any Partner or any creditor of the Partnership any portion or all of any negative balance of such Limited Partner’s Capital Account. None of the members of the Executive Committee shall be liable for any losses sustained or liabilities incurred as a result of any act or omission of any of such members.

(b) Indemnification by the Partnership of the General Partner. The Partnership shall indemnify and hold harmless the General Partner and its Affiliates and their respective partners, officers, directors, employees, representatives, agents and Controlling Persons (individually, in each case, a “GP Indemnitee”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, including, without limitation, any of the foregoing relating to any guaranties of Indebtedness of the Partnership or the Investment Entities (“Losses”), in which the GP Indemnitee may be involved or threatened to be involved as a party or otherwise, arising out of or incidental or relating to the business or activities of the Partnership or relating to this Agreement, except to the extent that such Losses were caused by, as to the General Partner or any GP Indemnitee, (i) Willful Bad Acts or (ii) gross negligence. The termination of any action, suit or proceeding other than by a settlement or judgment on the merits or a conviction (for example, termination by a plea of nolo contendere or its equivalent) shall not, in and of itself, create a presumption that the General Partner’s conduct did constitute Willful Bad Acts or gross negligence. A Limited Partner shall be solely responsible to the Partnership for any Losses relating to any guaranties of Indebtedness of the Partnership or the Investment Entities to the extent that such Limited Partner or any of its Affiliates causes recourse liability for any GP Indemnitee in respect of such guaranties arising out of such Limited Partner’s (i) Willful Bad Acts or (ii) gross negligence.

(c) Indemnification by the General Partner. The General Partner shall indemnify and hold harmless the Partnership (or, without duplication, the Limited Partners and the Investment Entities) and each of their respective officers, directors, employees, representatives, agents, Controlling Persons and Affiliates (individually, in each case, an “LP Indemnitee”) and the members of the Executive Committee (and the equivalent members of the boards of the Investment Entities) (each an “EC Indemnitee” and, collectively with the LP Indemnitees and the GP Indemnitees, the “Indemnitees”) to the fullest extent permitted by law from and against any and all Losses to the extent caused by the Willful Bad Acts or gross negligence by the General Partner or any GP Indemnitee.

(d) Indemnification of Limited Partners and Executive Committee by the Partnership. To the extent that Section 6.7(c) (i) is not applicable, or (ii) if applicable, is not sufficient to cover all Losses to the extent caused by the Willful Bad Acts or gross negligence by the General Partner or any GP Indemnitee, the Partnership shall indemnify and hold harmless the LP Indemnitees and EC Indemnitees to the fullest extent permitted by law from and against any and all Losses arising out of their role as limited partners of the Partnership or members of the Executive Committee, respectively, except to the extent such Losses are a result of the Willful Bad Acts of any such LP Indemnitee or EC Indemnitee.

(e) Defense Costs. Expenses incurred by any of the Indemnitees in defending any claim, demand, action, suit or proceeding subject to Sections 6.7(b) and (d), from time to time, upon request by the Indemnitee shall be advanced by the Partnership prior to the settlement or judgment of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount promptly, with interest calculated at the rate equal to two (2) percentage points above the “Federal Short-Term Rate” as defined in Section 1274(d)(1)(c)(i) of the Code, as amended (or any successor to such section) or the maximum rate permitted under applicable law, whichever is less, calculated upon the outstanding principal balance of such amount, if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified pursuant to this Agreement.

(f) Priority. The payment by the Partnership of any amounts pursuant to Sections 6.7(b) and (d) shall be first made from any existing cash reserves of the Partnership or the Investment Entities, as applicable.

(g) Non-Exclusive Rights. The rights provided by Sections 6.7(b), (c) and (d), shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement in writing or as a matter of law or equity shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee, and shall survive the termination of this Agreement.

(h) Insurance. The General Partner shall cause the Investment Entities to be covered by such property, casualty, general liability and environmental insurance in connection with the business or activities of the Partnership hereunder and the Investment Entities exercising Due Care. Each insurance policy shall name as additional insureds the Partnership, the General Partner, the members of the Executive Committee and such other Persons as the General Partner shall determine. The cost of any such insurance shall be an expense of the Partnership for purposes of Section 6.4. Notwithstanding the foregoing, fidelity bonds or insurance, or errors and omissions insurance, or other insurance not falling within the first sentence hereof, shall be obtained and maintained on behalf of the General Partner at the General Partner’s expense unless otherwise Approved by the Executive Committee.

(i) No Disqualification. An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(j) No Third Party Rights. The provisions of this Section 6.7 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

(k) Third Party Opinions. In discharging its obligations under this Agreement, the General Partner may obtain an opinion, appraisal or examination by independent counsel, appraiser, accountant or other expert, if appropriate, upon which the General Partner and the members of the Executive Committee shall be entitled to rely, to the extent reasonable, for matters within the expertise of the Person providing or rendering the same.

6.8 Designation of Tax Matters Partner.

(a) Designation. The General Partner shall designate a person (which may be the General Partner) to act as the “Tax Matters Partner” of the Partnership, as provided in Treasury Regulations pursuant to Section 6231 of the Code, as in effect for taxable years beginning before December 31, 2017, and as the “partnership representative” (as defined in Code §6223(a), as in effect for taxable years beginning after December 31, 2017, and the Treasury Regulations thereunder) of the Partnership and the General Partner is authorized to take such other actions necessary under the Treasury Regulations or other guidance to cause the General Partner to be designated as the “partnership representative”. Notwithstanding Code §6223(a), the authority of the “partnership representative” shall be limited to those actions provided in Section 6.8(d) unless otherwise approved by the Partners, such approval not to be unreasonably withheld, conditioned or delayed. Each Partner hereby (i) approves of the General Partner’s authority to make such designation and (ii) agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such designation.

(b) Information to be Supplied to IRS. To the extent and in the manner provided by applicable Code sections and Treasury Regulations thereunder, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each Partner (or assignee) to the Internal Revenue Service (the “IRS”).

(c) IRS Proceedings. To the extent and in the manner provided by applicable Code sections and Treasury Regulations thereunder, the Tax Matters Partner shall use commercially reasonable efforts to keep each Partner informed of administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to herein as a “Tax Audit” and such judicial proceedings being referred to herein as “Judicial Review”). In addition, upon receipt by the Tax Matters Partner of any written notice, request, inquiry or statement of a material nature from the IRS in connection with an examination of the Partnership involving a potential income tax liability for any of the Partners, the Tax Matters Partner shall promptly send each Partner a copy of the documents so received. If the Tax Matters Partner intends to respond in writing to any such documents received from the IRS, the Tax Matters Partner shall use commercially reasonable efforts to provide a copy of its proposed response to all other Partners before such response is to be submitted to the IRS and shall consider in good faith any comments received from other Partners with respect to such proposed response.

(d) Authorized Actions of Tax Matters Partner. The Tax Matters Partner is authorized:

(i) with the Approval of the Executive Committee, to enter into any settlement with the IRS with respect to any Tax Audit or Judicial Review, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Partners except that such settlement agreement shall not bind any Partner (A) who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (B) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2));

(ii) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, with the Approval of the Executive Committee, to seek Judicial Review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii) with the Approval of the Executive Committee, to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for Judicial Review with respect to such request;

(iv) with the Approval of the Executive Committee, to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(v) with the Approval of the Executive Committee, to take any other action on behalf of the Partners or the Partnership in connection with any Tax Audit or Judicial Review proceeding to the extent permitted by applicable law or regulations or this Agreement.

(e) Indemnification of Tax Matters Partner. Notwithstanding any other provision of this Agreement (but subject to Section 6.7 of this Agreement), the Partnership shall indemnify, and reimburse, to the fullest extent permitted by law, the Tax Matters Partner for all Losses incurred in connection with any Tax Audit or Judicial Review proceeding with respect to the tax liability of the Partners, except to the extent the Tax Matters Partner’s conduct constituted a Willful Bad Act or gross negligence.

(f) Discretion of Tax Matters Partner. Except as expressly set forth herein, the taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.7 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

6.9 Prohibited Payments. The General Partner shall not knowingly (a) make any payment or transfer anything of value with the intent, or which has the purpose or effect of, engaging in commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business and not promise, offer, or (b) give to a government official, directly or indirectly, any money or anything else of value, for the government official himself or herself or another Person, in order to influence that government official to act or refrain from acting in the exercise of his or her official duties, in both cases, in relation to the business of the Partnership or the Investment Entities.

ARTICLE 7

WITHDRAWAL AND REMOVAL OF GENERAL PARTNER

7.1 Voluntary Withdrawal. Except as otherwise provided in Article 8, the General Partner shall not have the right to retire or withdraw voluntarily from the Partnership, and any withdrawal in violation hereof shall constitute a breach of this Agreement and shall be subject to the provisions of Section 7.3. Notwithstanding the foregoing, the IPT Limited Partner shall have the right to appoint a substitute general partner which is an Affiliate of the IPT Limited Partner, which shall be admitted immediately prior to the withdrawal of the General Partner and shall continue the business of the Partnership without dissolution. Prior to any such voluntary withdrawal from the Partnership and appointment of a substitute general partner, the General Partner shall give the Limited Partners notice of its intention to withdraw at least ninety (90) days in advance of such withdrawal.

7.2 Bankruptcy or Dissolution of the General Partner. In the event of the bankruptcy of the General Partner or other events that cause the General Partner to cease to be a general partner under Sections 17-402(a)(6), (7), (8), (9), (10), (11) or (12) of the Act, the General Partner shall cease to be the general partner of the Partnership and its Interest shall terminate; provided, however, that such termination shall not affect any rights or liabilities of the General Partner which matured prior to such event, or the value, if any, at the time of such event of the Interest of the General Partner.

7.3 Liability of Withdrawn General Partner. If the General Partner shall cease to be general partner of the Partnership, it shall be and remain liable for all obligations and liabilities incurred by it as general partner prior to the time such withdrawal shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal shall have become effective; provided, however, that nothing herein shall relieve the General Partner from any liability arising from any withdrawal from the Partnership in violation of this Agreement.

7.4 Removal of General Partner for Cause. The Partners have set forth certain terms relating to the Removal of the General Partner in Exhibit M, which is incorporated by reference and attached hereto; all references herein to Section 7.4 shall be referred to Exhibit M.

ARTICLE 8

TRANSFER OF INTERESTS

8.1 Assignments.

(a) Restriction of Assignments. No Partner shall, directly or indirectly, sell, assign, pledge, hypothecate, transfer by gift, exchange or otherwise dispose of or encumber its Interests by operation of law or otherwise (all of the foregoing being referred to hereinafter as a “Transfer”, but excluding from the definition of Transfer any IPT REIT Listing Transaction), except in accordance with this Section 8.1. Any assignment and the rights of the assignee with respect to the assigned Interest in connection with a Transfer permitted by this Agreement shall be subject to Section 8.2. Any Transfer made in contravention of this Agreement shall be null and void and the transferee shall receive no right, title or interest in or to any Interests as a result of such Transfer made in violation of this Agreement. In addition, any Transfer otherwise permitted by this Agreement shall be null and void unless (i) the permitted transferee (the “Transferee”) agrees to adopt and be bound by the terms of this Agreement and other relevant documents as if the Transferee had been an original party hereto and (ii) the Transfer would not result in any violation of the ownership limitations set forth in the organizational documents of each Investment Entity intended to preserve the qualification of such Investment Entity as a real estate investment trust for U.S. federal income tax purposes within the meaning of Section 856 of the Code. The parties acknowledge that a transfer or issuance of any interests in IPT, IPT HoldCo or IPT OpCo shall not constitute a Transfer for the purposes of this Agreement; provided, that such a transfer may still constitute an IPT Change of Control pursuant to Section 7.4(a)(vi).

(b) Permitted Assignments. Subject to the General Partner’s obligations pursuant to Section 2.2(e), a Limited Partner may Transfer all (but not part) of its Interest (x) at any time, to an Affiliate of such Limited Partner, or (y) subject to Sections 8.1(c) and (d), from and after the date on which Stabilization has been obtained in respect of the Partnership’s last acquired Development Investment (the “Trigger Date”) to any Unrelated Third Party; provided, however, that any Transfer shall be subject, in all events, to the following limitations:

(i) no Transfer of any Interest may be made if, in the opinion of legal counsel to the Partnership, such assignment would require filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities or Blue Sky laws (including any investment suitability standards) or regulations applicable to the Partnership or the Interests;

(ii) no Transfer on any date of an Interest may be made if, in the opinion of legal counsel for the Partnership, it would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code;

(iii) no Transfer of any Interest may be made if, in the opinion of legal counsel for the Partnership, it likely would cause any Investment Entity to no longer qualify as a real estate investment trust or would subject any Investment Entity to any additional taxes under Section 857 or Section 4981 of the Code;

(iv) no Transfer of any Interest may be made to a Transferee unless the Transferee is an Accredited Investor, as that term is defined in Rule 501 of Regulation D of the Securities Act, as certified to the satisfaction of the Partnership;

(v) no Transfer of any Interest may be made to a Transferee unless the Transferee is (A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements, (B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements, (C) an institution substantially similar to any of the Persons described in clause (A) or (B) above that satisfies the Eligibility Requirements, or (D) an investment fund, limited liability company, limited partnership or general partnership where either (I) a nationally-recognized manager of investment funds that (x) invests in debt or equity interests relating to commercial real estate, (y) invests through a fund with committed capital of at least $1,000,000,000, and (z) is not the subject of a bankruptcy proceeding or (II) an entity that is otherwise a Qualified Institutional Transferee under clauses (A), (B) or (C) above acts as the general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more Persons that are otherwise Qualified Institutional Transferees under clauses (A), (B) or (C) above (each of the foregoing, a “Qualified Institutional Transferee”);

(vi) no Transfer of any Interest held by the IPT Limited Partner may be made to a Transferee unless the General Partner concurrently Transfers its Interest to such Transferee (or to such Transferee’s Affiliate or designee); and

(vii) no Transfer of any Interest may be made to a governmental or sovereign entity of British Columbia.

Notwithstanding the foregoing, the Partners hereby consent to the consummation of the transactions contemplated by the Purchase Agreement. As used herein, “Eligibility Requirements” shall mean with respect to any Person, that (x) such Person has total assets (in name, under management or advisement and/or pursuant to undrawn, binding, irrevocable capital commitments) in excess of $1,000,000,000 and (except with respect to a pension advisory firm, registered investment advisor or asset manager) capital/statutory surplus, shareholder’s equity and/or undrawn, binding, irrevocable capital commitments of at least $250,000,000 and (y) such Person is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm, registered investment advisor, asset manager or similar fiduciary, regularly engaged in managing investments in) debt or equity interests relating to commercial real estate.

In addition, subject to Sections 8.1(c) and (d), at any time following the Trigger Date, upon receipt of prior written approval thereof by the BCIMC Limited Partner (such approval not to be unreasonably withheld, conditioned or delayed, provided, that it shall be deemed reasonable to take into consideration factors other than financial capability), the General Partner may, on its own behalf and on behalf of the IPT Limited Partner, Transfer all of the Interests held by the General Partner and the IPT Limited Partner in the Partnership to a Qualified Institutional Transferee, in which event the provisions of Article 7 shall apply governing substitution of the General Partner and transition of its duties and responsibilities to a substitute general partner of the Partnership.

(c) Rights of First Opportunity.

(i) If any Partner should desire to Transfer its Interest (which may be Transferred in whole but not in part) other than a Transfer to an Affiliate of such Partner or a Transfer pursuant to Section 8.1(e), such Partner (the “Offering Partner”) first shall submit to all of the other Partners (the “Offeree Partners”) a binding written offer (the “Offer”) to sell such Interest to the Offeree Partners. The Offer shall include the price of the Interest (the “Offer Price”) and any other terms of the proposed Transfer and shall continue to be a binding offer to sell until the earlier of (i) the date the Offer is expressly rejected by all the Offeree Partners or (ii) the expiration of a period of thirty (30) days after receipt of the Offer by the Offeree Partners (the “Offer Period”). If the Offeree Partner(s) desire to accept the Offer, the Offeree Partner(s) shall notify the Offering Partner in writing prior to the expiration of the Offer Period, which notice shall be irrevocable (a “ROFO Acceptance Notice”). If more than one Offeree Partner shall have accepted the Offer within the Offer Period, then the Interests shall be allocated among such Offeree Partners as they may agree or, if they fail to agree, then in proportion to their respective Allocable Share at the time of such purchase. As used herein, “Allocable Share” shall mean with respect to any Partner, a fraction, (x) the numerator of which is such Partner’s Percentage Interest and (y) the denominator of which is the sum of the applicable Partners’ aggregate Percentage Interests.

(ii) Closing.

(A)	Closing Date. The closing of the sale of Interests to the Offeree Partner(s) pursuant to this Section 8.1(c) shall be held on the date mutually selected by the Offeree Partner(s) that is no later than sixty (60) days after the delivery of the ROFO Acceptance Notice (the “Closing Period”). The closing shall be completed through a customary closing escrow, and the Offer Price shall be paid by wire transfer of immediately available federal funds. The closing of the sale of Interests to the Offeree Partner(s) pursuant to this Section 8.1(c) shall be on an “as is” and “where is” basis with no representations or warranties other than a representation from the Offering Partner that (A) it owns the Interest being transferred free and clear of all liens, claims and encumbrances other than permitted liens, claims or encumbrances that were deducted in determining the applicable price of the Interest and liens, claims and encumbrances securing indebtedness of the Partnership or an Investment Entity, (B) it has full right and authority to sell such Interest and that the sale has been duly authorized, (C) the assignment document has been duly authorized, executed and delivered, (D) the consummation of the transactions contemplated thereby will not violate the terms of any agreement to which the Offering Partner is a party, or any order, judgment, or decree applicable to the Offering Partner and (E) no consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person or entity is required on the part of the Offering Partner in connection with the consummation of the transactions contemplated hereby or, if required, has been obtained (clauses (A) - (E), the “Required Representations”).

(B)	Required Documents. Prior to or at the closing of the sale of Interests to the Offeree Partner(s) pursuant to this Section 8.1(c), the Offering Partner shall supply to the Offeree Partner(s) all documents customarily required (or reasonably required by the Offeree Partner(s)) to make a good and sufficient conveyance of such Interest to the Offeree Partner(s), which documents shall be in form and substance reasonably satisfactory to the Offeree Partner(s) and the Offering Partner.

(C)	Conditions Precedent to Closing. The obligation of the Offeree Partner(s) to pay the purchase price in connection with a sale of Interests pursuant to this Section 8.1(c) shall be conditioned upon the Interest being transferred free and clear of all liens, claims and encumbrances, other than permitted liens, claims and encumbrances that were waived by the Offeree Partner(s) and deducted in determining the applicable price of the Interest and permitted liens, claims and encumbrances securing indebtedness of the Partnership or the Investment Entities. This condition is for the sole benefit of the Offeree Partner(s) and may be waived by the Offeree Partner(s) in whole or in part in each of their sole discretion.

(D)	Brokerage. No brokerage fees or commissions shall be payable by the Partnership in connection with any purchase pursuant to this Section 8.1(c), and each Partner shall indemnify and hold harmless the Partnership and the other Partners from and against any such claims made based upon the actions of such Partner, including any fees and expenses in defending any such claims.

(iii) In connection with any sale made pursuant to this Section 8.1(c):

(A)	the Offeree Partner(s) shall pay all fees and costs customarily paid by purchasers of companies that own and operate real property in each jurisdiction where the Investments are located (which may include title fees, recording costs, recording and transfer taxes, as applicable);

(B)	the Offering Partner shall pay all fees and costs customarily paid by sellers of companies that own and operate real property in each jurisdiction in which the Investments are located (which may include title fees, recording costs, recording and transfer taxes, as applicable);

(C)	the Offering Partner and the Offeree Partner(s) each shall pay its own legal fees; and

(D)	the Offeree Partner(s) and the Offering Partner shall adjust the purchase price to reflect all adjustments customarily made in connection with the sale of companies that own and operate real estate in each jurisdiction in which the Investments are located (which may include the proration and apportionment of any revenues and expenses of the Investments).

In the event of a dispute with respect to any of the adjustments and prorations to be made pursuant to this Section 8.1(c)(iii), each of the purchasing Offeree Partner(s) and the Offering Partner shall submit to an arbitration pursuant to Section 9.4 of this Agreement. The arbitrator shall be limited to awarding only one or the other of the two adjustment proposals submitted. The decision of the arbitrator shall be final and binding on the purchasing Offeree Partner(s) and the Offering Partner.

(iv) Within three (3) Business Days after the Offering Partner’s receipt of a ROFO Acceptance Notice, the Offeree Partner(s) shall deposit in immediately available funds to a national title insurance company reasonably acceptable to the Offering Partner an amount equal to five percent (5%) of the price of the offered Interest (the “Deposit”). The Deposit shall be applied against the Offer Price at closing and shall be nonrefundable to the Offeree Partner(s) (except in the event of a material default of the Offering Partner in performing its closing obligations pursuant to Section 8.1(c)(ii)).

(v) At the expiration of the Offer Period, if none of the Offeree Partner(s) have accepted the Offer, the Offering Partner may Transfer the Interest (in whole, but not in part) subject to the Offer to any Transferee (but subject to the Offeree Partner(s)’ continuing rights to participate in a Tag Along Transfer) for a period of one hundred and twenty (120) days after the Offer Period. If no such sale is made by the Offering Partner within such one hundred and twenty (120) day period, the restrictions set forth in this Section 8.1(c) thereafter shall continue to apply to the offered Interest, and no Interests thereafter shall be subject to a Transfer by the Offering Partner without again first complying with all the provisions of this Agreement.

(vi) Termination of Obligations. Upon the effective date of any transfer of an Interest pursuant to Section 8.1(c), the Offering Partner’s rights and obligations under this Agreement shall terminate with respect to such transferred Interest, except as to indemnity rights of such Partner under this Agreement attributable to acts or events occurring prior to the effective date of such transfer and except for liabilities and obligations of such Partner arising out of such Partner’s breach of this Agreement.

(vii) Offeree Partner(s) Failure to Close Offer. If the Offeree Partner(s) have timely and properly delivered a ROFO Acceptance Notice, but thereafter the sale contemplated thereby fails to close within the Closing Period as a result of a default of the Offeree Partner(s) (which default is not cured within ten (10) days following the occurrence thereof), then the Offeree Partner(s) shall be in material default hereunder and the Offering Partner shall have the right to retain the Deposit and the Offeree Partner(s) shall reimburse the Offering Partner for the reasonable third-party, out-of-pocket costs actually incurred and paid by the Offering Partner in connection with the exercise of the Offer. Thereafter, the Offering Partner (1) may pursue any other sale of its Interest to an Unrelated Third Party for a cash price and such other terms and conditions as are determined by the Offering Partner in its sole discretion (without regard to the Offer Price) for an unrestricted period and without any obligation to give any notices of such sale (including any Offer, it being agreed that this Section 8.1(c) shall no longer be applicable to such sale) or (2) may elect to purchase the Interests of the Offeree Partner(s) at the Offer Price. Further, thereafter, the Offeree Partner(s) shall not under any circumstance be entitled to (x) issue a ROFO Acceptance Notice, (y) initiate a Buy-Sell pursuant to Section 9.1 or (z) initiate a Forced Sale pursuant to Section 9.2(a).

(viii) Offering Partner Failure to Close Offer. If the Offeree Partner(s) have timely and properly delivered a ROFO Acceptance Notice, but thereafter the sale contemplated thereby fails to close within the Closing Period as a result of a default of the Offering Partner (which default is not cured within ten (10) days following the occurrence thereof), then the Offering Partner shall be in material default hereunder and the Offeree Partner(s) shall have the right to either (1) seek specific performance from the Offering Partner in respect of such sale or (2) elect not to close, in which event the Offering Partner shall return the Deposit to the Offeree Partner(s), the Offering Partner shall pay to the Offeree Partner(s) an amount equal to the Deposit, and the Offering Partner shall reimburse the Offeree Partner(s) for the reasonable third-party, out-of-pocket costs actually incurred and paid by the Offeree Partner(s) in connection with exercising the relevant Offer. Further, thereafter, the Offering Partner shall not under any circumstance be entitled to (x) issue a ROFO Acceptance Notice, (y) initiate a Buy-Sell pursuant to Section 9.1 or (z) initiate a Forced Sale pursuant to Section 9.2(a).

(ix) Release of Offering Partner. Notwithstanding any provision herein to the contrary, it shall be a requirement of any offer and the closing of any acquisition of an Interest pursuant to an Offer to use commercially reasonable efforts to obtain a release of the Offering Partner and the Offering Partner’s Affiliates from any personal liability arising out of any and all written documents (e.g., a guaranty) with respect to any and all Partnership or Investment Entity indebtedness or obligations, including without limitation, all loans secured by any Investment (and in the event that such release is not possible in spite of commercially reasonable efforts, a creditworthy entity reasonably acceptable to the Offering Partner shall indemnify the Offering Partner and its Affiliates for any claims against the Offering Partner under any such written documents on such terms and conditions to be agreed to by the Offering Partner in its reasonable discretion until such indebtedness or obligations are released).

(d) Tag-Along Right. Subject to the foregoing, after the expiration of the Offer Period, if none of the Offeree Partners have accepted the Offer and the Offering Partner should desire to Transfer its Interest (which may be Transferred in whole but not in part) to a Transferee, other than a Transfer to an Affiliate of such Partner, if the Offering Partner wishes to Transfer its Interest to any Person (other than an Affiliate of such Offering Partner) (a “Tag Along Transfer”), the Offering Partner shall comply with the requirements of this Section 8.1(d).

(i) Prior to undertaking a Tag Along Transfer, the Offering Partner shall provide written notice to the Offeree Partners (the “Tag Along Notice”), which notice shall set forth (A) all of the material terms and conditions, including consideration pursuant to which it proposes to make such Tag Along Transfer (the “Tag Along Offer Terms”) and (B) the identity of, and information concerning, the Person (the “Tag Along Purchaser”) to whom it proposes to make such Tag Along Transfer.

(ii) Within ten (10) Business Days after delivery of an effective Tag Along Notice, each Offeree Partner shall give written notice to the Offering Partner that (A) such Offeree Partner elects to transfer its Interest to the Tag Along Purchaser on the Tag Along Offer Terms (the “Tag Along Option”) or (B) such Offeree Partner elects not to transfer its Interest to the Tag Along Purchaser (the “Non-Transfer Option”). An Offeree Partner shall be conclusively deemed to have elected the Non-Transfer Option if it fails to give written notice of its election of either of the above-described options within such ten (10) Business Day period. Notwithstanding the foregoing, if the Tag Along Notice is delivered simultaneously with or within twenty (20) days after an Offer is distributed to the Partners pursuant to Section 8.1(c), the time periods for notices and responses under Section 8.1(c) shall govern, as applicable.

(iii) If an Offeree Partner elects or is deemed to have elected the Non-Transfer Option, the Offering Partner shall be permitted to make the Tag Along Transfer without such Offeree Partner, so long as such Tag Along Transfer takes place within one hundred and twenty (120) days of the Tag Along Notice and is otherwise in accordance with Section 8.1.

(iv) If an Offeree Partner elects the Tag Along Option, the Offering Partner shall not make the Tag Along Transfer to the Tag Along Purchaser unless such Tag Along Purchaser acquires, simultaneously with its acquisition of the Offering Partner’s Interest, the Interest of such Offeree Partner at a purchase price equal to (i) the purchase price for the Offering Partner’s Interest divided by the Offering Partner’s Percentage Interest multiplied by (ii) the Offeree Partner’s Percentage

Interest. Notwithstanding the foregoing, the aggregate reasonable and customary expenses of the Partners incurred in connection with the transfer of their Interests (including, without limitation, any reasonable attorneys’ fees and expenses and any brokerage fees) shall be paid (or reimbursed) out of the aggregate purchase price paid to the transferring Partners.

(v) If an Offeree Partner shall exercise the Tag Along Option, such Offeree Partner shall take all actions reasonably necessary to cause its Interest to be transferred to the Tag Along Purchaser, such actions to include, without limitation, executing a contract of sale if requested to do so by the Tag Along Purchaser (which contract shall be commercially reasonable and no more onerous to the Offeree Partner than the contract of sale executed by the Offering Partner) and complying with the terms thereof.

(e) IPT Sell-Down. Notwithstanding anything to the contrary in this Agreement, the IPT Limited Partner may Transfer a portion of its Interest at any time (the “IPT Sell-Down”) to one real estate investor approved in writing by the BCIMC Limited Partner (such approval not to be unreasonably withheld) (the “Sell-Down Transferee”); provided, that the IPT Limited Partner shall maintain at least a ten percent (10%) Percentage Interest in the Partnership immediately following any such IPT Sell-Down.

(f) Successors to a Limited Partner. If a Limited Partner becomes bankrupt, the trustee or receiver of the estate, shall have all of the rights of such Limited Partner solely for the purpose of settling or managing the estate and such power as the bankrupt Limited Partner possessed to assign all or any part of the Interest and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substituted Limited Partner. The bankruptcy of a Limited Partner in and of itself shall not dissolve the Partnership or cause any successor to such Limited Partner to become a substituted Limited Partner.

(g) Recognition of Assignment. The Partnership will not recognize for any purpose any assignment of any Interest unless (i) there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and the assignee and such instrument evidences, inter alia, the written acceptance by the assignee of all of the terms and provisions of this Agreement and represents that such assignment was made in accordance with all applicable laws and regulations (including investment suitability standards) and (ii) the General Partner (or any replacement therefor) has determined that such an assignment is permitted under this Article 8. Irrespective of whether or not any successor to a Partner or a purported assignee of a Partner’s Interest hereunder provides the aforesaid instruments, any such Person shall be bound by the terms and provisions of this Agreement. As a condition to any voluntary assignment of an Interest, the General Partner (or any replacement therefor) may require that the assignor or the assignee of the Interest or their respective representatives provide to the Partnership information that is reasonably requested by counsel to the Partnership to enable such counsel to determine that such assignment is not prohibited by this Article 8.

(h) Continued Obligations. In no event shall a permitted Transfer be deemed to relieve the Partners who transfer their Interests from their obligations and liabilities under this Agreement, including, without limitation, their obligations with respect to Capital Contributions, except obligations arising after the permitted Transferee becomes a substituted Partner in accordance with Section 8.2.

8.2 Admission of Assignees as Substituted Partners.

(a) Requirements for Admission. No assignee of a Partner’s Interest, whether or not such assignment is permitted under Section 8.1, shall be entitled to become a substituted Partner unless:

(i) the assignee shall have agreed in writing to be bound by and shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended, and executed a power of attorney similar to the power of attorney granted in this Agreement; and

(ii) the assignee shall pay or obligate itself to pay all reasonable expenses incurred in connection with his admission as a substituted Partner.

(b) Effect of Assignment. If a Partner assigns all of its Interest in accordance with the provisions of this Article 8, it shall cease to be a partner of the Partnership as of the date that such assignment is given effect by the Partnership in accordance with the terms of this Article 8. A purported assignment of an Interest not in accordance with the provisions of this Article 8 shall not be given effect for any purpose.

(c) Rights of Assignee. Any Person who is a permitted assignee of any of the Interest of a Partner in accordance with the terms of this Article 8, but who does not become a substituted Partner shall be entitled to all the rights of an assignee of a limited partner interest under the Act, including the right to receive distributions from the Partnership and the share of net profits, gain, net losses, loss and any specially allocated items attributable to the Interests assigned to such Person, but shall not be deemed to be the owner of an Interest for any other purpose under this Agreement. In the event any such Person desires to make a further assignment of any such Interests, such Person shall be subject to all the provisions of this Article 8 to the same extent and in the same manner as a Partner.

(d) Notification of Assignment. If a Partner assigns or exchanges all or any portion of its Interest, it must notify the Partnership of such assignment or exchange. Such notification must be in writing and must be given within fifteen (15) days after the assignment or exchange. Such notification must include the names and addresses of the transferor and transferee, the taxpayer identification numbers of the transferor and the transferee, the date of the assignment or exchange and any other information required by the Partnership.

ARTICLE 9

BUY-SELL; FORCED SALE; DISPUTE RESOLUTION

9.1 Buy-Sell.

(a) Process.

(i) At any time after the Trigger Date, any Limited Partner (which in the case of the IPT Limited Partner, shall be deemed to include the General Partner for all purposes of this Article 9) that is not a Defaulting Partner (the “Triggering Partner”) may initiate the procedures of this Section 9.1 (the “Buy-Sell”) by delivery of a written notice (a “Buy-Sell Notice”) to the other Limited Partners stating that the Triggering Partner desires to initiate the Buy-Sell. In the event that more than one Limited Partner issues a Buy-Sell Notice in accordance with the terms of this Section 9.1, the Buy-Sell

Notice complying with this Section 9.1(a) that is issued first (i.e., the Buy-Sell Notice received by the other applicable Limited Partners first as determined by the date and time of receipt) shall be effective, and the other Buy-Sell Notice(s) shall be deemed not to have been issued (and therefore be ineffective).

(ii) The Buy-Sell Notice from the Triggering Partner to the other Limited Partners (the “Responding Partners”) shall set forth the gross purchase price for the Portfolio proposed by the Triggering Partner (the “Offered Price”). Until the date which is ninety (90) days after receipt of an Buy-Sell Notice (the “Response Period”), the Responding Partners may deliver a written notice which shall be irrevocable to the Triggering Partner after electing either to (A) accept the offer to sell its Interest (an “Acceptance Notice”) to the Triggering Partner for a price applicable to the Responding Partner’s Interest based on distributions that would be made pursuant to Section 10.2 (after giving effect to all applicable provisions of this Agreement, but after liquidating all reserves then existing and without establishing any additional reserves) if the Portfolio was sold on the date of the Buy-Sell Notice for the Offered Price and all liabilities and obligations of the Partnership and any Investment Entity (excluding contingent liabilities) were satisfied from the proceeds from such sale (upon such election to sell, a Responding Partner shall be deemed a “Selling Partner” and such applicable price shall be deemed the “Buy-Sell Price”) or (B) elect to buy the Interest of the Triggering Partner for a price applicable to the Triggering Partner’s Interest based on distributions that would be made pursuant to Section 10.2 (after giving effect to all applicable provisions of this Agreement, but after liquidating all reserves then existing and without establishing any additional reserves) if the Portfolio was sold on the date of the Buy-Sell Notice for the Offered Price and all liabilities and obligations of the Partnership and any Investment Entity (excluding contingent liabilities) were satisfied from the proceeds from such sale (upon such election to buy, a Responding Partner shall be deemed a “Purchasing Partner” and such applicable price shall be deemed the “Buy-Sell Price”); provided, that if one Responding Partner elects to buy the Interest of the Triggering Partner and the other Responding Partner elects to sell its Interest to the Triggering Partner, the Responding Partner electing to buy the Interest of the Triggering Partner shall also be required to buy the Interest of the other Responding Partner at the price applicable to such Responding Partner’s Interest (which shall be deemed the “Buy-Sell Price”). A failure to respond during the Response Period shall be deemed to constitute an election to sell. If more than one Purchasing Partner shall have elected to buy the Interest of the Triggering Partner, then the Interest of the Triggering Partner shall be allocated among such Purchasing Partners in proportion to their respective Allocable Share at the time of such purchase.

(iii) Notwithstanding anything herein to the contrary, if IPT has commenced a bona fide, good faith IPT REIT Listing Transaction, the IPT Partners may, one-time only, delay (up to no more than ninety (90) days) any Buy-Sell triggered by the any Limited Partner; provided, however, if IPT has filed an offering document with the Securities and Exchange Commission (the “SEC”), such ninety (90)-day period may be extended for up to three (3) additional separate one (1)-month periods as long as IPT is diligently responding to comments from the SEC at the time of each such extension.

(b) Carried Interest Distribution. In connection with a Buy-Sell, if the Carried Interest Distribution has not previously been paid, the Partnership shall pay the Carried Interest Distribution to the General Partner following the procedure set forth in Section 5.3, except that the date of the closing of the Buy-Sell shall be substituted for the Calculation Date, an amount equal to the Offered Price shall be substituted for the Appraised Value and the Carried Interest Distribution shall be paid in cash on the closing of the Buy-Sell.

(c) Deposit. Within three (3) Business Days after receipt of an Acceptance Notice, the Purchasing Partner(s) shall deposit in immediately available funds to a national title insurance company reasonably acceptable to the Selling Partner(s) an amount equal to five percent (5%) of the Purchasing Partner(s)’ Applicable Share of the Buy-Sell Price (the “Buy-Sell Deposit”). The Buy-Sell Deposit shall be applied to the Buy-Sell Price at closing and shall be nonrefundable to the Purchasing Partner(s) (except in the event of a material default of the Selling Partner(s) in performing its closing obligations pursuant to Section 9.1(d)).

(d) Closing.

(i) Closing Date. The closing of the sale of Interests to the Purchasing Partner(s) pursuant to this Section 9.1 shall be held on the date mutually selected by the Purchasing Partner(s) that is no later than sixty (60) days after the delivery of the Acceptance Notice (the “Buy-Sell Closing Period”). The closing shall be completed through a customary closing escrow, and the Buy-Sell Price shall be paid by wire transfer of immediately available federal funds. The closing of the sale of Interests to the Purchasing Partner(s) pursuant to this Section 9.1 shall be on an “as is” and “where is” basis with no representations or warranties other than the Required Representations.

(ii) Required Documents. Prior to or at the closing of any Buy-Sell, the Selling Partner(s) shall supply to the Purchasing Partner(s) all documents customarily required (or reasonably required by the Purchasing Partner(s)) to make a good and sufficient conveyance of such Interest to the Purchasing Partner(s), which documents shall be in form and substance reasonably satisfactory to the Purchasing Partner(s) and the Selling Partner(s).

(iii) Conditions Precedent to Closing. The obligation of the Purchasing Partner(s) to pay the purchase price in connection with a Buy-Sell shall be conditioned upon the Interest being transferred free and clear of all liens, claims and encumbrances, other than permitted liens, claims and encumbrances that were waived by the Purchasing Partner(s) and deducted in determining the applicable price of the Interest and permitted liens, claims and encumbrances securing indebtedness of the Partnership or the Investment Entities. This condition is for the sole benefit of the Purchasing Partner(s) and may be waived by the Purchasing Partner(s) in whole or in part in each of their sole discretion.

(e) Brokerage. No brokerage fees or commissions shall be payable by the Partnership in connection with any purchase pursuant to this Section 9.1, and each Partner shall indemnify and hold harmless the Partnership and the other Partners from and against any such claims made based upon the actions of such Partner, including any fees and expenses in defending any such claims.

(f) Adjustments and Closing Costs. In connection with any sale made pursuant to this Section 9.1:

(i) the Purchasing Partner(s) shall pay all fees and costs customarily paid by purchasers of companies that own and operate real property in each jurisdiction where the Investments are located (which may include title fees, recording costs, recording and transfer taxes, as applicable);

(ii) the Selling Partner(s) shall pay all fees and costs customarily paid by sellers of companies that own and operate real property in each jurisdiction in which the Investments are located (which may include title fees, recording costs, recording and transfer taxes, as applicable);

(iii) the Selling Partner(s) and Purchasing Partner(s) each shall pay its own legal fees; and

(iv) the Purchasing Partner(s) and the Selling Partner(s) shall adjust the purchase price to reflect all adjustments customarily made in connection with the sale of companies that own and operate real estate in each jurisdiction in which the Investments are located (which may include the proration and apportionment of any revenues and expenses of the Investments).

In the event of a dispute with respect to any of the adjustments and prorations to be made pursuant to this Section 9.1(f), each of the Purchasing Partner(s) and the Selling Partner(s) shall submit to an shall submit to an arbitration pursuant to Section 9.4 of this Agreement. The arbitrator shall be limited to awarding only one or the other of the two adjustment proposals submitted. The decision of the arbitrator shall be final and binding on the Purchasing Partner(s) and the Selling Partner(s).

(g) Termination of Obligations. Upon the effective date of any transfer of an Interest pursuant to Section 9.1, the Selling Partner’s rights and obligations under this Agreement shall terminate with respect to such transferred Interest, except as to indemnity rights of such Partner under this Agreement attributable to acts or events occurring prior to the effective date of such transfer and except for liabilities and obligations of such Partner arising out of such Partner’s breach of this Agreement.

(h) Purchasing Partner(s) Failure to Close Buy-Sell. If the Purchasing Partner(s) have timely and properly delivered an Acceptance Notice, but thereafter the sale contemplated thereby fails to close within the Buy-Sell Closing Period as a result of a default of the Purchasing Partner(s) (which default is not cured within ten (10) days following the occurrence thereof), then the Purchasing Partner(s) shall be in material default hereunder and the Selling Partner(s) shall have the right to retain the Buy-Sell Deposit and the Purchasing Partner(s) shall reimburse the Selling Partner(s) for the reasonable third-party, out-of-pocket costs actually incurred and paid by the Selling Partner(s) in connection with the exercise of the relevant Buy-Sell. Thereafter, the Selling Partner(s) (1) may pursue any other sale of its Interest to an Unrelated Third Party for a cash price and such other terms and conditions as are determined by the Selling Partner(s) in each of their sole discretion (without regard to the Offered Price) for an unrestricted period and without any obligation to give any notices of such sale (including any Buy-Sell Notice or Offer Notice, it being agreed that Section 8.1(c) or this Section 9.1 shall no longer be applicable to such sale) or (2) may elect to purchase the Interests of the Purchasing Partner(s) at the Offered Price. Further, thereafter, the Purchasing Partner(s) shall not under any circumstances be entitled to (x) issue a Buy-Sell Notice, (y) have any rights to initiate a Buy-Sell pursuant to this Section 9.1 or (z) have any rights to initiate a Forced Sale pursuant to Section 9.2.

(i) Selling Partner(s) Failure to Close Buy-Sell. If the Purchasing Partner(s) have timely and properly delivered an Acceptance Notice, but thereafter the sale contemplated thereby fails to close within the Buy-Sell Closing Period as a result of a default of the Selling Partner(s) (which default is not cured within ten (10) days following the occurrence thereof), then the Selling Partner(s) shall be in material default hereunder and the Purchasing Partner(s) shall have the right to either (1) seek specific performance from the Selling Partner(s) in respect of such sale or (2) elect not to close, in which event the Selling Partner(s) shall return the Buy-Sell Deposit to the Purchasing Partner(s), the Selling Partner(s) shall pay to the Purchasing Partner(s) an amount equal to the Buy-Sell Deposit, and the Selling Partner(s) shall reimburse the Purchasing Partner(s) for the reasonable third-party, out-of-pocket costs actually incurred and paid by the Purchasing Partner(s) in connection with exercising the relevant Buy-Sell. Further, thereafter, the Selling Partner(s) shall not under any circumstances be entitled to (x) issue a Buy-Sell Notice, (y) have any rights to initiate a Buy-Sell pursuant to this Section 9.1 or (z) have any rights to initiate a Forced Sale pursuant to Section 9.2.

(j) Release of Selling Partner(s). Notwithstanding any provision herein to the contrary, it shall be a requirement of any offer and the closing of any acquisition of an Interest pursuant to a Buy-Sell to use commercially reasonable efforts to obtain a release of the Selling Partner(s) and the Selling Partner(s)’ Affiliates from any personal liability arising out of any and all written documents (e.g., a guaranty) with respect to any and all Partnership or Investment Entity indebtedness or obligations, including without limitation, all loans secured by any Investment (and in the event that such release is not possible in spite of commercially reasonable efforts, a creditworthy entity reasonably acceptable to the Selling Partner(s) shall indemnify the Selling Partner(s) and their respective Affiliates for any claims against the Selling Partner(s) under any such written documents on such terms and conditions to be agreed to by the Selling Partner(s) in each of their reasonable discretion until such indebtedness or obligations are released).

9.2 Forced Sale.

(a) Process.

(i) Not more than twelve (12) months prior to the expiration of the Term, any Limited Partner shall have the right to cause a sale (a “Forced Sale”) of the Portfolio and other assets of the Partnership and any Investment Entity to a Person that is not an Affiliate of such Limited Partner. Notwithstanding anything in the foregoing to the contrary, no Forced Sale may be triggered while a Forced Sale or Buy-Sell has been triggered and the process relating to such Forced Sale or Buy-Sell is continuing.

(ii) If pursuant to Section 9.2(a)(i), a Limited Partner has the right to trigger and effectuate a Forced Sale, then such Limited Partner (such triggering party, the “Initiator”) shall notify (the “Forced Sale Notice”) the other Partners (the “Recipients”) of its desire to exercise its rights under this Section 9.2(a). The Forced Sale Notice shall include (A) a proposed sale price for the Portfolio in cash, free and clear of all liabilities secured by or otherwise relating to the Portfolio (the “Proposed Portfolio Price”) and (B) a statement setting forth the amount which would be distributed to the Initiator pursuant to Section 5.2 above (after giving effect to all applicable provisions of this Agreement, but after liquidating all reserves then existing and without establishing any additional reserves) if the Portfolio was sold on the date of such notice for a gross sales price equal to the Proposed Portfolio Price and all liabilities and obligations of the Partnership and any Investment Entity (excluding contingent liabilities) were satisfied from the proceeds from such sales price, any remaining proceeds were distributed to the Partners in accordance with Section 5.2 (the “ROFO Price”). In the event that more than one Limited Partner issues a Forced Sale Notice in accordance with the terms of this Section 9.2(a)(ii), the Forced Sale Notice complying with this Section 9.2(a)(ii) that is issued first (i.e., the Forced Sale Notice received by the other Limited Partners first as determined by the date and time of receipt) shall be effective, and the other Forced Sale Notice(s) shall be deemed not to have been issued (and therefore be ineffective).

(iii) The Partners shall execute such documents consenting to the sale of the Portfolio and other assets of the Partnership and the Investment Entities and authorizing the General Partner to execute on behalf of the Partnership and the Investment Entities all documents and instruments necessary to consummate the sale of the Portfolio and assets of the Partnership and the Investment Entities in accordance with the provisions of this Section 9.2. Upon the sale of the Portfolio and assets of the Partnership and the Investment Entities, the Partnership shall be dissolved in accordance with Section 10.1.

(b) Right of First Offer; Right of First Refusal.

(i) ROFO Election. Within forty-five (45) days after the Recipient(s)’ receipt of the Forced Sale Notice (the “Election Period”), the Recipient(s) shall have the right (but not the obligation) to elect to purchase, based on the Forced Sale Notice, all of the Interests of the Initiator (rather than a purchase of the Portfolio) for the ROFO Price and the other applicable terms set forth in the Forced Sale Notice (the “ROFO Sale”) by delivering written notice (the “ROFO Election”) to the Initiator of such election, which offer shall be irrevocable. If the Recipient(s) fail to deliver a ROFO Election to the Initiator within the Election Period then the Recipient(s) shall conclusively be deemed to have elected to not purchase the Interest.

(ii) ROFO Election Made. If the Recipient(s) elect to purchase all of the Interests of the Initiator pursuant to Section 9.2(b)(i), then the Recipient(s) shall, concurrently with the delivery of their ROFO Election, pay to a title company or other agent reasonably designated by Initiator, in escrow, a cash deposit equal to five percent (5%) of the ROFO Price (the “ROFO Deposit”), which deposit shall be applied against the ROFO Price at closing and shall be nonrefundable to the Recipient(s) (except in the event of a material default of the Initiator in performing its closing obligations pursuant to Section 9.2(c)). The closing of such ROFO Sale shall be held no later than sixty (60) days from the date the Recipient(s) deliver the ROFO Election (the “ROFO Closing Period”). Such ROFO Sale shall be on an “as is” and “where is” basis with no representations or warranties other than the Required Representations.

(iii) ROFO Election Not Made. If the Recipient(s) do not timely or properly make a ROFO Election or deliver the ROFO Deposit in accordance with the terms hereof, (x) the Recipient(s) shall be deemed to have elected not to purchase the Interest to be sold pursuant to the applicable Forced Sale Notice, and (y) the Initiator shall be free to initiate and consummate the Forced Sale and, if directed by the Initiator, the General Partner shall market the Portfolio and other assets of the Partnership as promptly as practicable on such terms approved by the Initiator during the remainder of the Term (the “Marketing Period”) at a price, subject to the following paragraph, not less than ninety-eight percent (98%) of the Proposed Portfolio Price and on such other terms as set forth in the Forced Sale Notice.

(iv) ROFR.

(A)

If (x) the Recipient(s) fail to timely and properly make a ROFO Election or deliver the ROFO Deposit, and (y) the Initiator subsequently, within the Marketing Period, executes a letter of intent (binding, subject to the Recipient(s)’ rights under this paragraph, or non-binding) for the acquisition of the applicable assets to be sold pursuant to the Forced Sale Notice, and (z) such letter of intent has a proposed cash purchase price of less than ninety-eight percent (98%) of the Proposed Portfolio Price, the Initiator shall not enter into a binding contract with the proposed purchaser or any of its Affiliates unless the Initiator shall provide written notice (the “ROFR Notice”) to the Recipient(s) of (1) the proposed cash purchase price (the “Proposed Purchase Price”) under such letter of intent, (2) a statement setting forth the amount which would be distributed to the Initiator pursuant to Section 5.2 above (after giving effect to all applicable provisions of this Agreement, but after liquidating all reserves then existing and without establishing any additional reserves) if all of the property to be sold as identified in the ROFR Notice were sold on the date of such notice for a gross sales price equal to the Proposed Purchase Price and all liabilities and obligations of the Partnership and any Investment Entity (excluding contingent liabilities) were satisfied from the proceeds from such sales price, any remaining proceeds were distributed to the Members in accordance with Section 5.2 (the “ROFR Price”) and (3) the other material economic terms of such sale set forth in such letter of intent. Within twenty-one (21) days after receipt of the ROFR Notice (the “ROFR Exercise Period”), the Recipient shall have the right, to offer to purchase all of the Interest of the Initiator to be sold at the ROFR Price and the other applicable terms set forth in the ROFR Notice (the “ROFR Sale”), by giving written notice of such election within the ROFR Exercise Period (the “ROFR Election”), which offer shall be irrevocable, and delivering to a title company or other agent reasonably designated by Initiator, in escrow, a cash deposit equal to five percent (5%) of the ROFR Price (the “ROFR Deposit”), which deposit shall be applied against the ROFR Price at closing and shall be nonrefundable to the Recipient(s) (except in the event of a material default of the Initiator in performing its closing obligations pursuant to Section 9.2(c)).

(B)	If the Recipient(s) have timely and properly made a ROFR Election and delivered the ROFR Deposit, the Initiator and the Recipient(s) (or their respective designees) shall consummate the ROFR Sale on an “as is” and “where is” basis with no representations or warranties (other than the Required Representations from the Initiator) within thirty (30) days after the date such Initiator’s acceptance is received by the Recipient(s) (the “ROFR Closing Period”).

(C)

If the Recipient(s) do not timely or properly make a ROFR Election or fail to deliver the ROFR Deposit in accordance with clause (A) above, (x) the Recipient(s) shall be deemed to have elected not to purchase the Interest to be sold pursuant to the applicable ROFR Notice and (y) the Initiator shall be free to, in accordance with Section 9.2(d) below, cause the Partnership to enter into the Forced Sale with the party executing the letter of intent (or any of its Affiliates or assigns), within sixty (60) days after the expiration of the ROFR Exercise Period at a price which is not less than the Proposed Purchase Price, and otherwise on such terms as set forth in the letter of intent.

(c) Terms Applicable to a ROFO Sale/ROFR Sale.

(i) Required Documents. Prior to or at the closing of any ROFO Sale or ROFR Sale, the General Partner shall supply to the Recipient(s) all documents customarily required (or reasonably required by the Recipient(s)) to make a good and sufficient conveyance of such Interest to the Recipient(s), which documents shall be in form and substance reasonably satisfactory to the Recipient(s) and the Initiator. All payments shall be by wire transfer of immediately available funds.

(ii) Conditions Precedent to Closing. The obligation of the Recipient(s) to pay the purchase price in connection with a ROFO Sale or ROFR Sale shall be conditioned upon the Interest being transferred free and clear of all liens, claims and encumbrances, other than permitted liens, claims and encumbrances that were waived by the Recipient(s) and deducted in determining the applicable price of the Interest and permitted liens, claims and encumbrances securing indebtedness of the Partnership or the Investment Entities. This condition is for the sole benefit of the Recipient(s) and may be waived by the Recipient(s) in whole or in part in each of their sole discretion.

(iii) Brokerage. Except for brokers engaged by the Partnership in connection with a Forced Sale, no brokerage fees or commissions shall be payable by the Partnership in connection with any ROFO Sale or ROFR Sale, and each Partner shall indemnify and hold harmless the Partnership and the other Partners from and against any such claims made based upon the actions of such Partner, including any fees and expenses in defending any such claims.

(iv) Adjustments and Closing Costs. In connection with any ROFO Sale or ROFR Sale:

(A)	the Recipient(s) shall pay all fees and costs customarily paid by purchasers of companies that own and operate real property in each jurisdiction where the Investments are located (which may include title fees, recording costs, recording and transfer taxes, as applicable);

(B)	the Initiator shall pay all fees and costs customarily paid by sellers of companies that own and operate real property in each jurisdiction in which the Investments are located (which may include title fees, recording costs, recording and transfer taxes, as applicable);

(C)	the Initiator and the Recipient(s) each shall pay its own legal fees; and

(D)	the Recipient(s) and the Initiator shall adjust the purchase price to reflect all adjustments customarily made in connection with the sale of companies that own and operate real estate in each jurisdiction in which the Investments are located (which may include the proration and apportionment of any revenues and expenses of the Investments).

In the event of a dispute with respect to any of the adjustments and prorations to be made pursuant to this Section 9.2(c)(iv), each of the Initiator and the Recipient(s) shall submit to an shall submit to an arbitration pursuant to Section 9.4 of this Agreement. The arbitrator shall be limited to awarding only one or the other of the two adjustment proposals submitted. The decision of the arbitrator shall be final and binding on the Initiator and the Recipient(s).

(v) Termination of Obligations. Upon the effective date of any transfer of an Interest pursuant to Section 9.2(b) and this Section 9.2(c), the Initiator’s rights and obligations under this Agreement shall terminate with respect to such transferred Interest, except as to indemnity rights of such Partner under this Agreement attributable to acts or events occurring prior to the effective date of such transfer and except for liabilities and obligations of such Partner arising out of such Partner’s breach of this Agreement.

(vi) Recipient Failure to Close ROFO Sale or ROFR Sale. If the Recipient(s) have timely and properly delivered a ROFO Election or ROFR Election, as applicable, but thereafter the sale contemplated thereby fails to close within the ROFO Closing Period or ROFR Closing Period, as applicable, as a result of a default of the Recipient(s) (which default is not cured within ten (10) days following the occurrence thereof), then the Recipient(s) shall be in material default hereunder and the Initiator shall have the right to retain the ROFO Deposit or ROFR Deposit, as applicable and the Recipient(s) shall reimburse the Initiator for the reasonable third-party, out-of-pocket costs actually incurred and paid by the Initiator in connection with the exercise of the relevant ROFO Election or ROFR Election, as applicable. Thereafter, the Initiator (1) may pursue and in accordance with Section 9.2(d) cause the consummation of the Forced Sale described in the Force Sale Notice or ROFR Notice, as applicable and/or any other sale to an Unrelated Third Party for a cash price and such other terms and conditions as are determined by the Initiator in its sole discretion (without regard to the Proposed Portfolio Price or the Proposed Purchase Price, as applicable) for an unrestricted period and without any obligation to give any notices of such sale (including any Forced Sale Notice, it being agreed that Section 9.2(b) and this Section 9.2(c) shall no longer be applicable to such sale) or (2) may elect to purchase the Interests of the Recipient(s) for a price equal to the amount that would be distributed to the Recipient(s) pursuant to Section 5.2 above (after giving effect to all applicable provisions of this Agreement, but after liquidating all reserves then existing and without establishing any additional reserves) if all of the property to be sold as identified in the ROFO Notice or ROFR Notice, as applicable, were sold on the date of such notice for a gross sales price equal to ninety-eight percent (98%) of the Proposed Portfolio Price or Proposed Purchase Price, as applicable, and all liabilities and obligations of the Partnership and any Investment Entity (excluding contingent liabilities) were satisfied from the proceeds from such sales price, any remaining proceeds were distributed to the Partners in accordance with Section 5.2. Further, thereafter, the Recipient(s) shall (x) cease to have any rights to initiate a Buy-Sell pursuant to Section 9.1, (y) not under any circumstances be entitled to make a ROFO Election or ROFR Election and (z) cease to have any rights to initiate a Forced Sale pursuant to Section 9.2(a).

(vii) Initiator Failure to Close ROFO Sale or ROFR Sale. If the Recipient(s) have timely and properly delivered a ROFO Election or ROFR Election, but thereafter the sale contemplated thereby fails to close within the ROFO Closing Period or ROFR Closing Period, as applicable, as a result of a default of the Initiator (which default is not cured within ten (10) days following the occurrence thereof), then the Initiator shall be in material default hereunder and the Recipient(s) shall have the right to either (1) seek specific performance from the Initiator in respect of such sale, or (2) elect not to close, in which event the Initiator shall return the ROFO Deposit or ROFR Deposit, as applicable, to the Recipient(s), the Initiator shall pay to the Recipient(s) an amount equal to the ROFO Deposit or ROFR Deposit, as applicable, and the Initiator shall reimburse the Recipient(s) for the reasonable third-party, out-of-pocket costs actually incurred and paid by the Recipient(s) in connection with exercising the relevant ROFO Election or ROFR Election. Further, thereafter, the Initiator shall (x) cease to have any rights to initiate a Buy-Sell pursuant to Section 9.1, (y) not under any circumstances be entitled to make a ROFO Election or ROFR Election and (z) cease to have any rights to initiate a Forced Sale pursuant to Section 9.2(a).

(viii) Release of Initiator. Notwithstanding any provision herein to the contrary, it shall be a requirement of any offer and the closing of any acquisition of an Interest pursuant to a ROFO Sale or a ROFR Sale to use commercially reasonable efforts to obtain a release of the Initiator and the Initiator’s Affiliates from any personal liability arising out of any and all written documents (e.g., a guaranty) with respect to any and all Partnership or Investment Entity indebtedness or obligations, including without limitation, all loans secured by any Investment (and in the event that such release is not possible in spite of commercially reasonable efforts, a creditworthy entity reasonably acceptable to the Initiator shall indemnify the Initiator and its Affiliates for any claims against the Initiator under any such written documents on such terms and conditions to be agreed to by the Initiator in its reasonable discretion until such indebtedness or obligations are released).

(ix) Carried Interest Distribution. In connection with a ROFO Sale or ROFR Sale, if the Carried Interest Distribution has not previously been paid, the Partnership shall pay the Carried Interest Distribution to the General Partner following the procedure set forth in Section 5.3, except that the date of the closing of the ROFO Sale or ROFR Sale, as applicable, shall be substituted for the Calculation Date, an amount equal to the Proposed Purchase Price or Proposed Portfolio Price shall be substituted for the Appraised Value and the Carried Interest Distribution shall be paid in cash on the closing of the ROFO Sale or ROFR Sale, as applicable.

(d) Terms Applicable to Forced Sale.

(i) Initiator Rights. If the Initiator is the IPT Limited Partner, the Initiator shall, at all times and at its sole option, have the right to control the sale process in its sole discretion. Such control shall include, without limitation, (A) the negotiation, determination and agreement on all terms of any letters of intent, confidentiality agreements, purchase and sale agreements and all other documents necessary to effect such sale, (B) the right to modify or enter into any purchase agreement without providing the Recipient(s) any additional rights hereunder; provided, that such modifications or purchase agreement do not materially change the terms in the Forced Sale Notice and that any liability of the Initiator and the Recipient(s) to the transferee shall not be disproportionately imposed upon the Recipient(s) (excluding disproportionate impacts solely due to having different ownership interests) and (C) the right, without further limitation, at any time or from time to time, to discontinue its pursuit of a Forced Sale (reserving the right to recommence the sales process at any time pursuant to the terms of this Section 9.2), and the Initiator shall not have any obligations or liability to the Recipient(s) by reason of such abandonment. If the Initiator is the BCIMC Limited Partner, (I) the Initiator and the Recipient(s) shall co-control the sale process, (II) Initiator shall give reasonably prior notice to the Recipient(s) of any material actions proposed to be taken with respect to such sale process, (III) the Initiator shall provide the Recipient(s) with all communications made or received by a third party with respect to such sale process and (IV) the Initiator shall not take any action that the Recipient(s) determines, acting in good faith, would result in a reduction in the value of the Partnership, any Investment Entity or the Portfolio or would make the assets of the Partnership or the Investment Entities or the Portfolio less marketable.

(ii) Required Documents. At the closing of any Forced Sale, each Partner, the Partnership and any applicable Investment Entity shall execute and deliver such share powers, deeds, bills of sale, instruments of conveyance, assignments and other instruments as may reasonably be required, to give good and clear title to the relevant interests or asset(s) to be sold in connection with such sale. With respect to a Forced Sale, the Initiator shall have the right to execute on behalf of the Partnership (or any Investment Entity) any and all contracts, agreements or certifications to effectuate such sale and in the event the Recipient(s) shall fail or refuse to execute any of such instruments in connection with a Forced Sale, the Initiator is hereby granted, without any further action or documents required, an irrevocable power of attorney, coupled with an interest, which shall be binding on the Recipient(s) as to all third parties, to execute and deliver on behalf of the Recipient(s) all such required instruments of transfer. Such power of attorney shall survive and not be affected by the subsequent disability, incapacity, dissolution or termination of the Recipient(s).

(iii) Additional Cooperation. The Recipient(s) agree to cooperate with and assist the Initiator and its Affiliates in connection with the sale process. Such cooperation shall include, without limitation, answering prospective purchaser’s questions regarding any asset or leases, and assisting with compiling and providing customary information and obtaining customary estoppel certificates in the form required by the prospective purchaser. The Recipient(s) shall not be entitled to any additional compensation for performing the foregoing services and shall not be deemed to be appointed to act as a broker in respect thereof.

(iv) Broker. The General Partner shall have the right to enter into a brokerage agreement with a broker mutually acceptable to the Initiator and the Recipient(s).

9.3 Specific Performance. It is expressly agreed that the remedy at law for breach of any of the obligations set forth in Section 8.1(c), Section 9.1 and Section 9.2 is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a party to comply fully with each of such obligations, and (ii) the uniqueness of each Partner’s business and assets and the relationship of the Partners. Accordingly, unless expressly provided otherwise herein, each of the aforesaid obligations and restrictions shall be, and is hereby expressly made, enforceable by specific performance without the necessity to prove irreparable harm or to post a bond.

9.4 Dispute Resolution. Notwithstanding anything to the contrary in this Agreement, if there is (x) a Disputed Issue at any time, (y) a Deadlock Event prior to the Trigger Date, in each case, with respect to the Partnership or an Investment Entity (as applicable) or (z) a dispute in connection with Section 8.1(c)(iii), Section 9.1(f) or Section 9.2(c)(iv), any Limited Partner may, by

delivering written notice (an “Arbitration Notice”) to the other within thirty (30) days after the occurrence of such Disputed Issue, Deadlock Event or dispute in connection with Section 8.1(c)(ii), Section 9.1(f), or Section 9.2(c)(iv), trigger the provisions outlined in Exhibit F attached hereto.

ARTICLE 10

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

10.1 Events Causing Dissolution.

(a) Events. The Partnership shall be dissolved and its affairs wound up on the first to occur of the following events:

(i) the bankruptcy of the Partnership;

(ii) the withdrawal (whether or not in accordance with this Agreement) or removal of the General Partner or assignment of all of the general partner Interest of the General Partner, unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the Partnership pursuant to its obligation under Section 7.4(e) or the Partnership otherwise is continued pursuant to Section 7.4(e);

(iii) the bankruptcy of the General Partner, unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the Partnership pursuant to its obligation under Section 7.4(e) or the Partnership otherwise is continued pursuant to Section 7.4(e);

(iv) the occurrence of any event listed in Sections 17-402(a)(6), (7), (8), (9), (10), (11) or (12) of the Act where the General Partner shall cease to be a general partner unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the Partnership pursuant to its obligation under Section 7.4(e) or the Partnership otherwise is continued pursuant to Section 7.4(e); or

(v) the sale or other disposition of all or substantially all of the property of the Partnership;

(vi) at the time there is no limited partner, except that the Partnership is not dissolved and is not required to be wound up if (A) within ninety (90) days after the occurrence of the event that caused the last remaining limited partner to cease to be a limited partner, the General Partner and the personal representative of the last remaining limited partner agree, in writing, to continue the business of the Partnership and to the admission of such personal representative or its nominee or designee to the Partnership as a limited partner, effective as of the occurrence of the event that caused the last remaining limited partner to cease to be a limited partner or (B) within ninety (90) days after the occurrence of the event that caused the last remaining limited partner to cease to be a limited partner, a Person is admitted to the Partnership as a limited partner by the General Partner (and the General Partner is hereby authorized to effect such admission), effective as of the occurrence of the event that caused the last remaining limited partner to cease to be a limited partner; or

(vii) the expiration of the Term.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution. The Partnership shall not terminate until the assets of the Partnership shall have been liquidated as provided in Section 10.2 and all proceeds therefrom have been collected. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners as such, shall continue to be governed by this Agreement.

(b) No Liability for Return of Capital Contributions. The Partners shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and their Capital Contributions thereto, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or the Limited Partners.

10.2 Liquidation.

(a) Liquidating Trustee. Upon dissolution of the Partnership, the General Partner (or if the dissolution is caused by the occurrence of an event described in Section 10.1(a)(ii), (iii) or (iv)), then a Person that may be designated as “liquidating trustee” by the Limited Partners, which “liquidating trustee” shall have all of the powers of the General Partner under this Agreement for purposes of liquidating and winding up the affairs of the Partnership) (the term “General Partner” as used in this Section 10.2 shall be deemed to mean the “liquidating trustee” where appropriate) shall liquidate the assets of the Partnership and the proceeds of such liquidation shall be applied and distributed in accordance with the Act in the following order of priority:

(i) to the payment of the expenses of the liquidation;

(ii) in satisfaction of Partnership debt and all other liabilities of the Partnership (whether by payment or making reasonable provision for payment thereof) owing to creditors of the Partnership other than Partners (including former Partners) who are creditors;

(iii) in satisfaction of any liabilities of the Partnership (whether by payment or making reasonable provision for payment thereof) owing to Partners (including former Partners) who are creditors of the Partnership; and

(iv) to the Partners, in accordance with Section 5.2.

(b) Deferred Liquidation. Notwithstanding the foregoing, except in the case of sales pursuant to Article 9 hereof, if the General Partner determines that an immediate sale of all or part of the Partnership assets would cause undue loss to the Partners, the General Partner (with the Approval of the Executive Committee), in order to avoid such loss, after having given notification to the Limited Partners, to the extent not then prohibited by the limited partnership act of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, may defer liquidation of and withhold from distribution for a reasonable time (subject to any time limits imposed by the Approval of the Executive Committee) any assets of the Partnership except those necessary to satisfy the Partnership’s debts and obligations, provided that the liquidation shall be carried out in conformity with the timing requirements of Section 1.704-1(b)(2)(ii)(b) of the Treasury Regulations.

(c) In-Kind Distributions. The Partnership shall not be permitted to make any in-kind distributions except if otherwise Approved by the Executive Committee. At least ten (10) Business Days prior to any proposed in-kind distribution of assets, the General Partner shall notify the Limited Partners that it intends to make such a distribution, which notice shall specify the assets intended to be included within such distribution. The valuation of any assets proposed to be distributed in-kind must be approved by Approval of the Executive Committee.

(d) Completion of Winding Up. The General Partner shall cause the liquidation and distribution of all the Partnership’s assets and shall cause the cancellation of the Partnership’s certificate of limited partnership upon completion of winding up the business of the Partnership.

ARTICLE 11

BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.

11.1 Books and Records.

(a) Maintenance. The books and records of the Partnership shall be maintained by the General Partner (or other Person appointed for such purpose by the General Partner) in accordance with applicable law at the principal office of the Partnership and shall be available for examination at such location by any Partner or such Partner’s duly authorized representatives at any and all reasonable times during normal business hours for any purpose.

(b) Right to Inspect. The Limited Partners and their duly authorized representatives shall have the right, at reasonable times and at their own expense, upon prior written notice to the General Partner (which notice shall be given a reasonable length of time in advance in light of the scope of such request, and in no event less than five (5) Business Days in advance), for any purpose, (i) to have true and full information regarding the status of the business and financial condition of the Partnership as is possessed by the General Partner; (ii) to inspect and copy the books of the Partnership and other reasonably available records and information as is possessed by the General Partner concerning the operation of the Partnership, including copies of the Federal, state and local income tax returns of the Partnership and any appraisal reports obtained by the Partnership; (iii) to have a current list of the name and last known business, residence or mailing address of each Partner mailed to the Limited Partners or representatives; (iv) to have true and full information regarding the amount of cash and a description and statement of the value of any property or services contributed to the Partnership as of the date upon which each Partner became a Partner; and (v) to have a copy of this Agreement, the Certificate of Limited Partnership and all amendments or certificates of amendment, as the case may be, thereto, together with copies of any powers of attorney pursuant to which any such amendment or certificate of amendment has been executed.

(c) Reports.

(i) Quarterly Reports. As soon as reasonably practical but in no event later than forty-five (45) days after the end of each of the first three (3) fiscal quarters, and as soon as reasonably practical but in no event later than sixty (60) days after the end of the last fiscal quarter of each Fiscal Year, the General Partner shall cause to be prepared and distributed to each Limited Partner a report summarizing, on both a consolidated and an entity-by-entity basis, the results of the Investments for that quarter and from inception of the Partnership through the end of that quarter. Such reports for the Limited Partners shall include, on both a consolidated and an entity-by-entity basis, the amount of capital invested and other payments (which shall be shown separately) made by each Limited Partner pursuant to this Agreement and the amounts paid to each Limited Partner through the end of the quarter (showing both the return on, and the return of, capital), and such other information set forth on Exhibit H attached hereto. The report issued following the last fiscal quarter of each calendar year, which report shall cover such year in its entirety, shall have been audited by an independent certified public accounting firm selected by the General Partner and Approved by the Executive Committee to the extent required by Section 6.2.

(ii) Other Reports. The General Partner shall cause to be prepared and distributed to each Limited Partner, the information set forth on Exhibit H attached hereto within the time periods specified therein (if applicable).

(d) Schedules K-1. The General Partner shall cause Schedules K-1 to IRS Form 1065 with respect to the Partnership to be prepared and delivered annually by April 1 to the Partners.

11.2 Accounting and Fiscal Year. The books of the Partnership will be kept on the accrual basis of accounting and will be kept consistent with US generally accepted accounting principles. The Partnership will report its operations for tax purposes using the accrual method. The “Fiscal Year” of the Partnership shall end December 31 in each year.

11.3 Bank Accounts and Investment.

(a) The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall reasonably determine (which institutions shall not be the General Partner or any of its Affiliates), and withdrawals shall be made only in the regular course of Partnership business in accordance with this Agreement on such signature or signatures as the General Partner may determine. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by states or municipalities, certificates of deposit and time or demand deposits in commercial banks, savings and loan association deposits or bankers’ acceptances. The funds of the Partnership shall not be commingled with the funds of any other Person (including the General Partner or any Affiliate of the General Partner).

(b) The General Partner shall have no liability to the Partnership or any Partner for any loss sustained by the Partnership as a result of the bankruptcy, receivership, insolvency or other economic failure of any bank, savings and loan institution, other depository of funds or entity to or with which funds of the Partnership have been deposited or invested pursuant to Section 11.3(a), except to the extent that the choice of such entity was a result of a Willful Bad Act or the gross negligence of the General Partner.

11.4 Tax Depreciation and Elections.

(a) Depreciation Method. With respect to all depreciable assets of the Partnership, the General Partner shall elect to use such depreciation method for Federal tax purposes as it deems appropriate and in the best interests of the Partners generally.

(b) Section 754 Election. The General Partner may make an election under Section 754 of the Code and such other tax elections under Federal, state or local law as it may from time to time deem necessary or appropriate in its sole discretion.

11.5 Interim Closing of the Books. There shall be an interim closing of the books of account of the Partnership (i) at any time a taxable year of the Partnership ends pursuant to the Code, (ii) upon a closing of the Buy-Sell pursuant to Section 9.1, and (iii) at such other times as the General Partner shall determine are required by good accounting practice or may be appropriate under the circumstances.

11.6 Information from Limited Partners. Each Limited Partner shall, within fifteen (15) days of a written request by the General Partner, furnish to the General Partner such information or execute such forms or certificates as the General Partner shall reasonably require for the purpose of complying with Federal, state or other tax or legal requirements.

ARTICLE 12

MISCELLANEOUS

12.1 Remedies. If any one or more of the provisions, covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may avail themselves of the express remedies set forth in this Agreement or any other remedy available pursuant to law or equity with respect to such breaches. No single or partial assertion or exercise of any such right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Notwithstanding anything to the contrary in this Agreement (including, without limitation, the provisions of Sections 6.7 and 6.8), no Person shall be entitled to recover (or be indemnified for) any Losses which are special, punitive, indirect, or consequential in nature.

12.2 Notice. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person sent by personal delivery, recognized overnight delivery service, or sent by electronic mail (in which case, with a duplicate copy mailed or sent by personal delivery or overnight courier), addressed to such party at the address set forth on Schedule 1 or such other address as may hereafter be designated in writing by the addressee to the addressor. All such notices, requests, consents and communications shall be deemed to have been received on the date of such delivery (or refusal thereof).

12.3 Appointment of General Partner as Attorney-in-Fact.

(a) Power of Attorney. The Limited Partners, including, without limitation, each Substituted Limited Partner, irrevocably constitute and appoint the General Partner (and the Tax Matters Partner, to the extent applicable) as its true and lawful attorney-in-fact with full power and authority in the name, place and stead of the Limited Partners to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement.

(b) Power Coupled With an Interest. The appointment by the Limited Partners of the General Partner (and the Tax Matters Partner, to the extent applicable) and the aforesaid officers of the General Partner (and the Tax Matters Partner, to the extent applicable) as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive, and not be affected by, the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Interest of such Person; provided, however, that in the event of a permitted transfer by a Limited Partner of all of its Interest, the foregoing power of attorney of a transferor Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

12.4 Amendments.

(a) Agreement to be Bound. Each Limited Partner, each Substituted Limited Partner, the General Partner and any successor General Partner, whether or not such Person becomes a signatory hereof, shall be deemed, solely by reason of having become a Partner, to have adopted and to have agreed to be bound by all the provisions of this Agreement. Without limiting the foregoing, each Limited Partner, Substituted Limited Partner and any successor General Partner shall take any action requested by the General Partner (including, without limitation, executing this Agreement or such other instrument or instruments as the General Partner reasonably shall determine) to reflect such Person’s adoption of, and agreement to be bound by all the provisions of, this Agreement.

(b) Permitted Amendments. In addition to the amendments otherwise authorized herein, amendments may only be made to this Agreement from time to time by the General Partner with the consent of the Limited Partners holding, in the aggregate, at least seventy-five percent (75%) of the Percentage Interests; provided, that any such amendment which would adversely impact the rights or obligations of a specific Limited Partner (other than a Defaulting Partner) rather than the Limited Partners as a whole shall require the affirmative vote of such affected Limited Partner; provided, further, that the General Partner shall have the right, acting in good faith, to unilaterally (and without the consent of any other Partner or Person) (i) amend this Agreement to make changes of a ministerial nature which do not materially or adversely affect the rights of the Limited Partners, (ii) amend this Agreement to reflect the withdrawal, removal, bankruptcy, assignment of all of the limited partner Interest of any Limited Partner, (iii) amend this Agreement to reflect the admission of the Sell-Down Transferee provided such admission complies with the terms of this Agreement and (iv) amend this Agreement pursuant to Section 12.4(c) below.

(c) Amendment Upon Withdrawal of General Partner. If this Agreement shall be amended to reflect the withdrawal, removal, bankruptcy, assignment of all of the general partner Interest of the General Partner, or any event described in Section 17-402(a)(6), (7), (8), (9), (10), (11) or (12) of the Act where the General Partner shall cease to be a general partner of the Partnership when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner (and the General Partner hereby agrees to do so) and by the successor General Partner.

(d) Required Filings. In making any amendments, there shall be prepared and filed for recordation by the General Partner such documents and certificates as shall be required to be prepared and filed, no such filing being required solely by reason of this Agreement, under the Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified.

12.5 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

12.6 Successors. This Agreement shall bind and inure to the benefit of each of the parties and the respective successors of each of the parties.

12.7 Representations and Warranties of the General Partner.

(a) Authorization. By executing this Agreement, the General Partner hereby represents and warrants to each of the other parties to this Agreement that it is (i) organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) authorized and qualified to enter into and to perform fully all of its obligations arising under this Agreement and the Person signing this Agreement on behalf of the General Partner has been duly authorized by such entity to do so.

(b) Limited Liability Company. The General Partner represents and warrants by executing this Agreement that it is a limited liability company organized and in good standing under the laws of the State of Delaware.

(c) Survival. The foregoing representations and warranties shall be true and correct in all respects on and as of the date of this Agreement and shall survive such date.

12.8 Representations and Warranties of the Limited Partners. By executing this Agreement, each Limited Partner hereby represents and warrants to each of the other parties to this Agreement, solely with respect to itself (and not with respect to any other Limited Partner), as follows:

(a) Authorization. Each Limited Partner is (i) organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) authorized and qualified to enter into and to perform fully all of its obligations arising under this Agreement and the Person signing this Agreement on behalf of such Limited Partner has been duly authorized by such entity to do so.

(b) Execution; Binding Obligation. This Agreement is a valid and binding agreement, enforceable against each Limited Partner in accordance with its terms. Each Limited Partner understands that, upon acceptance by the General Partner and except as explicitly provided for by law in certain jurisdictions outside the United States or this Agreement, such Limited Partner is not entitled to cancel, terminate or revoke this Agreement or any of the powers conferred herein. Each Limited Partner hereby covenants and agrees on behalf of itself and its successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements and to take such other actions as the General Partner may reasonably determine to be necessary or appropriate to effectuate and carry out the purposes of this Agreement.

(c) No Conflict. The execution and delivery of and/or adherence to, as applicable, this Agreement by or on behalf of each Limited Partner, the consummation of the transactions contemplated hereby and the performance of each Limited Partner’s obligations under this Agreement will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to such Limited Partner, or any agreement or other instrument to which such Limited Partner is a party or by which such Limited Partner or any of its properties are bound, or any United States or non-United States permit, franchise, judgment, decree, statute, order, rule or regulation applicable to such Limited Partner or such Limited Partner’s business or properties.

(d) No Registration of Interests. Each Limited Partner understands that the Interests have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state or non-United States securities laws, and are being offered and sold in reliance upon United States federal, state and applicable non-United States exemptions from registration requirements for transactions not involving a public offering. Each Limited Partner recognizes that reliance upon such exemptions is based in part upon the representations of such Limited Partner contained in this Agreement. Each

Limited Partner represents and warrants that the Interests will be acquired by such Limited Partner solely for the account of such Limited Partner, for investment purposes only and not with a view to the distribution thereof. Each Limited Partner represents and warrants that such Limited Partner (i) is a sophisticated investor with the knowledge and experience in business and financial matters to enable such Limited Partner to evaluate the merits and risks of an investment in the Partnership, (ii) is able to bear the economic risk and lack of liquidity of an investment in the Partnership and (iii) is able to bear the risk of loss of its entire investment in the Partnership.

(e) Regulation D under the Securities Act. Each Limited Partner is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

(f) Investment Company Act Matters. Each Limited Partner understands that: (i) the Partnership does not intend to register as an investment company under the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), and (ii) such Limited Partner will not be afforded the protections provided to investors in registered investment companies under the Investment Company Act. Each Limited Partner was not formed or reformed (as interpreted under the Investment Company Act) for the specific purpose of making an investment in the Partnership, and, under the ownership attribution rules promulgated under Section 3(c)(1) of the Investment Company Act, no more than one person will be deemed a beneficial owner of such Limited Partner’s Interests. Each Limited Partner is a “qualified purchaser” as that term is defined under the Investment Company Act.

(g) Acknowledgement of Risks; Restrictions on Transfer. Each Limited Partner recognizes that: (i) an investment in the Partnership involves certain risks, (ii) the Interests will be subject to certain restrictions on transferability as described in this Agreement and (iii) as a result of the foregoing, the marketability of the Interests will be severely limited. Each Limited Partner agrees that it will not transfer, sell, assign, pledge, encumber, mortgage, divide, hypothecate or otherwise dispose of all or any portion of the Interests in any manner that would violate this Agreement, the Securities Act or any United States federal or state or non-United States securities laws or subject the Partnership or the General Partner or any of its affiliates to regulation under (or make materially more burdensome for such Person any regulatory requirement under) the Investment Company Act or the United States Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Advisers Act”), the rules and regulations of the U.S. Securities and Exchange Commission or the laws and regulations of any United States federal, state or municipal authority or any non-United States governmental authority having jurisdiction thereover.

(h) Additional Investment Risks. Each Limited Partner is aware that: (i) the Partnership has no financial or operating history, (ii) the General Partner or a person or entity selected by the General Partner (which may be a manager, member, shareholder, partner or Affiliate thereof) will receive substantial compensation in connection with the management of the Partnership, and (iii) no United States federal, state or local or non-United States agency, governmental authority or other person has passed upon the Interests or made any finding or determination as to the fairness of this investment.

(i) No Public Solicitation of Limited Partner. Each Limited Partner confirms that it is not subscribing for any Interests as a result of any form of general solicitation or general advertising, including (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(j) Investment Advisers Act Matters. Each Limited Partner, as well as any direct or indirect beneficial owner of such Limited Partner that would be identified as a “client” under Rule 205-3 under the Investment Advisers Act, is a “qualified client” within the meaning of the Investment Advisers Act and the rules and regulations promulgated thereunder.

(k) Benefit Plan Investor Status of the Limited Partners. Each Limited Partner represents and warrants that such Limited Partner is not (i) an “employee benefit plan” that is subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an individual retirement account or annuity or other “plan” that is subject to Code §4975, or (iii) a fund of funds, an insurance company separate account or an insurance company general account or another entity or account (such as a group trust), in each case whose underlying assets are deemed under the U.S. Department of Labor regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Code §4975 (each of (i) through (iii), a “Benefit Plan Investor”). Each Limited Partner represents, warrants and covenants that it shall not become a Benefit Plan Investor for so long as it holds Interests.

(l) Anti-Money Laundering and Anti-Boycott Matters. Each Limited Partner acknowledges that the Partnership seeks to comply with all applicable anti-money laundering and anti-boycott laws and regulations. In furtherance of these efforts, each Limited Partner represents, warrants and agrees that: (i) no part of the funds used by such Limited Partner to acquire the Interests and/or to satisfy its Capital Contribution obligations with respect thereto has been, or shall be, directly derived from any activity that may contravene United States federal or state or non-United States laws or regulations, including anti-money laundering laws and regulations, (ii) no Capital Contribution or payment to the Partnership by such Limited Partner and no distribution to such Limited Partner shall cause the Partnership or the General Partner to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations and (iii) all Capital Contributions or payments to the Partnership by such Limited Partner will be made through an account located in a jurisdiction that does not appear on the list of boycotting countries published by the U.S. Department of Treasury pursuant to Code §999(a)(3), in effect at the time of such contribution or payment. Each Limited Partner acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, to the extent required by any anti-money laundering law or regulation or by OFAC, the Partnership and the General Partner may prohibit additional capital contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Interests, and such Limited Partner shall have no claim, and shall not pursue any claim, against the Partnership, the General Partner or any other Person in connection therewith.

(m) Each Limited Partner represents and warrants that (a) it and each Person owning an interest equal to or greater than ten percent (10%) in such Limited Partner is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) no Embargoed Person (as hereinafter defined) is an Affiliate of or owns an interest equal to or greater than ten percent (10%) in such Limited Partner, and (c) such Limited Partner has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any Person or government subject to trade restrictions under U.S. law, including but not limited to, the International

Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in such Person or government is prohibited by law or such Person or government is in violation of law.

(n) REIT-Specific Representations and Warranties. Each Limited Partner represents and warrants that: (a) such Limited Partner is not an individual for purposes of Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code) and (b) no Person who is treated as an individual under Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code) that is a direct or indirect owner of such Limited Partner beneficially owns, or in the future will beneficially own, greater than 9.8% of such Limited Partner.

(o) Additional Representations for the BCIMC Canadian Limited Partner. The BCIMC Canadian Limited Partner represents and warrants that (i) the BCIMC Canadian Limited Partner is an “accredited investor” as defined in Canadian National Instrument 45-106 Prospectus and Registration Exemptions and (ii) the BCIMC Canadian Limited Partner has not received any general advertising materials relating to the Interests.

12.9 Meaning of Certain Terms. As used in this Agreement, the term “Person” means any individual, corporation, partnership, limited liability company, estate, trust or other legal entity any individual, partnership, corporation, trust or other legal entity; “Affiliate” or “Person Affiliated with” means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person (provided, that for the purposes of this Agreement, the Partnership and the Investment Entities shall be deemed not to be Affiliates of the General Partner or any of its Affiliates); the terms “Control”, “Controlled by”, and “under common Control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting equity interests, by contract or otherwise; and “Unrelated Third Party” means, when used with reference to a specified Person, a Person who is not an “Affiliate” of or “Person Affiliated with” the specified Person.

12.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be delivered by one or more parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

12.11 Confidentiality.

(a) Each Partner agrees to keep the terms of this Agreement and all materials, information and agreements exchanged between the Partners or received by the Partners in connection with this Agreement, including the terms hereof (collectively, the “Confidential Information”), confidential and not to disclose, deliver or otherwise make the same or any copy (or any draft thereof) available to any Person, except to the extent that (i) the disclosure or delivery of the Confidential Information is made to representatives, agents, employees, legal counsel, accountants, auditors, financial or other advisors, or other Persons, in each case, who need to know such information to perform any duty or function or as reasonably necessary for such Person to carry out its ongoing operations (including to potential investors (including in connection with the IPT Limited Partner’s right to exercise the IPT Sell-Down pursuant to Section 8.1(e)) and financing providers); (ii) the Confidential Information may generally become available to the public or become circulated to the public through no fault of the disclosing Partner; (iii) the Confidential Information was known on a non-confidential basis prior to its disclosure in connection with this Agreement; (iv) the information was independently developed without reference to the Confidential Information; or (v) the disclosure of the Confidential Information is required by applicable law or regulation (including, without limitation, United States securities laws); provided, that any Person to whom the Confidential Information is disclosed or delivered by a Partner pursuant to clause (i) above shall have been advised of the confidential nature of such information by the disclosing Partner and the disclosing Partner shall be responsible for any breach of this Section 12.10 by such Person. Each Partner shall be entitled to make a public announcement regarding the consummation of the acquisition, disposition or financing of an Investment; provided, that such public announcement shall not include the name or any other information that may reveal the identity of the BCIMC Limited Partner or any Affiliate of the BCIMC Limited Partner, including its ultimate parent company, without the prior written consent of the BCIMC Limited Partner (except to the extent such disclosure is required by applicable law or regulation (including, without limitation, United States securities laws)).

(b) BCIMC Specific Confidentiality Provisions.

(i) Notwithstanding Section 12.11(a), the General Partner agrees and acknowledges that the BCIMC Pension Partner is subject to disclosure of information requirements under the Pension Benefits Standards Act (“PBSA”). The BCIMC Pension Partner hereby agrees that if the BCIMC Pension Partner is requested or required to disclose any Confidential Information to authorities to effect compliance with the PBSA, the BCIMC Pension Partner shall notify the General Partner in advance of such disclosure and shall only disclose such Confidential Information to the extent required by law or any court of competent jurisdiction.

(ii) Notwithstanding Section 12.11(a), in consideration of the BCIMC Pension Partner’s status as a British Columbia pension fund and its relationship with its equity owners, to the extent required by law or any court of competent jurisdiction, the General Partner hereby consents to the disclosure by the BCIMC Pension Partner to its equity owners of the following information: (A) the name of the Partnership, (B) the date of the Partnership’s inception, (C) the BCIMC Pension Partner’s total capital contributions to the Partnership, and (D) the total distributions to the BCIMC Pension Partners from the Partnership. Except to the extent otherwise required pursuant to this Section 12.11(b)(ii), the BCIMC Pension Partner shall remain subject to such confidentiality restrictions as set forth in this Section 12.11.

(iii) Notwithstanding anything to the contrary contained in this Agreement, to the extent required by law or any court of competent jurisdiction, the General Partner hereby agrees that the BCIMC Limited Partner and British Columbia Investment Management Corporation (“BCIMC”) shall be permitted to disclose the Applicable Information (as defined below), including on their website. For purposes of this Section 12.11(b)(iii), “Applicable Information” means: (A) the name and address of the Partnership; (B) the fact that the BCIMC Limited Partner is a Limited Partner in the Partnership; and (C) a brief description of the Partnership’s general investment strategy (which will be limited to the information set forth in Article 2 hereof); provided, that with respect to any such information that has been independently produced by the BCIMC Limited Partner, including based on information provided by the General Partner, the BCIMC Limited Partner agrees to include language stating, or otherwise disclosing, that such information has been independently prepared by the BCIMC Limited Partner.

(iv) Notwithstanding Section 12.11(a), to the extent required by law or any court of competent jurisdiction, the General Partner hereby agrees that the BCIMC Limited Partner may disclose any information it receives relating to the Partnership to BCIMC and its agents, contractors and any representatives thereof (collectively, the “BCIMC Parties”), in each case, only to the extent that any BCIMC Party reasonably needs to know such information in connection with the BCIMC Limited Partner’s investment in the Partnership; provided, that (A) the BCIMC Parties are informed of the confidential nature of the information and are subject to the confidentiality obligations set forth in Section 12.11(a), and (B) the BCIMC Limited Partner will be liable for any breach of the confidentiality obligations by the BCIMC Parties as if the BCIMC Limited Partner had itself breached such confidentiality obligations.

(v) Notwithstanding anything in this Section 12.11(b) to the contrary, in the event that the BCIMC Limited Partner or any BCIMC Party becomes legally compelled to disclose (e.g., pursuant to a lawful subpoena) any Confidential Information, the BCIMC Limited Partner or such BCIMC Party shall use its best efforts to (A) provide the General Partner with prompt written notice of such disclosure prior to making the disclosure, so as to give the General Partner a meaningful opportunity to quash any legal process purporting to compel such disclosure (and the BCIMC Limited Partner or such BCIMC Party shall not frustrate any such act to quash any such legal process), (B) only provide that portion of the Confidential Information that is legally required, and (C) interpose a confidentiality defense based upon this Agreement in an effort to ensure that confidential treatment will be afforded to any disclosed Confidential Information.

12.12 Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto shall be subjected to and governed by the Act and the other laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirely within the State of Delaware, and such laws shall govern all aspects of this Agreement, including, without limitation, the limited partnership aspects of this Agreement.

12.13 Waiver of Jury Trial. The parties hereby expressly waive the right to a trial by jury in any action or proceeding brought by or against any of them relating to this Agreement or the transactions contemplated hereby.

12.14 Venue. Subject to Section 9.4, each of the parties hereby submits to the exclusive jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

12.15 Limitation on Benefits. The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL PARTNER

IPT BTC I GP LLC, a Delaware limited liability company

By: IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a Delaware limited partnership, its sole member

By: Industrial Property Trust Inc., a Maryland corporation, its general partner

By:	/s/ Thomas G. McGonagle
Name:	Thomas G. McGonagle
Title:	Chief Financial Officer

[Signature Page to Second Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP]

IPT LIMITED PARTNER

IPT BTC I LP LLC, a Delaware limited liability company

By: IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a Delaware limited partnership, its sole member

By: Industrial Property Trust Inc., a Maryland corporation, its general partner

By:	/s/ Thomas G. McGonagle
Name:	Thomas G. McGonagle
Title:	Chief Financial Office

[Signature Page to Second Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP]

BCIMC PENSION PARTNER

bcIMC International Real Estate (2004) Investment Corporation, a Canadian corporation

By:	/s/ Dean Atkins
Name:	Dean Atkins
Title:	President

[Signature Page to Second Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP]

BCIMC ACCIDENT FUND PARTNER

bcIMC (WCBAF) Realpool Global Investment Corporation, a Canadian corporation

By:	/s/ Dean Atkins
Name:	Dean Atkins
Title:	President

[Signature Page to Second Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP]

BCIMC USA LIMITED PARTNER

bcIMC (USA) Realty Div A2 LLC, a Delaware limited liability company

By: bcIMC (USA) Realty Inc., a Delaware corporation, its sole member

By:	/s/ Dean Atkins
Name:	Dean Atkins
Title:	President

[Signature Page to Second Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP]

SCHEDULE 1

Names, Addresses, Percentage Interests of Partners

Partner and Address Information	Percentage Interest	Capital Commitment	Initial Capital Contribution
IPT BTC I GP LLC	0.1%	$612,000.00	$189,172.70
IPT BTC I LP LLC	19.9%	$121,788,000.00	$37,645,366.30
bcIMC International Real Estate (2004) Investment Corporation	39.2%	$239,904,000.00	$74,155,696.44
bcIMC (WCBAF) Realpool Global Investment Corporation	9.8%	$59,976,000.00	$18,538,924.11
bcIMC (USA) Realty Div A2 LLC	31.0%	$189,720,000.00	$58,643,535.45
	100%	$612,000,000.00	$189,172,695.00

Notices to either the General Partner or the IPT Limited Partner shall be delivered to:

c/o Industrial Property Trust Inc.

518 Seventeenth Street

17th Floor

Denver, Colorado 80202

Attn: Dwight Merriman, Tom McGonagle and Joshua J. Widoff

E-mail: dmerriman@industrialincome.com, tmcgonagle@industrialincome.com and

jwidoff@blackcreekcapital.com

and

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: Bruce L. Gelman, P.C.

E-mail: bruce.gelman@kirkland.com

Notices to the BCIMC Canadian Limited Partner shall be delivered to:

c/o British Columbia Investment Management Corporation

300 - 2950 Jutland Road

Victoria, British Columbia Canada V8T 5K2

Attn: Timothy E. Works and Ryan Bradford

E-mail: tim.works@bcimc.com and ryan.bradford@bcimc.com

and

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Cox, Castle & Nicholson LLP

2029 Century Park East, 21st Floor

Los Angeles, CA 90067

Attn: Douglas P. Snyder

E-mail: dsnyder@coxcastle.com

and

Garvey Schubert Barer

1191 Second Avenue, 18th Floor

Seattle, WA 98101

Attn: Gary Tober

E-mail: gtober@gsblaw.com

Notices to the BCIMC USA Limited Partner shall be delivered to:

c/o British Columbia Investment Management Corporation

300 - 2950 Jutland Road

Victoria, British Columbia Canada V8T 5K2

Attn: Timothy E. Works and Ryan Bradford

E-mail: tim.works@bcimc.com and ryan.bradford@bcimc.com

and

Cox, Castle & Nicholson LLP

2029 Century Park East, 21st Floor

Los Angeles, CA 90067

Attn: Douglas P. Snyder

E-mail: dsnyder@coxcastle.com

and

Garvey Schubert Barer

1191 Second Avenue, 18th Floor

Seattle, WA 98101

Attn: Gary Tober

E-mail: gtober@gsblaw.com

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EXHIBIT A

Capital Accounts; Allocation Rules

1. Definitions.

The following definitions shall be applied to the terms used in this Exhibit A. Capitalized terms not defined should have the meaning set forth in the Agreement.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 2.D of this Exhibit A.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Carrying Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(i) The initial Carrying Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner.

(ii) The Carrying Values of all Partnership assets immediately prior to the occurrence of any event described in Section 2.D(2) of this Exhibit A shall be adjusted to equal their respective gross fair market values in accordance with Section 2.A of this Exhibit A:

(iii) The Carrying Value of any Partnership asset distributed to a Partner shall be adjusted to equal the gross fair value of such asset on the date of distribution as determined by the General Partner.

(iv) The Carrying Values of Partnership assets shall be increased or decreased as necessary to reflect any adjustments to the adjusted basis of such assets pursuant to Code §734(b) or Code §743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (ii) is necessary, appropriate or advisable in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

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If the Carrying Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii) or (iv) of this definition, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing profits and losses.

“Contributed Property” means each property or other asset (excluding cash) contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 2.D of this Exhibit A, such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Depreciation” means, for each fiscal year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Net Profit” or “Net Loss” shall mean for each Fiscal Year the Partnership’s taxable income or taxable loss for such Fiscal Year, determined in accordance with this Exhibit A.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Partially Adjusted Capital Account” means, with respect to any Partner for any Fiscal Year or other period, the Capital Account balance of such Partner at the beginning of such period, adjusted as set forth in the definition of Capital Account for (i) all contributions and distributions during such period, and (ii) all special allocations pursuant to Section 4 of this Exhibit A with respect to such period. The Partially Adjusted Capital Account of any Partner for any Fiscal Year shall be determined before giving effect to any allocation with respect to such period pursuant to clauses (A), (B) and (C) of Section 3 of this Exhibit A.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

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“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.B.1(a) or 5.B.2(a) of this Exhibit A to eliminate Book-Tax Disparities.

“Target Capital Account” means, with respect to any Partner for any Fiscal Year or other period, an amount (which may be either a positive or negative balance) equal to the difference between:

(i) the hypothetical distribution (if any) such Partner would receive if all Partnership assets, including cash, were sold for cash equal to their Carrying Value (taking into account any adjustments to Carrying Value for such period), all Partnership liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability of the Partnership, to the Carrying Value of the assets securing such liability), and the net proceeds of such sale to the Partnership (after satisfaction of said liabilities) were distributed in full pursuant to Section 5.2 of the Agreement on the last day of such period; minus

(ii) the sum of (A) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, determined as provided in Section 4 of this Exhibit A immediately prior to such deemed sale, plus (B) the amount, if any, which such Partner is obligated to contribute to the capital of the Partnership pursuant to the terms of this Agreement immediately after such deemed sale (but only to the extent such capital contribution obligation has not been taken into account in determining such Partner’s share of Partner Minimum Gain).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under this Exhibit A) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to this Exhibit A) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to this Exhibit A) as of such date, over (ii) the fair market value of such property (as determined under this Exhibit A) as of such date.

2. Capital Accounts of the Partners.

A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of cash contributed or deemed contributed or the Carrying Value of all actual and deemed contributions of property made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 2.B hereof and allocated to such Partner pursuant to Section 3 or Section 4 of this Exhibit A, and decreased by (x) the amount of cash distributed or deemed distributed or the Carrying Value of all actual and deemed distributions of property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 2.B hereof and allocated to such Partner pursuant to Section 3 or Section 4 of this Exhibit A.

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B. For purposes of computing the amount of Net Profit or Net Loss to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any item of income, gain, deduction or loss shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

(2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 2.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6) Any items specially allocated under Section 4 of this Exhibit A hereof shall not be taken into account.

C. Generally, a transferee (including an assignee) of a Partnership interest shall succeed to a pro rata portion of the Capital Account of the transferor.

D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 2.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 2.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 3 and Section 4 of this Exhibit A.

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(2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (d) the issuance by the Partnership of a noncompensatory option for a Limited Partner interest in the Partnership (other than an option for a de minimis Limited Partner interest) and (e) at such other times as the General Partner shall reasonably determine necessary, appropriate or advisable in order to comply with U.S. Department of Treasury Reg. §§1.704-1(b) and 1.704-2; provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(3) In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit A, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt.

E. The provisions of this Agreement (including this Exhibit A) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided, that it is not likely to have a material effect on the amounts distributable to any Person pursuant to the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

3. General Allocation Rules. After giving effect to the special allocations set forth in Section 4 of this Exhibit A, all Net Profit and Net Loss (and to the extent necessary, as set forth in clauses (A), (B) and (C) of this Section 3, items of gross income, gain, expense and loss) of the Partnership shall be allocated to the Partners as follows:

(A) If the Partnership has Net Profit for any Fiscal Year (determined prior to giving effect to this clause (A)), each Partner whose Partially Adjusted Capital Account is greater than its Target Capital Account shall be allocated items of Partnership expense or loss for such Fiscal Year equal to the difference between its Partially Adjusted Capital Account and Target Capital Account. If the Partnership has insufficient items of expense or loss for such Fiscal Year to satisfy the previous sentence with respect to all such Partners, the available items of expense or loss shall be divided among such Partners in proportion to such difference.

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(B) If the Partnership has Net Loss for any Fiscal Year (determined prior to giving effect to this clause (B)) each Partner whose Partially Adjusted Capital Account is less than its Target Capital Account shall be allocated items of Partnership gain or income for such Fiscal Year equal to the difference between its Partially Adjusted Capital Account and Target Capital Account. If the Partnership has insufficient items of income or gain for such Fiscal Year to satisfy the previous sentence with respect to all such Partners, the available items of income or gain shall be divided among such Partners in proportion to such difference.

(C) Any remaining Net Profit or Net Loss (as computed after giving effect to clauses (A) and (B) of this Section 3) (and to the extent necessary to achieve the purposes hereof, items of income, gain, loss, and expense) shall be allocated among the Partners so as to reduce, proportionately, the differences between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for the period under consideration. To the extent possible, each Partner shall be allocated a pro rata share of all Partnership items allocated pursuant to this clause (C).

4. Special Allocation Rules.

Notwithstanding any other provision of the Agreement or this Exhibit A, the following special allocations shall be made in the following order:

A. Minimum Gain Chargeback. Notwithstanding any other provisions of this Exhibit A, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 4.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 4.A only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 3 and Section 4 of this Exhibit A with respect to such Fiscal Year and without regard to any decrease in Partner Minimum Gain during such Fiscal Year.

B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Exhibit A (except Section 4.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 4.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 4.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 3 and Section 4 of this Exhibit A with respect to such Fiscal Year, other than allocations pursuant to Section 4.A hereof.

C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 4.A and 4.B hereof, such Partner has an Adjusted Capital Account Deficit, items of

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Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

D. Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision in this Exhibit and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.D shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Exhibit A have been made as if Section 4.C and this Section 4.D were not included in this Exhibit.

E. Nonrecourse Deductions. Nonrecourse Deductions with respect to an Investment for any Fiscal Year shall be allocated to the Partners with respect to such Investment in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Fiscal Year which would satisfy such requirements.

F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H. Excess Nonrecourse Liabilities. For purposes of determining a Partner’s share of the “excess nonrecourse liabilities” of the Partnership within the meaning of U.S. Department of Treasury Reg. §1.752-3(a)(3), each Partner’s interest in Partnership profits shall be proportionate to such Partner’s relative Percentage Interest.

5. Allocations for Tax Purposes.

A. Except as otherwise provided in this Section 5, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 3 and Section 4 of this Exhibit A.

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B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(1)	(a)	In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the Carrying Value of such property and its adjusted basis at the time of contribution; and

	(b)	any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 3 and Section 4 of this Exhibit A.

(2)	(a)	In the case of an Adjusted Property, such items shall

(i) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 2 of this Exhibit A, and

(ii) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.B(1) of this Exhibit A; and

	(b)	any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 3 and Section 4 of this Exhibit A.

(3)	All other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 3 and Section 4 of this Exhibit A.

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EXHIBIT B

Primary Markets

Atlanta

Baltimore/Washington DC

Charlotte

Chicago

Dallas

Denver

Eastern or Central Pennsylvania

Houston

Inland Empire

Kansas City

Los Angeles

Memphis

Miami

Nashville

New Jersey

Phoenix

Portland

San Francisco Bay Area

Savannah

Seattle

South Florida

Southern California

Any other market Approved by the Executive Committee

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EXHIBIT C

Target Investment Characteristics

Industrial distribution properties characterized by low to moderate levels of finish (as opposed to specialized improvements) permitting maximum re-leasing flexibility, including:

(1) minimum 24 feet clear height

(2) minimum truck court of 90 feet if single and 150 feet if shared

(3) sprinkler systems

(4) buildings shall have tilt-wall, pre-cast concrete panel, brick or block and metal construction

(5) buildings shall have built-up, single ply roof system or other comparable metal roof system

(6) dock-high loading

(7) maximum building depth of 400 feet on single loaded buildings and 700 feet on flow through buildings

(8) no material code or statutory problems

(9) no material unmitigated environmental problems

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EXHIBIT D

GP Fees

Acquisition/Development Fee

0.60% of Total Project Investment as incurred for each Development Investment, payable upon the acquisition of such Development Investment and thereafter as costs are incurred in respect of such Development Investment. “Total Project Investment” means the aggregate costs (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation) for each real property asset.

0.50% of the aggregate purchase price (including debt, whether borrowed or assumed) for each Core Investment and each Value-Add Investment, payable upon the acquisition of each such Core Investment or Value-Add Investment.

Asset Management Fee

0.50% per annum of Total Project Investment for each Development Investment, payable quarterly in advance from and after the date of Stabilization of each such Development Investment.

0.50% per annum of Total Project Investment for each Value-Add Investment and each Core Investment, payable quarterly in advance upon acquisition of each such Value-Add Investment or Core Investment.

Development Management Fee	If an Affiliate of IPT serves as the development manager, a market rate development management fee not to exceed 4.0% of Total Managed Costs, payable upon the commencement of such development management services and thereafter as Total Managed Costs are incurred. “Total Managed Costs” means hard costs plus architectural and engineering costs.

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Development Oversight Fee	If an Affiliate of IPT oversees a third-party developer or development manager, 25% of the third-party development management fee, payable upon the commencement of such development oversight services and thereafter as third-party development management fees are incurred.

Guaranty Fee	1% per annum of the sum of the average annual balance outstanding under the Indebtedness for which such Guaranty has been provided, payable quarterly in arrears during the term of such Guaranty.

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EXHIBIT E

Substitute General Partner List

Clarion

J.P. Morgan Investment Management

LaSalle Investment Management

Invesco

AEW Capital Management

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EXHIBIT F

CPR Arbitration

(a) Except as otherwise provided in this Agreement, each Partner hereby irrevocably and unconditionally agrees that any and all Disputed Issue(s) or Deadlock Event(s) shall be exclusively and finally settled by final and binding arbitration pursuant to this Exhibit F (“CPR Arbitration”). Unless otherwise agreed by the Partners, the Tribunal shall only address the Disputed Issue or Deadlock Event which is specified in the applicable Arbitration Notice.

(b) Any CPR Arbitration to resolve a Disputed Issue or Deadlock Event shall be administered by the International Institute for Conflict Prevention and Resolution (or its successor) and conducted in accordance with the procedures set forth in the Global Rules for Accelerated Commercial Arbitration, as in effect on the date of this Agreement (the “CPR Rules”). The language of the CPR Arbitration shall be English. The Disputed Issue or Deadlock Event shall be determined by a tribunal of three (3) arbitrators selected by rank and strike methodology in accordance with the CPR Rules (the “Tribunal”). The claimant shall appoint one (1) arbitrator in its Notice initiating the CPR Arbitration (a “Notice of Arbitration”) and the respondent shall appoint one (1) arbitrator in its Notice of Defense. If within fifteen (15) days after service of the Notice of Arbitration, the respondent has not appointed an arbitrator, such arbitrator shall be appointed in accordance with the CPR Rules. Within fifteen (15) days of the appointment of the second arbitrator, the two (2) arbitrators appointed shall appoint a third arbitrator, who shall preside over the Tribunal. If the two (2) arbitrators appointed cannot agree on a third arbitrator within that period, the third arbitrator shall be appointed in accordance with Rule 6 of the CPR Rules. Unless the Partners otherwise agree in writing, all arbitrators shall be impartial and independent. The place of CPR Arbitration shall be either San Francisco or Los Angeles, California.

(c) For any CPR Arbitration: (i) the burden of proof shall be on the Partners initiating the CPR Arbitration; (ii) the Dispute Notice shall set forth the full position of the initiating Partners, including evidence or information upon which they rely; (iii) the responding Partners shall reply to the Arbitration Notice within thirty (30) days of receipt thereof (the “Notice of Defense”) and in so responding to the Arbitration Notice shall appoint its arbitrator and shall set forth in such response the full position of the responding Partners, including evidence or information upon which it relies; and (iv) the Tribunal shall make its final determination on the merits of the Arbitration Notice and the responding Partners’ response notice only and shall render its final award within thirty (30) days of the constitution of such Tribunal, subject to extension by the Tribunal only if necessary to accommodate extraordinary circumstances. If any Partner formally petitions the Tribunal to extend the period in which the Tribunal shall render its decision as set forth in clause (iv) above, then such petitioning Partner shall be deemed to have forfeited such CPR Arbitration and the non-petitioning Partner’s (or Partners’) position shall be deemed agreed to by the Partners and binding and conclusive.

(d) The Partners agree that discovery pursuant to CPR Rule 11 will include the exchange of relevant documents and information, including data. The Tribunal will also allow the Partners, to the extent permitted by law, to take measures for the purposes of obtaining and preserving the testimony of non-party witnesses for use at any hearing.

(e) Each Partner hereby irrevocably and unconditionally agrees that the final decision of the Tribunal as to any Disputed Issue or Deadlock Event shall be final and binding. Judgment confirming or enforcing any final award rendered by the Tribunal may be entered in any court of competent jurisdiction. Each Partner hereto irrevocably and unconditionally consents to the jurisdiction and venue of the state courts of the Counties of San Francisco or Los Angeles and State of California and any federal court located in the Counties of San Francisco or Los Angeles and State of California for the purpose of any judicial proceedings ancillary to a CPR Arbitration pursuant to this Exhibit F.

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(f) Each Partner shall bear its own costs and expenses in connection with any CPR Arbitration. The costs of the CPR Arbitration shall be paid by the Partners in equal shares.

(g) Each Partner shall maintain strict confidentiality with respect to all aspects of any CPR Arbitration commenced with respect to any Dispute and shall not disclose the fact, conduct or outcome (including the contents of any pleadings, filings, hearings or awards) of the CPR Arbitration to any non-parties or non-participants, except to the extent required by applicable Law or to the extent necessary to obtain evidence or for conducting the CPR proceedings and to recognize, confirm, vacate or enforce the final award of a Tribunal with respect to any Disputed Issue or Deadlock Event, without the prior written consent of the other parties to the CPR Arbitration proceeding. The Partners agree jointly to obtain, to the fullest extent permitted by law, the confidentiality of any proceedings before a court of competent jurisdiction to enforce an holding of a CPR Arbitration.

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EXHIBIT G

Form of Investment Entity Operating Agreement

(See attached)

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Final Form

LIMITED LIABILITY COMPANY AGREEMENT

OF

[Entity Name] (a Delaware limited liability company)

[DATE]

-i-

-ii-

-iii-

LIMITED LIABILITY COMPANY AGREEMENT

OF

[Entity Name]

(a Delaware limited liability company)

THIS LIMITED LIABILITY COMPANY AGREEMENT of [Entity Name], a Delaware limited liability company (the “REIT”), dated and effective as of [Date], is entered into by and among those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

W I T N E S S E T H

WHEREAS, the REIT was formed on [REIT Formation Date], at which time the Certificate was filed with the Secretary of State of Delaware;

WHEREAS, Build-To-Core Industrial Partnership I LP, a Delaware limited partnership (the “Company”), is the Manager and a Member of the REIT;

WHEREAS, the REIT will elect to be taxed as a real estate investment trust under Sections 856-860 of the Code; and

WHEREAS, this Agreement shall constitute the “limited liability company agreement” (within the meaning of the Act) of the REIT, and shall be binding upon all Persons now or at any time hereafter that are Members.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement (including exhibits, schedules and amendments) shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa. Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles. References to Sections, Articles and Exhibits refer to the Sections and articles of, and the exhibits to, this Agreement, unless the context requires otherwise.

“Act” means the Delaware Limited Liability Company Act, as amended.

“Affiliate” means, with respect to a specified Person, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For this purpose, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Limited Liability Company Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time as herein provided.

“Capital Contribution” means the amount of cash and the fair market value of other property contributed to the REIT by a Member as set forth on Exhibit A.

“Certificate” means the “Certificate of Formation” of the REIT, as originally filed with the office of the Secretary of State of the State of Delaware on [Date of Formation], as amended, restated, supplemented or otherwise modified from time to time as herein provided.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

“Company” has the meaning ascribed thereto in the recitals to this Agreement, in its capacity as the Manager and a Member of the REIT, including, without limitation, any successor or assign of the Company.

“Company Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Company, dated as of [Date of JV Agreement], as amended from time to time in accordance with the terms thereof.

“Entity” means any general partnership, limited liability company, proprietorship, corporation, joint venture, joint-stock company, limited partnership, limited liability partnership, business trust, firm, trust, estate, governmental entity, cooperative, association or other foreign or domestic enterprise.

“Liquidator” has the meaning ascribed thereto in Section 9.2.

“Manager” means the Company or any other manager or managers of the Company designated from time to time in accordance with Section 8.1, each which shall be deemed to be a “manager” within the meaning of the Act.

“Members” means all Persons, including, without limitation, any successor or assign of an existing Member in accordance with the terms of this Agreement, holding interests in the REIT whose Capital Contributions have been accepted by the REIT so long as such Persons’ capital is invested in the REIT, and including each Person admitted as an additional Member of the REIT, as listed from time to time on Exhibit A in such Persons’ capacities as “members” of the REIT within the meaning of the Act.

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“Net Cash Flow” means, for any period, all cash revenues and other funds received by the REIT during such period (other than Capital Contributions), plus amounts released from reserves, less all sums paid to lenders and all cash expenses, costs and capital expenditures made during such period from such sources and after setting aside appropriate reserves, as determined by the Manager in its sole discretion.

“Percentage Interest” means, as to each Member, its interest in the REIT as determined by dividing the number of REIT Units owned by such Member by the total number of REIT Units then issued and outstanding and as set forth on Exhibit A, as such exhibit may be amended from time to time.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

“Portfolio Company” means a company (whether a real estate investment trust, corporation, partnership, limited liability company or other Entity) with interests in Real Estate Assets, or that are otherwise involved in the ownership, operation, management or development of Real Estate Assets or in other real estate-related businesses or assets in which the REIT owns a direct or indirect interest.

“Preferred Units” has the meaning ascribed thereto in Section 3.1(b).

“Real Estate Assets” means all direct and indirect interests (including, without limitation, fee or leasehold title, mortgages, participating and convertible mortgages, options, leases, Portfolio Companies, partnership and joint venture interests, equity and debt of entities that own real estate and other contractual rights in real estate) in unimproved and improved real property and real estate-related assets.

“REIT” has the meaning ascribed thereto in the recitals to this Agreement.

“REIT Asset” means the interest of the REIT in any Entity or security (whether in corporate securities, equity, debt or hybrid securities, partnership or joint venture interests, other contractual rights or otherwise), and any Real Estate Assets and other assets owned, directly or indirectly, by the REIT, as determined by the Manager.

“REIT Counsel” has the meaning ascribed thereto in Section 11.4.

“REIT Units” means the limited liability company interests in the REIT designated as such with the rights, powers and duties set forth herein, and expressed in the number set forth on Exhibit A, as such exhibit may be amended from time to time.

“Securities Act” means the Securities Act of 1933, or any successor thereto, as amended from time to time.

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“Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death. The word “Transfer,” when used as a noun, shall mean any Transfer transaction.

“Treasury Regulations” means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific Sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

“Units” means the limited liability company interests in the REIT.

ARTICLE 2

ORGANIZATION

2.1 Formation. The parties hereto hereby agree to the formation of the limited liability company known as [Entity Name], as a limited liability company under the provisions of the Act.

2.2 Name. The name of the REIT shall be [Entity Name]. The business of the REIT shall be conducted under such name or such other names as the Manager may from time to time designate.

2.3 Certificate. The Manager, and any other Person designated by the Manager, is hereby authorized to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the REIT may own property or conduct business.

2.4 Principal Place of Business. The principal place of business shall be located at 518 17th Street, 17th Floor, Denver, Colorado 80202, or at such other location as may be designated by the Manager.

2.5 Registered Office and Registered Agent. The address of the registered office of the REIT in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, or such other place as may be designated from time to time by the Manager. The name of the registered agent for service of process on the REIT in the State of Delaware at such address shall be The Corporation Trust Company, or such other Person as may be designated from time to time by the Manager.

2.6 Term. The term of the REIT commenced on the date of the filing of the Certificate and shall continue until dissolved pursuant to the provisions of Article 9.

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2.7 Purposes and Powers. The REIT is organized for the object and purpose of making investments in Real Estate Assets, owning, managing, supervising and disposing of such investments, sharing the profits and losses therefrom and engaging in such activities necessary, incidental or ancillary thereto and to engage in any other lawful act or activity for which limited liability companies may be organized under the Act in furtherance of the foregoing. Notwithstanding any other provision of this Agreement, the REIT, and the Manager on behalf of the REIT, may execute, deliver and perform such agreements and documents as the Manager determines are necessary or desirable for the formation and organization of the REIT. Any provision herein regarding the purpose and power of the REIT and the authorization (or limitation on authorization thereof) of actions hereunder shall also apply to, and may be done through, a direct or indirect subsidiary of the REIT. In furtherance of this purpose, the REIT shall have all powers necessary, suitable or convenient for the accomplishment of the aforesaid purpose, subject to the limitations and restrictions set forth in this Agreement and the Company Agreement, as principal or agent, including, without limitation, all of the powers that may be exercised by the Manager on behalf of and, except as specifically provided herein, at the expense of the REIT pursuant to this Agreement or the Act, and further including, without limitation, the following:

(i) to engage in investment activities as the Manager may determine, including, without limitation, to purchase, sell, exchange, write, receive, invest and reinvest in, and otherwise trade, directly or indirectly, in and with (x) Real Estate Assets, (y) capital stock, preorganization certificates and subscriptions, warrants, trust receipts, bonds, notes, convertible debt, bank loans and any other evidences of indebtedness (in each case, whether senior or subordinated or secured or unsecured), and other restricted or marketable, equity, debt, or equity- or debt-related securities, obligations or interests including any combination of the foregoing and including direct or indirect interests or participations therein or other similar securities, obligations or interests, including shares of beneficial interest, warrants, rights or options (including, without limitation, puts and calls) to purchase equity, debt or equity- or debt-related securities, obligations or interests, limited and general partnership interests, trade credits or obligations, or debt-related securities, obligations or interests issued, in each case, in connection with Real Estate Assets and (z) other REIT property and funds;

(ii) to act as general or limited partner, member, joint venturer, manager or shareholder of any Entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

(iii) to borrow money, encumber assets and otherwise incur recourse and non-recourse indebtedness (including, without limitation, the issuance of guarantees of the payment or performance obligations by any Person) in connection with or in furtherance of the acquisition of or the financing of a REIT Asset;

(iv) to improve, develop, redevelop, construct, reconstruct, maintain, renovate, rehabilitate, reposition, manage, lease, mortgage and otherwise deal with the assets and/or businesses constituting the REIT Assets;

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(v) to alter or restructure the REIT’s investment in any REIT Asset at any time during the term of the REIT without any precondition that the Manager make any distributions to the Members in connection therewith;

(vi) to enter into, perform and carry out contracts of any kind with any Person (including, without limitation, Members and their respective Affiliates and the Manager), necessary to, in connection with, or incidental to the accomplishment of the purposes of the REIT;

(vii) to, subsequent to the REIT’s initial investment in any REIT Asset, make additional investments in such REIT Asset (including, without limitation, additional investments made to finance acquisitions by any Portfolio Companies or any capital improvements, tenant improvements or other improvements or alterations to any property constituting a REIT Asset or otherwise to protect the REIT’s investment in any REIT Asset or to provide working capital for any REIT Asset);

(viii) to pay the commissions, fees or other charges to Persons that may be applicable in connection with any transactions entered into by or on behalf of the REIT;

(ix) to, either by itself or by contract with others, including, without limitation, a Person whose stockholders, owners, partners, officers or employees are stockholders, owners, partners, officers or employees of the Manager or an Affiliate thereof, have and maintain one or more offices within or without the State of Delaware and in connection therewith to rent, lease or purchase office space, facilities and equipment, to engage and pay personnel and do such other acts and things and incur such other expenses on its behalf as may be necessary or advisable in connection with the maintenance of such office or offices and the conduct of the business of the REIT;

(x) to open, maintain and close accounts with brokers;

(xi) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(xii) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purpose;

(xiii) to sue and be sued, to prosecute, arbitrate, settle or compromise all claims of or against third parties, to compromise, arbitrate, settle or accept judgment with respect to claims of or against the REIT and to execute all documents and make all representations, admissions and waivers in connection therewith;

(xiv) to register or qualify the REIT under any applicable federal or state laws or foreign laws, or to obtain exemptions under such laws, if such registration, qualification or exemption is deemed necessary or desirable by the Manager;

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(xv) to form one or more corporations or partnerships or other entities, to register or qualify such entities and to utilize such corporations, partnerships or other entities as vehicles for making investments and to otherwise carry out the business of the REIT and to cause such partnerships, corporations or other entities to take any action which the Manager would have the authority to take on behalf of the REIT;

(xvi) to make any and all elections and filings for federal, state, local and foreign tax purposes;

(xvii) to enter into and perform the terms of any credit facility as guarantor and cause any Portfolio Company to enter into and perform the terms of any credit facility as borrower, including, without limitation, repaying borrowings under any credit facility on behalf of the REIT;

(xviii) to create, and admit as a Member, any Entity that may be necessary, convenient or incidental to the accomplishment of the purposes of the REIT;

(xix) to purchase or repurchase any or all interests in the REIT from any Person for such consideration as the Manager may determine in its reasonable discretion (whether more or less than the original issuance price of such interests in the REIT or the then market value of such interest);

(xx) to do such other things and engage in such other activities as may be necessary, convenient or advisable with respect to the conduct of the business of the REIT, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

2.8 Effectiveness of this Agreement. This Agreement shall govern the operations of the REIT and the rights and restrictions applicable to the Members, to the extent permitted by law. Pursuant to Section 18-101(11)(a) of the Act, all Persons who become holders of Units shall be bound by the provisions of this Agreement. The execution by a Person of this Agreement and acceptance thereof by the Manager in accordance with the terms of this Agreement or the receipt of Units as a successor or assign of an existing Member in accordance with the terms of this Agreement shall be deemed to constitute a request that the records of the REIT reflect such admission, and shall be deemed to be a sufficient act to comply with the requirements of Section 18-101(11)(a) of the Act and to so cause that Person to become a Member as of the date of acceptance of its Capital Contribution by the REIT and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Member hereunder).

2.9 Qualification as a Real Estate Investment Trust. The Manager shall use commercially reasonable efforts to cause the REIT to qualify for U.S. Federal income tax treatment as a real estate investment trust under Sections 856 through 860 of the Code. The REIT shall not be a financial institution referred to in Section 582(c)(2) of the Code nor any insurance company to which subchapter L of the Code applies. In furtherance of the foregoing, the Manager shall use its commercially reasonable efforts to take such

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actions from time to time as are necessary, and is authorized to take such actions as in its sole judgment and discretion are desirable, to preserve the status of the REIT as a real estate investment trust; provided, however, that if the Manager determines that it is no longer in the best interests of the REIT to continue to have the REIT qualify as a real estate investment trust, the Manager may (after providing advance notice in writing to each Member) revoke or otherwise terminate the REIT’s real estate investment trust election pursuant to applicable U.S. Federal tax law and may elect to treat the REIT thereafter as a C corporation, partnership or other type of Entity as it determines in accordance with applicable tax law.

ARTICLE 3

CAPITAL

3.1 Interests in the REIT.

(a) REIT Units. Each REIT Unit shall have the rights and be governed by the provisions set forth in this Agreement; and none of such REIT Units shall have any preemptive rights, or give the holders thereof any cumulative voting rights. REIT Units shall be evidenced by entries on Exhibit A. Certificates representing REIT Units shall not be issued; provided, however, that the Manager may provide that some or all of the REIT Units shall be certificated.

(b) Other Interests in the REIT. Subject to Article 6, the Manager may cause the REIT to issue additional interests in the REIT (in addition to REIT Units) in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Manager may by resolution provide, including rights, powers and duties senior to the REIT Units, including, without limitation, with respect to the rights of the REIT Units to share in REIT distributions (collectively “Preferred Units”). Preferred Units may include rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase such additional interests in the REIT. If the Manager determines that it is necessary or desirable to amend this Agreement or make any filings under the Act or otherwise in order to reference the existence or creation of a class or series of additional interests in the REIT, the Manager may amend this Agreement or cause such filings to be made (which filings might take the form of amendments to the Certificate).

3.2 Issuance of Interests in the REIT. Subject to Article 6, the Manager may accept Capital Contributions from additional Members and additional Capital Contributions from existing Members at any time. Each such additional Member shall be admitted as a Member as of the date of acceptance of its Capital Contribution by the Manager, at which time the Manager shall cause the REIT to issue to such Person such number of REIT Units or Preferred Units, as determined by the Manager in its sole discretion. Upon the Manager’s acceptance of a Capital Contribution from any Person, such Person shall become a party to this Agreement and a Member of the REIT and the obligations contained herein shall continue for so long as such Person is a Member. The

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Manager shall amend Exhibit A to reflect the admission of additional Members and, if applicable, the increase in Capital Contributions from existing Members, and the Manager shall take any other appropriate action in connection therewith. Each Member hereby consents to any and all admissions of such additional Members and the acceptance of any and all such additional contributions. The Capital Contribution of any such additional Members shall be specified by the Manager at the time of admission of such additional Members. No Member shall be entitled to any interest or compensation by reason of its Capital Contributions or by reason of serving as a Member.

ARTICLE 4

DISTRIBUTIONS

4.1 Cash Distributions. Net Cash Flow shall be distributed as determined by the Manager in its sole discretion (provided that such determination may take into account the REIT’s ongoing expenses (including debt payments), anticipated investments or capital expenditures and reserves) to the holders of the REIT Units in proportion to their respective Percentage Interests, subject to any distributions required to be made to any holders of Preferred Units. Notwithstanding anything to the contrary in this Agreement, the Manager shall make distributions of Net Cash Flow as shall be necessary for the REIT to qualify as a real estate investment trust under the Code (so long as such qualification is, in the opinion of the Manager, in the best interests of the REIT).

4.2 Withholding. Notwithstanding any other provision of this Agreement, the Manager shall take any action that it determines to be necessary or appropriate to cause the REIT to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding amounts from any distribution to be made to any Member. Any amounts required to be withheld under any such law by reason of the status of, or any action or failure to act (other than an action or failure to act pursuant to this Agreement) by, any Member shall be withheld from distributions otherwise to be made to such Member, and, to the extent such amounts exceed such distributions, such Member shall pay the amount of such excess to the REIT in the manner and at the time or times required by the Manager. For purposes of this Agreement, any amount withheld from a distribution to a Member and paid to a governmental body shall be treated as if distributed to such Member.

ARTICLE 5

MEMBERS

5.1 Limitation of Liability. Except as expressly provided in this Agreement or under the Act, the Members shall have no liability under this Agreement, and the debts, obligations and liabilities of the REIT, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the REIT, and the Members shall not be obligated personally for any such debt, obligation or liability of the REIT solely by reason of being a Member. The Members shall not be required to lend any funds to the REIT. Each of the Members shall be liable to make payment of his, her or its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement.

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If and to the extent a Member’s contributions shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members or its subscription document, be required to make any further contributions.

5.2 No Termination. The death, retirement, resignation, expulsion, bankruptcy, dissolution or any other event that terminates the existence of a Member shall not affect the existence of the REIT, and the REIT shall continue for the term of this Agreement until its existence is terminated as provided herein.

ARTICLE 6

EXCESS SHARE PROVISIONS

6.1 Definitions. For purposes of this Article 6, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Units by a Person who would be treated as an owner of such Units either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

“Charitable Beneficiary” shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Manager as the beneficiary or beneficiaries of the Excess Share Trust.

“Excess Shares” shall have the meaning given to it in Section 6.3(a).

“Excess Share Trust” shall mean the trust created pursuant to Section 6.14.

“Excess Share Trustee” shall mean a Person, who shall be unaffiliated with the Company, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Manager as the trustee of the Excess Share Trust.

“Existing Holder” shall mean (a) the Company and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Agreement, Beneficial Ownership of Units causing such transferee to Beneficially Own Units in excess of the Ownership Limit.

“Existing Holder Limit” (a) for the Company shall mean, initially, 100% of the Units, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of the outstanding Units, as the case may be, as so adjusted, and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Units Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but

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in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Units or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of the outstanding Units as so adjusted.

“Market Price” shall mean the market price of such class of Units on the relevant date as determined in good faith by the Manager.

“Ownership Limit” shall initially mean 9.8% in number of the Units or value of the outstanding Units, and after any adjustment as set forth in Section 6.10, shall mean such greater percentage of the outstanding Units as so adjusted. The number and value of the outstanding Units of the Company shall be determined by the Manager in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust (including, without limitation, a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other Entity.

“Prohibited Owner Event” has the meaning provided in Section 6.3(c).

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the Beneficial Owner of the Units, if such Transfer had been valid under Section 6.2.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Units, if such Transfer had been valid under Section 6.2.

“Redemption Price” has the meaning provided in Section 6.18.

“Restriction Termination Date” shall mean the first day on which the Manager determines that it is no longer in the best interests of the REIT to attempt to, or continue to, qualify as a real estate investment trust under the Code.

6.2 Ownership Limitation.

(a) Except as provided in Section 6.12, until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Units in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Units in excess of the Existing Holder Limit for such Existing Holder.

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(b) Except as provided in Section 6.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Units in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Units which would otherwise be Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Units.

(c) Except as provided in Section 6.9 and 6.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Units in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Units which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Units.

(d) Until the Restriction Termination Date, any Transfer that, if effective, would result in the Units being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Units which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Units.

(e) Until the Restriction Termination Date, any Transfer that, if effective, would result in the REIT being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Units which would cause the REIT to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Units.

(f) Until the Restriction Termination Date, any Transfer that, if effective, would result in the REIT otherwise failing to qualify as a real estate investment trust under the Code shall be void ab initio as to the Transfer of Units that would result in the REIT failing to qualify as a real estate investment trust under the Code; and the intended transferee shall acquire no rights in such Units.

6.3 Excess Shares.

(a) If, notwithstanding the other provisions contained in this Article 6, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the REIT such that any Person would Beneficially Own Units in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Section 6.9 and 6.12, the Units Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Unit) shall constitute “Excess Shares” and shall be treated as provided in this Article 6. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

(b) If, notwithstanding the other provisions contained in this Article 6, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the REIT (as a result of a direct or indirect Transfer or

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otherwise) which, if effective, would cause the REIT to (i) be beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons, (ii) become “closely held” within the meaning of Section 856(h) of the Code, or (iii) otherwise fail to qualify as real estate investment trust under the Code, then the Units that are the subject of such Transfer or other event which would cause the REIT to fail such requirement shall constitute “Excess Shares” and shall be treated as provided in this Article 6. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

(c) If, at any time prior to the Restriction Termination Date, notwithstanding the other provisions contained in this Article 6, there is an event (a “Prohibited Owner Event”) which would result in the disqualification of the REIT as a real estate investment trust under the Code by virtue of actual, Beneficial or constructive ownership of Units, then Units which result in such disqualification shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to avoid such disqualification. Such exchange shall be effective as of the close of business on the business day prior to the date of the Prohibited Owner Event. In determining which Units are exchanged, Units owned directly or indirectly by any Person who caused the Prohibited Owner Event to occur shall be exchanged before any Units not so held are exchanged. If similarly situated Persons exist, such exchange shall be pro rata. If the REIT is still so disqualified as a real estate investment trust under the Code, Units owned directly or indirectly by Persons who did not cause the Prohibited Owner Event to occur shall be chosen by random lot and exchanged for Excess Shares until the REIT is no longer so disqualified as a real estate investment trust under the Code.

6.4 Prevention of Transfer. If the Manager or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Units in violation of Section 6.2, the Manager or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the REIT or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of paragraph (b), (c), (d), (e) or (f) of Section 6.2 shall automatically result in the designation and treatment described in Section 6.3, irrespective of any action (or non-action) by the Manager.

6.5 Notice. Any Person who acquires or attempts to acquire Units in violation of Section 6.2, or any Person who is a transferee such that Excess Shares result under Section 6.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to the REIT of such event and shall provide to the REIT such other information as the REIT may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the REIT’s status as a real estate investment trust under the Code.

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6.6 Information for the REIT. Until the Restriction Termination Date:

(a) Every Beneficial Owner of more than  1⁄2 of 1% of the number or value of outstanding Units shall, within thirty (30) days after January 1 of each year, give written notice to the REIT stating the name and address of such Beneficial Owner, the number of Units Beneficially Owned, and a description of how such Units are held. Each such Beneficial Owner shall provide to the REIT such additional information as the REIT may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the REIT’s status as a real estate investment trust under the Code.

(b) Each Person who is a Beneficial Owner of Units and each Person who is holding Units for a Beneficial Owner shall provide to the REIT in writing such information with respect to direct, indirect and constructive ownership of Units as the Manager deems reasonably necessary to comply with the provisions of the Code applicable to a real estate investment trust, to determine the REIT’s status as a real estate investment trust under the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

6.7 Other Action by Manager. Nothing contained in this Article 6 shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the REIT and the interests of its Members by preservation of the REIT’s status as a real estate investment trust under the Code.

6.8 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article 6, including, without limitation, any definition contained in Section 6.1, the Manager shall have the power to interpret and determine the application of the provisions of this Article 6 with respect to any situation based on the facts known to the Manager.

6.9 Modification of Existing Holder Limits.

(a) The Manager shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article 6 by such Existing Holder by the percentage of the outstanding Units so Transferred, but no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

6.10 Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 6.11, the Manager may from time to time increase or decrease the Ownership Limit or the Existing Holder Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain the REIT’s status as a real estate investment trust under the Code, in which case such decrease shall be effective immediately).

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6.11 Limitations on Changes in Existing Holder and Ownership Limits.

(a) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five (5) Beneficial Owners of Units (including, without limitation, all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Units.

(b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 6.9 or 6.10, the Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the REIT’s status as a real estate investment trust under the Code.

(c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

6.12 Waivers by Manager. The Manager, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Manager and upon at least fifteen (15) days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Units in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Manager may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.

6.13 Severability. If any provision of this Article 6 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

6.14 Trust for Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 6.3, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. Excess Shares so held in trust shall be issued and outstanding Units of the REIT. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 6.17.

6.15 Distributions on Excess Shares. Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Units, or if the Purported Record Transferee did not give value for the Units, the Market Price of the Units on the day of the event causing the Units

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to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the REIT that the Units with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid by the Purported Record Transferee to the Excess Share Trust for the benefit of the Charitable Beneficiary.

6.16 Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote taken by a Purported Record Transferee prior to the discovery by the REIT that the Excess Shares were held in trust shall be rescinded ab initio. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

6.17 Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this Section 6.17. At the direction of the REIT, the Excess Share Trustee shall transfer the Units held in the Excess Share Trust to a person whose ownership of the Units will not violate the Ownership Limit or Existing Holder Limit and for whom such transfer would not be wholly or partially void pursuant to Section 6.2. Such transfer shall be made within sixty (60) days after the latest of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Manager determines in good faith that a Transfer resulting in Excess Shares has occurred, if the REIT does not receive a notice of such Transfer pursuant to Section 6.5. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of the price paid by the Purported Record Transferee for the Units or, if the Purported Record Transferee did not give value for the Units, the Market Price of the Units on the day of the event causing the Units to be held in trust, and the price received by the Excess Share Trust from the sale or other disposition of the Units. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the REIT must have waived in writing its purchase rights under Section 6.18. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 6.17 against the Charitable Beneficiary.

If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the REIT, to have acted as an agent of the REIT in acquiring such Excess Shares and to hold such Excess Shares on behalf of the REIT.

6.18 Call by the REIT on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the REIT, or its designee, at a price per Unit equal to the lesser of the price per Unit in the transaction that created such Excess Shares (or, in the case

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of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and the Market Price of the Units to which such Excess Shares relates on the date the REIT, or its designee, accepts such offer (the “Redemption Price”). The REIT shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Manager determines in good faith that a Transfer resulting in Excess Shares has occurred, if the REIT does not receive a notice of such Transfer pursuant to Section 6.5 but in no event later than the date when a Transfer would be permitted pursuant to and in compliance with the terms of Section 6.17. Unless the Manager determines that it is in the interests of the REIT to make earlier payments of all of the amount determined as the Redemption Price per Unit in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Manager at any time up to but not later than one year after the date the REIT accepts the offer to purchase the Excess Shares. In no event shall the REIT have an obligation to pay interest to the Purported Record Transferee.

ARTICLE 7

TRANSFERS

7.1 Transfer of Interests in the REIT.

(a) In addition to the limitations set forth in Article 6, a Member shall not Transfer all or any of its interests in the REIT (or any economic interest therein), and no Transfer shall be registered by the REIT, if the Manager determines, based upon the advice of counsel, such Transfer would or may (1) violate, or require registration or qualification under, applicable Federal, state or foreign securities laws, or (2) result in noncompliance with Regulation S under the Securities Act (to the extent Regulation S is being relied upon).

(b) Any substituted Member admitted to the REIT shall succeed to all rights and be subject to all the obligations of the transferring Member with respect to the interest to which such Member was substituted.

(c) The transferor and transferee of a Member’s interest shall be jointly and severally obligated to reimburse the REIT and the Manager for all expenses (including, without limitation, legal fees) incurred by or on behalf of the REIT and the Manager in connection with any Transfer. If, under applicable law, a Transfer of an interest in the REIT that does not comply with this Section 7.1 is nevertheless legally effective, the transferor and transferee shall be jointly and severally liable to the REIT and the Manager for, and shall indemnify and hold harmless the REIT and the Manager against, any losses, damages or expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with such Transfer.

(d) To the fullest extent permitted under applicable law, each Member shall indemnify and hold harmless the REIT, the Manager and all other Members who were or are parties, or are threatened to be made parties, to any threatened, pending or

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completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made), noncompliance with any agreement or failure to perform any covenant by any such Member in connection with any Transfer of all or any portion of such Member’s interest (or any economic interest therein) in the REIT, against any losses, damages or expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or them in connection with such action, suit or proceeding and for which it or they have not otherwise been reimbursed.

ARTICLE 8

MANAGER

8.1 Appointment of the Manager. The Members delegate all their power and authority to the Manager. Notwithstanding anything to the contrary in this Agreement, the Manager shall have continuing exclusive authority over the management of the REIT and the conduct of the REIT’s affairs. The Company shall have the sole right to appoint, replace and remove the Manager and the sole right to appoint a substitute Manager. The Company shall also have the sole right to appoint, replace and remove one or more supplemental Managers with such management rights as the Company shall indicate. Each Member agrees that the Manager’s management of the Company is intended to meet the requirements of Code Section 856(a)(1) at all times and shall be interpreted in a manner consistent therewith.

8.2 Rights, Duties and Powers of the Manager.

(a) The Manager in its sole discretion shall have full, complete and exclusive right, power and authority to exercise all the powers of the REIT set forth in Section 2.7 and Section 2.9 and to do all things necessary to effectuate the purposes of the REIT as set forth in Section 2.7 and Section 2.9. The Manager shall exercise on behalf of the REIT complete discretionary authority for the management and the conduct of the affairs of the REIT. No Member shall have any right to participate in, or exercise control or management power over, the business and affairs of the REIT, it being understood that said limitation shall not affect any rights of a Member other than its rights as a “members” (within the meaning of the Act).

(b) The Manager shall have the power and authority, on behalf of the REIT, to delegate to one or more Persons its rights and powers to manage and control the affairs of the REIT. Such delegation shall be by a management agreement or other agreement with such Persons and such delegation shall not cause the Manager to cease to be a “manager” (within the meaning of the Act).

(c) In dealing with the Manager acting for or on behalf of the REIT, no Person shall be required to inquire into, and Persons dealing with the REIT are entitled to rely conclusively on, the right, power and authority of the Manager to bind the REIT.

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(d) The Manager and its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the REIT not expressly set forth in this Agreement.

ARTICLE 9

DISSOLUTION AND TERMINATION

9.1 Events of Dissolution.

(a) In accordance with Section 18-801 of the Act, and the provisions therein permitting this Agreement to specify the events of the REIT’s dissolution, the REIT shall be dissolved and the affairs of the REIT wound up upon the occurrence of any of the following events:

(i) “bankruptcy” (as defined in Section 18-304 of the Act) or insolvency or dissolution of the Manager, absent the Members’ decision to continue the REIT within ninety (90) days following such event;

(ii) the dissolution of the Company pursuant to Section 13.1(a) of the Company Agreement; and

(iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(iv) the election by the Manager, in its sole discretion, to dissolve the REIT.

Each Member hereby irrevocably waives any and all rights it may have to obtain a dissolution of the REIT in any way other than as specified above.

(b) Dissolution of the REIT shall be effective on the day on which the event occurs which gives rise to the dissolution, but the REIT shall not terminate until the assets of the REIT shall have been distributed as provided herein and a certificate of cancellation has been filed with the Secretary of State of the State of Delaware.

9.2 Application of Assets.

(a) Upon dissolution of the REIT, the business and affairs of the REIT shall be wound up as provided in this Section 9.2. The Manager shall act as the “Liquidator”; provided, that if the REIT has been dissolved pursuant to Section 9.1(a)(i), the Liquidator shall be the same Person approved as the “liquidating trustee” under the Company Agreement. The Liquidator shall wind up the affairs of the REIT, shall dispose of such REIT Assets as it deems necessary or appropriate and shall pay and distribute the assets of the REIT, including, without limitation, the proceeds of any such disposition, as follows:

(i) first, to creditors, including, without limitation, Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the REIT (whether by payment or by establishment of reserves as determined by the Liquidator in its sole discretion), other than distributions to Members pursuant to Article 4, and

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(ii) second, to the Members in accordance with Section 4.1.

(b) The Liquidator shall, in its sole discretion, determine whether to sell any REIT Assets, including, without limitation, Real Estate Assets, and if so, whether at a public or private sale, for what price and on what terms. If the Liquidator determines to sell or otherwise dispose of any REIT Asset or any interest therein, the Liquidator shall not be required to do so promptly but shall have full right and discretion to determine the time and manner of such sale or sales giving due regard to the activity and condition of the relevant market and general financial and economic conditions. If the Liquidator determines not to sell or otherwise dispose of any REIT Asset or any interest therein, the Liquidator shall not be required to distribute the same to the Members promptly but shall have full right and discretion to determine the time and manner of such distribution and distributions giving due regard to the interests of the Members.

(c) Each Member shall look solely to the assets of the REIT for all distributions with respect to the REIT and shall have no recourse therefor (upon dissolution or otherwise) against the Manager, the Liquidator or any other Member (or any of their Affiliates).

9.3 Procedural and Other Matters.

(a) Upon dissolution of the REIT and until the filing of a certificate of cancellation, the Persons winding up the affairs of the REIT may, in the name of, and for and on behalf of, the REIT, prosecute and defend suits, whether civil, criminal or administrative, settle and close the business of the REIT, dispose of and convey the property of the REIT, discharge or make reasonable provision for the liabilities of the REIT, and distribute to the Members any remaining assets of the REIT, in accordance with this Article 9 and all without affecting the liability of Members or the Manager and without imposing liability on a liquidating trustee.

(b) The Certificate may be canceled upon the dissolution and the completion of winding up of the REIT, by any Person authorized to cause such cancellation in connection with such dissolution and winding up.

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ARTICLE 10

APPOINTMENT OF ATTORNEY-IN-FACT

10.1 Appointment and Powers.

(a) Each Member hereby irrevocably constitutes and appoints the Manager, with full power of substitution, as his, her or its true and lawful attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement.

(b) The authority granted by this Section 10.1 is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of a Member, may be exercised by a signature for each Member or by a single signature of any such Person acting as attorney-in-fact for all of them, and shall survive the Transfer by a Member of the whole or any portion of his, her or its interests in the REIT.

10.2 Presumption of Authority. Any Person dealing with the REIT may conclusively presume and rely upon the fact that any instrument referred to above, executed by such Person acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

ARTICLE 11

MISCELLANEOUS PROVISIONS

11.1 Notices.

(a) Any notice, request, demand or other communication shall be in writing and shall be deemed to have been duly given if personally delivered or sent by certified, registered or overnight mail or courier or by e-mail transmission confirmed by letter, and shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by overnight mail or courier, when actually received, (iii) if sent by e-mail transmission, on the date sent (provided that confirmed receipt is obtained), and (iv) if delivered by hand, on the date of receipt.

(b) All such notices, demands and requests shall be addressed as follows: (i) if to the REIT, to its principal place of business, as set forth in Section 2.4 and (ii) if to a Member, to the address of such Member listed on Exhibit A.

(c) By giving to the other parties written notice thereof, parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address.

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11.2 Access to Information; Books and Records. A Member may, subject to such reasonable standards as may be established from time to time by the Manager, obtain from the Manager, from time to time upon reasonable demand for any purpose reasonably related to such Member’s interest in the REIT as a Member, such information (including, without limitation, that specified in Section 18-305 of the Act) regarding the affairs of the REIT as is just and reasonable. The books and records of the REIT shall be maintained by the REIT at its principal place of business and shall be available upon reasonable notice for inspection by the Members at reasonable hours during any business day.

11.3 Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. As used herein, the word “or” shall not be exclusive, and the terms “includes” and “including” and words of similar import shall be deemed to be followed by the words “without limitation” to the extent such words do not already follow any such term.

11.4 Successors. The covenants and agreements contained herein shall be binding upon, and insure to the benefit of, the heirs, legal representatives, successors and permitted assigns of the respective parties hereto.

11.5 Amendments. This Agreement may be amended from time to time by the Manager acting alone, without the necessity of any approval or consent of any of the Members. The Manager shall provide promptly the Members with a copy of any amendment to this Agreement made pursuant to this Section 11.5.

11.6 Waiver. The waiver by any party hereto of a breach of any provisions contained herein shall be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

11.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state’s laws concerning conflicts of laws. In the event of a conflict between any provisions of this Agreement and any nonmandatory provisions of the Act, the provision of this Agreement shall control and take precedence.

11.8 Title to REIT Assets. All assets of the REIT shall be deemed to be owned by the REIT as an entity, and no Member, individually or collectively, shall have any ownership interest therein. Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the REIT Assets. Legal title to any or all REIT Assets may be held in the

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name of the REIT, the Manager or one or more nominees or direct or indirect subsidiaries of any of them, as the Manager shall determine. The Manager hereby declares and warrants that any REIT Assets for which legal title is held in the name of the Manager shall be held in trust by the Manager for the use and benefit of the REIT in accordance with the provisions of this Agreement. All assets of the REIT shall be recorded as owned by the REIT on the REIT’s books and records, irrespective of the name in which legal title to such assets is held.

11.9 Severability of Provisions. Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

11.10 Headings. The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

11.11 Further Assurances. The parties hereto shall execute and deliver all documents, provide all information and do or refrain from doing all such further acts and things as may be required to carry out the intent and purposes of the REIT.

11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

11.13 Entire Agreement. This Agreement (including, without limitation, all exhibits and schedules hereto) and any subscription agreement for Units constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements, oral or written, among the parties.

11.14 REIT Counsel. The Manager has retained Kirkland & Ellis LLP (“REIT Counsel”) in connection with the formation of the REIT and may retain REIT Counsel in connection with the operation of the REIT, including, without limitation, making, holding and disposing of investments. Each Member acknowledges that REIT Counsel does not represent any Member (in its capacity as such) in the absence of a clear and explicit written agreement to such effect between such Member and REIT Counsel (and then only to the extent specifically set forth in such agreement), and that in the absence of any such agreement, REIT Counsel shall owe no duties to any Member (in such capacity) or to the Members as a group, whether or not REIT Counsel has in the past represented or is currently representing such Member with respect to other matters.

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11.15 Jurisdiction; Venue. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced, in the courts of the State of Colorado to the extent subject matter jurisdiction exists therefor or the United States District Court for the District of Colorado, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Colorado or the United States District Court for the District of Colorado and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

*    *    *    *    *

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Limited Liability Company Agreement as of the day and year first above written.

MANAGER:

Build-To-Core Industrial Partnership I LP, a
Delaware limited partnership

By: IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a Delaware limited partnership, its sole member

By: Industrial Property Trust Inc., a Maryland corporation, its general partner

By:
Name:
Title:

EXHIBIT A

MEMBERS OF THE REIT

(as of [DATE])

Name and Address	REIT Units		Percentage Interest
[ ]	[	]	100%

EXHIBIT H

Reports

Quarterly Reports		Due Dates

		1st Quarter	2ND Quarter	3RD Quarter	4TH Quarter
I	Basic Information				✓

II	Highlights Summary	✓	✓	✓	✓

III	Leasing Report	✓	✓	✓	✓

	1. Physical Vacant unit available	✓	✓	✓	✓

	2. Leasing status report (New transactions and renewals with NER) (Comparing budget to annual)	✓	✓	✓	✓

	3. Under negotiation	✓	✓	✓	✓

	4. Lease expirations (next 24 months)				✓

	5. Rent roll	✓	✓	✓	✓

IV	Contentious File Report	✓	✓	✓	✓

V	Financial Statements (unaudited)	✓	✓	✓

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Quarterly Reports cont’d		Due Dates

		1st Quarter	2ND Quarter	3RD Quarter	4TH Quarter

	1. Major variances analysis	✓	✓	✓	✓

	2. Property Management and Asset management fee details				✓

	3. Professional Fee details				✓

VII	Capital Expenditures Report (comparable with budget)	✓	✓	✓	✓

VIII	Environmental and Physical Issues (if any and if so, follow-up)	✓	✓	✓	✓

IX	Opinion as to value change in respect of any Investment (reflecting a valuation as of the last business day of such calendar quarter)	✓	✓	✓

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Annual Reports	Due dates

	1st Quarter	2ND Quarter	3RD Quarter	4TH Quarter
I

Property Appraisal

((A) each Development Investment and Value-Add Investment within the calendar year following the date of Stabilization of each such Development Investment and Value-Add Investment and annually thereafter and (B) each Core Investment within the calendar year following the acquisition of each such Core Investment and annually thereafter. Each such appraisal shall be finalized no later than two (2) weeks prior to the end of the calendar year in which such appraisal is being conducted, and to reflect an effective date of such valuation as of December 31 of such calendar year.)

✓

II	Audited Financial Statements The draft audited financial statements under local generally accepted accounting principles (‘GAAP’) including notes.			✓

III	Budgeting Reports	1st draft budget (November 1)	Final budget (No later than December 31)

	1. Operating budget compared to underwriting with a variance analysis	✓	✓

	2. Analysis of competitive set including new supply (market data)	✓	✓

	3. Capital budgets	✓	✓

	4. Business plan update	✓	✓

	5. Cash flow projections	✓	✓

	6. Year 1 G&A budget	✓	✓

	7. Year 1 pursuit cost budget	✓	✓

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Other Reports		Due Dates
I	Compliance reports

•    REIT: If applicable, REIT consultant report to ensure that company establishes and maintains status as a real estate investment trust under the Internal Revenue Code and the regulations.

•    Major decisions: Incorporate in the management report the major decision resolutions adopted.

•    Minutes of the management meeting: Include the minutes of the last management meeting.

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EXHIBIT I

Section 2.2

2.2 Overview.

(a) Investment Objectives. It is recognized that market circumstances and other considerations may affect the ability of the Partnership to achieve investment objectives, and there is no representation, warranty or guarantee by any Partner or Person or entity Affiliated therewith that all or any of such objectives can be achieved. Subject to the express provisions hereof, the General Partner shall use commercially reasonable efforts to identify suitable industrial-type properties consistent with the Partnership’s investment objectives set out below for investment by the Partnership through the Investment Entities. Each proposed Investment shall require the Approval of the Executive Committee, as more particularly described in Section 6.2. The general investment objectives of the Partnership are to:

(i) invest indirectly, through the Investment Entities, in a portfolio of industrial properties within the United States (the “Portfolio”): (A) in major distribution target markets, including those identified on Exhibit B hereof (the “Primary Markets”); (B) with investment characteristics identified on Exhibit C; and (C) comprised of approximately (I) eighty percent (80%) Development Investments and (II) twenty percent (20%) Core Investments and Value-Add Investments;

(ii) utilize Indebtedness of up to the Leverage Targets in accordance with Section 2.3, or such other amounts as may otherwise be Approved by the Executive Committee;

(iii) invest, indirectly, in other (non-industrial) properties with the Approval of the Executive Committee; and

(iv) such other investment objectives as determined from time to time by Approval of the Executive Committee.

(b) Certain Definitions. For purposes hereof, the following terms have the meanings indicated below:

(i) “Acquisition Date” means the date that an Investment Entity closes on the acquisition of an Investment.

(ii) “Core Investment” means a completed Investment which, as of the Acquisition Date: (A) is located in one of the Primary Markets; and (B) is not a Value-Add Investment.

(iii) “Development Investment” means an Investment which, as of the expected Acquisition Date: (A) is located in one of the Primary Markets; and (B) has one or more of the following characteristics: (I) unimproved land with the intent of constructing necessary horizontal and vertical improvements in accordance with market specific institutional-quality, Class-A specifications; or (II) is to be acquired from a developer upon completion.

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(iv) “Indebtedness” means, without duplication, with respect to any Person as of any date: (A) any indebtedness of such Person for borrowed money; (B) all obligations of such Person for any lease or deferred purchase price of property and assets or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business); (C) any obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (D) any obligations of such Person, contingent or otherwise, under acceptance credit, letters of credit or similar facilities; and (E) any obligation of such Person to guarantee or provide collateral in respect of Indebtedness of another Person.

(v) “Investment” means each real property asset acquired by the Partnership through an Investment Entity with the Approval of the Executive Committee.

(vi) “Value-Add Investment” means a completed Investment which, as of the Acquisition Date: (A) is located in one of the Primary Markets; and (B) has one or more of the following characteristics: (I) less than eighty-five percent (85%) of the rentable space of such Investment is leased to tenants paying rent under leases; (II) has a weighted average lease term of less than two (2) years (assuming, in the determination of the weighted average lease term, that any existing tenant termination right is exercised as of the first date such termination would be effective); or (III) requires capital improvement and/or tenant improvement expenditures exceeding thirty percent (30%) of the purchase price of such Investment.

(c) Investment Entities. Each Investment shall be acquired by or through an entity (each an “Investment Entity”) that elects to be treated as a corporation for U.S. federal income tax purposes, effective prior to the acquisition of the Investment, and as a “real estate investment trust for U.S. federal income tax purposes within the meaning of section 856 of the Internal Revenue Code of 1986, as amended (the “Code”). Each Investment shall be acquired and owned by a separate Investment Entity except as otherwise Approved by the Executive Committee. The Partnership (either directly or through one or more limited partnerships or limited liability companies that are disregarded for U.S. federal income tax purposes as separate from the Partnership) shall be the sole member of any membership interests (or beneficial interest) in each Investment Entity, and each Investment Entity shall be entitled to issue sufficient other membership interests or beneficial interest to third parties in order to comply with the requirements of Section 856(a)(5) of the Code. The limited liability company agreement of each Investment Entity (the “Operating Agreement”) shall be substantially in the form of that set forth on Exhibit G attached hereto. The Partnership (or its subsidiaries who are direct members of an Investment Entity, as applicable) shall manage the operations of any Investment Entity as the managing member therein, in each case in such a manner so as to meet the requirements of Code Section 856(a)(1). All provisions of this Agreement shall be construed and applied consistent with this Section 2.2(c).

(d) REIT Matters. It is intended that each Investment Entity will qualify as a “real estate investment trust” within the meaning of Section 856 of the Code and that any and all sales of any Investment will be effected through the sale by the Partnership of its membership interests or shares of beneficial interest in the applicable Investment Entity unless otherwise approved by unanimous written consent of the Partners.

(e) Excess Shares. Each Partner covenants to notify the General Partner of any Transfer of any direct or indirect ownership interest in such Partner at least ten (10) Business Days prior to the consummation of any such Transfer if any such Transfer could result in the conversion of shares of an Investment Entity into Excess Shares (as defined in the limited liability company agreement of

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such Investment Entity (such agreement an “Investment Entity LLCA”)). In addition, each Partner hereby acknowledges to the General Partner that the provisions of the Investment Entity LLCA of each Investment Entity will set forth, among other things, certain restrictions on direct and indirect transfers of equity interests in such Investment Entity and the circumstances in which equity interests in such Investment Entity will be converted into Excess Shares. Notwithstanding any other provision of this Agreement, in the event that (A) any interest in the Partnership is transferred or any direct or indirect ownership interest in any Partner is transferred and (B) as a result of such Transfer, the interests in an Investment Entity that are held by the Partnership are converted into Excess Shares pursuant to the Investment Entity LLCA of such Investment Entity, then (1) the transferee of the interests in the Partnership or the Partner whose ownership interests were transferred, as the case may be, shall (x) repay to the Partnership the amount of any distributions received by it from the Partnership that are attributable to any interests in such Investment Entity that are held by the Partnership that are designated as Excess Shares and that were received on or after the date that such shares became Excess Shares, and (y) have its right to distributions pursuant to this Agreement reduced by an amount equal to the sum of the amount of cash and the fair market value of any property received by the Excess Share Trust (as defined in the Investment Entity LLCA) with respect to such Excess Shares and distributed by the Excess Share Trust to the Charitable Beneficiary (as defined in the Investment Entity LLCA) or used by the Excess Share Trust to pay its expenses, (2) the allocations of income, gain, loss or expense of the Partnership pursuant to Exhibit A shall be adjusted to the extent necessary to reflect the rights and obligations of such transferee or Partner as described in clause (1) of this sentence and (3) for purposes of determining such transferee’s or Partner’s Beneficial Ownership (as defined in the Investment Entity LLCA) of the interests in such Investment Entity, any interests in such Investment Entity that otherwise would be Beneficially Owned by such transferee or Partner (but for the transfer to the Excess Share Trust) shall be reduced by such number of Excess Shares. Notwithstanding anything to the contrary contained herein, for purposes of determining the General Partner’s Carried Interest Amount with respect to such transferee or Partner, such transferee or Partner shall be treated as having received a distribution pursuant to Section 5.2 in an amount equal to the sum of the amount of cash and the fair market value of any property received by the Excess Share Trust with respect to such Excess Shares and distributed by the Excess Share Trust to the Charitable Beneficiary or used by the Excess Share Trust to pay its expenses. Further, each Partner shall provide to the Partnership such information as the General Partner may reasonably request to determine the effect of such Partner’s ownership of interests in the Partnership on an Investment Entity’s status as a real estate investment trust for U.S. federal income tax purposes (including the impact, if any, of Code §856(d)(2)(B) on such Investment Entity’s ability to satisfy the requirements of Code §§856(c)(2) and 856(c)(3)).

(f) No Commercial Activities; Investment Structure. The General Partner shall use its reasonable best efforts to conduct the affairs of the Partnership and to structure the investment of all Partnership assets so that (a) the Partnership does not earn income that is “effectively connected with the conduct of a trade or business within the United States” within the meaning of Section 882 of the Code; and (b) the Partnership is not engaged in activities which constitute “commercial activities” within the meaning of Treasury Regulation Section 1.892-4T.

(g) Listed/Reportable Transactions. The General Partner hereby agrees that it will use commercially reasonable efforts to not knowingly cause the Partnership to engage in a transaction that, as of the date of the Partnership enters into a binding commitment to engage in such transaction, constitutes a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or successor provision). The General Partner covenants that the General Partner will use commercially reasonable efforts to inform the Limited Partners of any “reportable transactions” as defined in U.S. Treasury Regulation Section 1.6011-4 required to be reported on an IRS Form 8886 (Reportable Transaction Disclosure Statement) filed with the Partnership’s U.S. federal income tax return. In addition, the General Partner will, upon the request and at the sole cost and expense of a Limited Partner, provide a copy of its IRS

3

Form 8886 to such Limited Partner and such additional information that is reasonably required by such Limited Partner to complete such Limited Partner’s IRS Form 8886 and to comply with the U.S. Treasury Regulations related thereto.

(h) Prohibited Investments. Each of the BCIMC Pension Partner and the BCIMC USA Limited Partner has informed the General Partner that it is restricted in participating in any transaction pursuant to which the BCIMC Pension Partner’s or the BCIMC USA Limited Partner’s share (determined based upon its pro rata share of capital invested in such transaction) of securities (“Regulated Share”) of a corporation or limited liability company (a “Regulated Company”) are entitled to more than 30% of the votes that may be cast to elect the directors of the Regulated Company. To the extent that the Partnership participates in any transaction pursuant to which the Regulated Share equals or exceeds 30%, the General Partner shall structure or organize such transaction in a manner so that the Regulated Share does not exceed 30% while still allowing the BCIMC Pension Partner and the BCIMC USA Limited Partner to participate economically in its pro rata share of such transaction or investment, as the case may be.

(i) Borrowing Restrictions. Each BCIMC Limited Partner has informed the General Partner that it is prohibited from issuing a debt obligation and the General Partner hereby agrees that without the consent of the applicable BCIMC Limited Partner: (i) it shall not require any BCIMC Limited Partner, or will it enter into any financing activity or transaction that may require any BCIMC Limited Partner, to be obligated, to execute or deliver a guarantee of any obligations of the Partnership or any other Person in connection with the Partnership; (ii) it will not require any BCIMC Limited Partner to make any payment or commit to make any payment in respect of its Capital Contributions other than to an account of the Partnership; and (iii) confirms that each BCIMC Limited Partner’s liability with respect to any debt obligations of the Partnership shall be limited to the extent of its limited liability as a Limited Partner of the Partnership. Notwithstanding the foregoing, the BCIMC Limited Partner acknowledges that each of the BCIMC Accident Fund Partner and the pooled investment portfolio known as “Realpool Global” may be permitted, in certain circumstances and subject to conditions, approvals and qualifications, to provide a guarantee in respect of certain secured asset financing of the Partnership or the Investment Entities, but in no event shall be obligated to provide such a guarantee.

(j) Change in Tax Laws. Upon becoming aware of any change in law, rules, administrative practice, advice or other change or any facts or circumstances impacting the tax consequences (whether positive or negative) to any BCIMC Limited Partner or any of its direct or indirect beneficial owners, the Partnership or an Investment Entity (whether such change arises in Canada or the US) including, without limitation, the adoption of exemptions from taxation under Section 897 of the Code for qualified foreign pension funds, each Partner shall reasonably cooperate with the BCIMC Limited Partner and its advisors, at the sole expense of the BCIMC Limited Partner, for the purpose of coordinating, managing and structuring the Partnership and/or each Investment Entity so as to optimize the ability of each such entity (where applicable) and the BCIMC Limited Partner and/or its direct or indirect beneficial owners, to benefit from their respective tax status or to mitigate or take advantage, as the case may be, of the financial impact of any such change. In taking any action described in the preceding sentence, each of the BCIMC Limited Partner and the General Partner shall reasonably consider the material tax consequences of other Limited Partners arising from such action.

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EXHIBIT J

Sections 5.1, 5.2 and 5.3

5.1 Defined Terms. For purposes of Article 5, the following terms shall have the following definitions:

(a) “Calculation Date” means the date which is the later to occur of (i) Stabilization of the Partnership’s last acquired Development Investment and (ii) the fifth (5th) anniversary of the A&R Date, or such later date as the General Partner determines in its sole discretion.

(b) “Carried Interest Amount” means the amount payable to the General Partner pursuant to Section 5.3, less any Carried Interest Distributions actually received by the General Partner prior to the Calculation Date.

(c) “Carried Interest Distributions” means the distributions that the General Partner is entitled to receive pursuant to Sections 5.2(a)(iv)(y) and 5.2(a)(v)(y).

(d) “Cash Available for Distribution” means, as of the date of determination, an amount equal to the cash revenues of the Partnership from all sources during the applicable period (excluding any cash revenues in respect of the Dallas Portfolio) plus such reserves as may be determined by the General Partner, in its reasonable discretion, as no longer necessary to provide for the foreseeable needs of the Partnership (after taking into account anticipated cash revenues and proceeds from borrowings), less (i) all cash expenditures of the Partnership during such applicable period (excluding any expenditures in respect of the Dallas Portfolio) and (ii) such reserves as may be determined by the General Partner, in its reasonable discretion, to be necessary to provide for the foreseeable needs of the Partnership (after taking into account anticipated cash revenues and proceeds from borrowings) (excluding any reserves in respect of the Dallas Portfolio).

(e) “Cumulative 7% Internal Rate of Return Amount” means, as of the date of determination, the amount (not less than zero) which, taking into account all Unlevered LP Capital Contributions and Unlevered LP Distributions previously deemed to have been made, will result in the Limited Partners, as a group, having been deemed to have received total Unlevered LP Distributions that result in an “internal rate of return” to the Limited Partners, as a group, of seven percent (7%) (calculated quarterly) with respect to the aggregate of all Unlevered LP Capital Contributions. As used herein, all computations of “internal rate of return” shall be made using the “xIRR” function in Microsoft® Excel 2007.

(f) “Cumulative 9% Internal Rate of Return Amount” means, as of the date of determination, the amount (not less than zero) which, taking into account all Unlevered LP Capital Contributions and Unlevered LP Distributions previously deemed to have been made, will result in the Limited Partners, as a group, having been deemed to have received total Unlevered LP Distributions that result in an “internal rate of return” to the Limited Partners, as a group, of nine percent (9%) (calculated quarterly) with respect to the aggregate of all Unlevered LP Capital Contributions. As used herein, all computations of “internal rate of return” shall be made using the “xIRR” function in Microsoft® Excel 2007.

(g) “Dallas Portfolio” means the Partnership’s Investment consisting of three (3) industrial buildings located at 1700 Lakeside Parkway, Flower Mound, Texas 75028, 1650 Lakeside Parkway, Flower Mound, Texas 75028 and 3550 Roy Orr Boulevard, Grand Prairie, Texas 75050, encompassing approximately 1,275,954 square feet in the Dallas market and an adjacent undeveloped tract of land of approximately 2.3 acres.

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(h) “Dallas Portfolio Cash Available for Distribution” means, as of the date of determination, an amount equal to the cash revenues of the Partnership attributable to its investment in the Dallas Portfolio during the applicable period, plus any reserves as may be determined by the General Partner, in its reasonable discretion, that are no longer necessary to provide for the foreseeable needs of the Partnership in respect of the Dallas Portfolio (after taking into account anticipated cash revenues and proceeds from borrowings), less (i) all cash expenditures of the Partnership during such applicable period in respect of the Dallas Portfolio and (ii) such reserves as may be determined by the General Partner, in its reasonable discretion, to be necessary to provide for the foreseeable needs of the Partnership in respect of the Dallas Portfolio (after taking into account anticipated cash revenues and proceeds from borrowings).

(i) “Unlevered LP Capital Contributions” means, as of the date of determination, all Capital Contributions made by the Limited Partners (excluding any Capital Contributions made in respect of the Dallas Portfolio) plus the Limited Partners’ pro rata share (in accordance with their respective Percentage Interests) of any borrowings made in respect of Investments (excluding the Limited Partners’ pro rata share of any borrowings made in respect of the Dallas Portfolio).

(j) “Unlevered LP Distributions” means, as of the date of determination, an amount equal to the distributions received during the applicable period by the Limited Partners (excluding any distributions received in respect of the Dallas Portfolio), plus the Limited Partners’ pro rata share (in accordance with their respective Percentage Interests) of interest expense, financing-related fees and expenses and the repayment of any borrowings, either through ongoing principal amortization or at maturity of such borrowings during such applicable period (excluding the Limited Partners’ pro rata share of any interest expense, financing-related fees and expenses and the repayment of any borrowings in respect of the Dallas Portfolio). The General Partner shall calculate the amount of Unlevered LP Distributions as of the time any distribution of Cash Available for Distribution is made pursuant to Section 5.2.

5.2 Distributions.

(a) Subject to Sections 4.4(b)(ii) and 4.4(b)(iii), prior to the Calculation Date, Cash Available for Distribution (and with respect to any in-kind distribution of assets other than the Dallas Portfolio in connection with a liquidation of the Partnership or pursuant to Article 9, each Partner’s pro rata share of such assets) shall be distributed in the following order of priority:

(i) first, on a pari passu basis, to each Partner which has made Senior Preferred Equity Contributions, pro rata in proportion to the relative amounts of Senior Preferred Return that has accrued to such Partner, until such Partner has received aggregate distributions pursuant to this Section 5.2(a)(i) equal to the Senior Preferred Return (taking into account the amount and timing of all Senior Preferred Equity Contributions made or deemed made) on the amount of all Senior Preferred Equity Contributions made by such Partner;

(ii) second, on a pari passu basis, to each Partner which has made Senior Preferred Equity Contributions, pro rata in proportion to the relative amounts of Senior Preferred Equity Contributions made by such Partner, until such Partner has received aggregate distributions pursuant to this Section 5.2(a)(ii) equal to all outstanding Senior Preferred Equity Contributions made by such Partner;

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(iii) third, until the Limited Partners have been deemed to have received the Cumulative 7% Internal Rate of Return Amount, one hundred percent (100%) to the Partners, pro rata, in accordance with their respective Percentage Interests;

(iv) fourth, until the Limited Partners have been deemed to have received the Cumulative 9% Internal Rate of Return Amount, (x) seventy-five percent (75%) to the Partners (including the General Partner), pro rata, in accordance with their respective Percentage Interests, and (y) twenty-five percent (25%) to the General Partner; and

(v) thereafter, (x) sixty-five percent (65%) to the Partners (including the General Partner), pro rata, in accordance with their respective Percentage Interests, and (y) thirty-five percent (35%) to the General Partner.

(b) Subject to Sections 4.4(b)(ii) and 4.4(b)(iii), after the Calculation Date, Cash Available for Distribution (and with respect to any in-kind distribution of assets in connection with a liquidation of the Partnership or pursuant to Article 9, each Partner’s pro rata share of such assets) shall be distributed to the Partners, pro rata, in accordance with their respective Percentage Interests.

(c) Subject to Sections 4.4(b)(ii) and 4.4(b)(iii), at all times Dallas Portfolio Cash Available for Distribution (and with respect to any in-kind distribution of assets in respect of the Dallas Portfolio in connection with a liquidation of the Partnership or pursuant to Article 9, each Partner’s pro rata share of such assets) shall be distributed to the Partners pro rata in accordance with their Percentage Interests.

5.3 Carried Interest Amount. On the Calculation Date, the Partnership shall pay the General Partner the Carried Interest Amount as follows:

(a) The Carried Interest Amount shall equal the amount of Carried Interest Distributions that would be payable to the General Partner as Carried Interest Distributions on the Calculation Date based on (i) amounts distributed (excluding any distributions made in respect of the Dallas Portfolio) from Investments disposed of prior to the Calculation Date and (ii) amounts that would be distributed (excluding any distributions that would be made in respect of the Dallas Portfolio) if all remaining Investments (excluding the Dallas Portfolio) were sold for their applicable Appraised Values as of the Calculation Date and the Partnership was liquidated in accordance with Section 10.2. At the election of the General Partner, the Carried Interest Amount payable to the General Partner shall be paid by the Partnership in cash no later than ten (10) Business Days following the date of submission to the BCIMC Limited Partner (and the Sell-Down Transferee, if applicable) by the General Partner of the General Partner’s data, calculations and documentation supporting the proposed payment of the Carried Interest Amount in sufficient detail to confirm the Carried Interest Amount. If the General Partner does not elect to have the Carried Interest Amount paid in cash, then the Carried Interest Amount shall be treated as a Capital Contribution by the General Partner and the General Partner’s Percentage Interest shall be adjusted in accordance with Section 4.2(a).

(b) If the Partnership’s Cash Available for Distribution is not sufficient to pay the General Partner the sums due under Section 5.3(a) hereof (the “Carried Interest Deficiency”), the Carried Interest Deficiency shall be contributed to the Partnership by the Partners, pro rata in accordance with their Percentage Interests, and then distributed to the General Partner no later than ten (10) Business Days following the date of submission to the BCIMC Limited Partner (and the Sell-Down Transferee, if applicable) by the General Partner of the General Partner’s data, calculations and documentation supporting the proposed payment of the Carried Interest Deficiency in sufficient detail to confirm the Carried Interest Amount and the Carried Interest Deficiency.

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EXHIBIT K

Section 6.2

6.2 Restrictions on Authority of the General Partner. Notwithstanding anything to the contrary contained in this Agreement, without the Approval of the Executive Committee, the General Partner shall not have authority to do any of the following (each, a “Major Decision”):

(a) the acquisition, directly or indirectly, through the Investment Entities or otherwise, of any property or any material part thereof (other than any undeveloped land acquired with a purchase price of $5,000,000 or less (a “Strategic Land Investment”);

(b) the disposition of any equity interests in an Investment Entity (or the granting of consent on behalf of the Partnership to any disposition of any material assets of an Investment Entity, to the extent required by the applicable Operating Agreement) other than a Strategic Land Investment to the extent the development thereof is not Approved by the Executive Committee;

(c) establishment of an annual budget for the Partnership (the “Approved Partnership Budget”); provided, that each Approved Partnership Budget shall be deemed to be modified and updated, in respect of the current calendar year only, to reflect all items of revenue and expense allocable to the current calendar year only that are set out in the applicable Investment Memorandum (or its Supporting Materials) for each Investment Approved by the Executive Committee following the adoption (or, in respect of any Investment Memorandum Approved after the preparation of but before the approval of a draft annual budget, the preparation) of such Approved Partnership Budget (it being understood and agreed that the Annual Partnership Budget shall not be modified or updated for any items of revenue and expense in respect of any subsequent calendar year other than to “annualize” any partial year items of revenues and expenses (save and except in respect of non-recurring line items) contained in the applicable Investment Memorandum);

(d) other than in respect of emergency situations threatening imminent and material damage or loss to an Investment or to prevent imminent danger to the safety, health and welfare of occupants or invitees thereof, changes to or deviations from the annual Approved Partnership Budget (x) resulting in a variance that exceeds (i) with respect to operating expenditures incurred by any Investment Entity in any calendar year (which, for the avoidance of doubt, shall exclude capital expenditures), ten percent (10%) of the aggregate amount of all operating expenses of such Investment Entity that are included in the Approved Partnership Budget (excluding capital expenditures); or (ii) with respect to capital expenditures incurred by any Investment Entity in any calendar year (which, for the avoidance of doubt, shall exclude operating expenditures), twenty percent (20%) of the aggregate amount of all capital expenditures of such Investment Entity that are included in the Approved Partnership Budget (excluding operating expenditures) or (y) for development expenditures which, at the time of incurrence, the General Partner reasonably believes will not exceed the net aggregate amount (after taking into account savings and contingencies) set forth in the Approved Partnership Budget with respect to the applicable Development Investment or Value-Add Investment;

(e) any amendment, modification or restatement to the organizational documents of the Partnership or to the applicable Operating Agreement (except to the extent required by non-waivable provisions of applicable law or regulations) or changing the jurisdiction of formation of the Partnership or any Investment Entity;

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(f) except to the extent contemplated by an Approved Partnership Budget, the execution, modification, amendment or termination of, or any material written waiver of the Partnership’s rights (or the granting of consent by the Partnership to any such action by an Investment Entity to the extent required by the applicable Operating Agreement) with respect to any agreement (including any outsourcing arrangements) for more than Two Hundred Fifty Thousand Dollars ($250,000) annually;

(g) any merger or consolidation of the Partnership (or the granting of consent by the Partnership to any such action by an Investment Entity to the extent required by the applicable Operating Agreement);

(h) any liquidation, winding up or dissolution, or the initiation of any action relating to bankruptcy or recapitalization, of the Partnership (or the granting of consent by the Partnership to any such action by an Investment Entity to the extent required by the applicable Operating Agreement);

(i) except in the context of an otherwise Approved Investment, the creation of any Person that is not a wholly owned subsidiary (either direct or indirect) of the Partnership;

(j) the admission of any partner to the Partnership after the date hereof, or any Transfer of any of the Partners’ respective Interests in the Partnership, other than as permitted pursuant to Article 8;

(k) the granting of consent by the Partnership (to the extent required by the applicable Operating Agreement) to (i) the creation of any new class of equity security of any of Investment Entities, (ii) the issuance, sale, repurchase or redemption of any equity securities of any of the Investment Entities or securities exchangeable or exercisable for, or convertible into, any such equity securities, or (iii) the amendment of the rights or privileges provided to any class of equity holders in any of the Investment Entities;

(l) except to the extent contemplated by an Approved Partnership Budget, the settling of any lease dispute, litigation, arbitration or administrative proceeding by or on behalf of the Partnership (or the granting of consent by the Partnership to any such action by an Investment Entity to the extent required by the applicable Operating Agreement), other than any settlement in the ordinary course of business where the amount at issue is less than Two Hundred Fifty Thousand Dollars ($250,000);

(m) appointing auditors for the Partnership (provided, that the use of a “Big 4” auditor which regularly audits the books of IPT shall not constitute a Major Decision);

(n) any modification of the Partnership’s accounting practices; provided, however, that so long as the Partnership provides to the BCIMC Limited Partner audited financial statements in such format requested by the BCIMC Limited Partner, the use of accounting practices generally consistent with the standards used by IPT for its own purposes shall not constitute a Major Decision;

(o) except to the extent contemplated by an Approved Partnership Budget, the creation, assumption, amendment, guarantee, refinancing or prepayment of any secured or recourse Indebtedness of the Partnership (or any Investment Entity) or the granting of an encumbrance over the Partnership (or any Investment Entity) or its assets; provided, however, that the incurrence of trade payables or operating leases in the ordinary course of business shall not be a Major Decision if consistent with an annual Approved Partnership Budget (or the granting of consent by the Partnership to any such action by an Investment Entity to the extent required by the applicable Operating Agreement);

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(p) the granting of consent by the Partnership, to the extent required by the applicable Operating Agreement, to any commercial lease transaction for a term in excess of twelve (12) months (or which may be renewed or extended for an aggregate term in excess of twelve (12) months) which would cause a deviation of more than ten percent (10%) (using an unlevered discount rate of seven percent (7%)) from the estimated net present value of such commercial lease transaction as set forth in the Approved Partnership Budget;

(q) other than as a result of the consummation of the transactions contemplated by the Purchase Agreement, any material changes to the tax or legal structure of the Partnership (or the granting of consent by the Partnership to any such action by an Investment Entity to the extent required by the applicable Operating Agreement);

(r) any change, modification or amendment to the provisions of this Agreement;

(s) an initial public offering or listing of Interests in the Partnership;

(t) any transaction with the General Partner or any of its Affiliates; provided, that the GP Fees set forth in Exhibit D are deemed to be Approved, and in connection with any breach or default by the General Partner or its Affiliates in respect of any such transaction, all decisions and actions taken on behalf of the Partnership or such Investment Entity shall be determined exclusively by the BCIMC Representative; and

(u) any decision requiring the Approval of the Executive Committee pursuant to any provision of this Agreement.

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EXHIBIT L

Section 6.6

6.6 Presentation of Investments.

(a) Pipeline Investments. On a monthly basis for the duration of the Investment Period, the General Partner shall provide the BCIMC Limited Partner with written notice (a “Pipeline Screening Notice”) describing in reasonable detail potential investments in its investment pipeline that qualify as Development Investments (each, a “Pipeline Investment”); provided, that subject to Section 6.6(f), upon the Approval of the Executive Committee, on a monthly basis for the duration of the Investment Period, the General Partner shall provide a Pipeline Screening Notice describing in reasonable detail potential investments in its investment pipeline that qualify as Core Investments or Value-Add Investments and upon such Approval of the Executive Committee, each such potential investment shall be deemed a “Pipeline Investment” for purposes of this Agreement. Each Pipeline Screening Notice shall include at a minimum the following information for each Pipeline Investment listed therein: (i) the address of such Pipeline Investment; (ii) the proposed building specifications of such Pipeline Investment; (iii) the general construction timeline (if applicable) in respect of such Pipeline Investment; (iv) the projected general financing terms in respect of such Pipeline Investment; and (v) the underwriting assumptions in respect of such Pipeline Investment (taking into account constructions costs, budgeted leasing assumptions and property cash flows determined using Argus). The BCIMC Limited Partner shall maintain the confidentiality of each Pipeline Screening Notice and Pipeline Investment and shall not pursue any Pipeline Investment outside of the Partnership.

(b) Development Investments. During the Identification Period, the General Partner shall present all potential investments identified by the General Partner or its Affiliates Controlled by IPT that qualify as Development Investments to the Partnership for first consideration. If the Partnership determines not to proceed with any potential Development Investment because the BCIMC Representative rejects (or is deemed to reject) such potential investment, the IPT Partners or any of their Affiliates may pursue such potential investment outside of the Partnership, independently or with other partners.

Notwithstanding the foregoing, potential investments that qualify as Development Investments that meet the current investment guidelines for both the Partnership and any funds or investment vehicles Controlled by IPT outside the Partnership (the “Applicable Vehicles”) may be adjusted and allocated as determined by the General Partner in its sole discretion if, with respect to any particular potential investment: (i) such investment is brought to the attention of the General Partner by a particular Applicable Vehicle (i.e., an investment partner in a specific Applicable Vehicle), in which case such investment may be allocated to that Applicable Vehicle; or (ii) the General Partner determines that it is beneficial to an existing Applicable Vehicle to allocate an investment opportunity (including an asset acquired as part of a portfolio acquisition) to such Applicable Vehicle that is contiguous with or related to a previous investment of such Applicable Vehicle. The General Partner shall, upon request (but not more frequently than quarterly), provide to the Partners a summary of all potential investments and their allocation between the Applicable Vehicles.

(c) Value-Add Investments. Subject to Section 6.6(f), upon the Approval of the Executive Committee, during the Identification Period, the General Partner shall present all potential investments identified by the General Partner or its Affiliates Controlled by IPT that qualify as Value-Add Investments to the Partnership for first consideration. If the Partnership determines not to proceed with any potential Value-Add Investment because the BCIMC Representative rejects (or is deemed to reject) such potential investment, the IPT Partners or any of their Affiliates may pursue such potential investment outside of the Partnership, independently or with other partners.

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Notwithstanding the foregoing, but subject to Section 6.6(f), potential investments that qualify as Value-Add Investments that meet the current investment guidelines for the Applicable Vehicles may be adjusted and allocated as determined by the General Partner in its sole discretion if, with respect to any particular potential investment: (i) such investment is brought to the attention of the General Partner by a particular Applicable Vehicle (i.e., an investment partner in a specific Applicable Vehicle), in which case such investment may be allocated to that Applicable Vehicle; or (ii) the General Partner determines that it is beneficial to an existing Applicable Vehicle to allocate an investment opportunity (including an asset acquired as part of a portfolio acquisition) to such Applicable Vehicle that is contiguous with or related to a previous investment of such Applicable Vehicle. Subject to Section 6.6(f), the General Partner shall, upon request (but not more frequently than quarterly), provide to the Partners a summary of all potential investments and their allocation between the Applicable Vehicles.

(d) Core Investments. Subject to Section 6.6(f), opon the Approval of the Executive Committee, during the Identification Period, the General Partner shall, pursuant to a rotation, present at least one out of every three potential investments identified by the General Partner or its Affiliates Controlled by IPT that qualify as Core Investments to the Partnership for first consideration (with the other two Core Investments being presented to IPT or any of its Affiliates for investment outside of the Partnership, independently or with other partners); provided, that if the Partnership determines not to proceed with any potential Core Investment because the BCIMC Representative rejects (or is deemed to reject) such potential investment, the IPT Partners or any of their Affiliates may pursue such potential investment outside of the Partnership, independently or with other partners.

Notwithstanding anything in this Agreement to the contrary, but subject to Section 6.6(f), potential investments that qualify as Core Investments and that meet the current investment guidelines for more than one Applicable Vehicle shall be allocated among the Applicable Vehicles on a rotational basis that the General Partner determines is fair and reasonable to the Applicable Vehicles. Such rotational basis may be adjusted as determined by the General Partner in its sole discretion if, with respect to any particular potential investment: (i) an Applicable Vehicle is restricted from making such investment (due to either an explicit restriction or a good faith determination by the General Partner to implement restrictions based on the investments previously made by such Applicable Vehicle and the desired diversification of investments to be held by such Applicable Vehicle, applicable law or regulation or other factors deemed relevant in the reasonable discretion of the General Partner); (ii) an Applicable Vehicle is unable to acquire such investment because the capital required to acquire such investment exceeds such Applicable Vehicle’s remaining investment capital; (iii) such investment is not within the investment or return objectives of an Applicable Vehicle; (iv) such investment is brought to the attention of the General Partner by a particular Applicable Vehicle (i.e. an investment partner in a specific Applicable Vehicle), in which case such investment may be allocated to that Applicable Vehicle; or (v) the General Partner determines that it is beneficial to an existing Applicable Vehicle to allocate an investment opportunity (including an asset acquired as part of a portfolio acquisition) to such Applicable Vehicle that is contiguous with or related to a previous investment of such Investment Vehicle. If the General Partner determines not to allocate a potential investment to the Partnership pursuant to the foregoing discretionary provisions, the Partnership shall maintain its status as the next Applicable Vehicle to be allocated an appropriate investment opportunity pursuant to the other terms of this Agreement. Subject to Section 6.6(f), the General Partner shall, upon request (but not more frequently than quarterly), provide to the Partners a summary of all potential investments and their allocation between the Applicable Vehicles.

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(e) Termination of Presentation Obligation. Notwithstanding anything to the contrary contained in this Agreement, in the event that the BCIMC Representative has rejected three (3) or more Proposed Investments during any two (2) year period within the Identification Period, (i) the General Partner shall no longer be obligated to present such any future opportunities to the Partnership, the IPT Partners or any of their Affiliates and may pursue all such future opportunities outside of the Partnership, independently or with other partners and (ii) the Identification Period shall be deemed to have expired on the date on which the BCIMC Representative rejected such third (3rd) Proposed Investment in accordance with this Agreement.

(f) Acknowledgement. Notwithstanding anything to the contrary contained in this Agreement, each of the Partners acknowledges that the General Partner shall not be obligated to present any potential Core Investments or Value-Add Investments to the Executive Committee in accordance with this Section 6.6 unless such presentation obligations are Approved by the Executive Committee.

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EXHIBIT M

Section 7.4

7.4 Removal of General Partner for Cause.

(a) Basis for Removal. The General Partner (and any successor or replacement general partner) may be removed as the general partner of the Partnership following the occurrence (established as set forth below) of one of the following events (each, “Cause”):

(i) other than with respect to, and only during the duration of, Force Majeure Events, if the General Partner (A) breaches a material provision of the Agreement and (B) such material breach (if curable) is not cured within thirty (30) days after written notice alleging such material breach; provided, that if the General Partner has commenced cure and is diligently pursuing same, such period shall be extended by an additional thirty (30) days and (C) such uncured material breach causes Losses to the Partnership or any Investment Entity in excess of the lesser of (x) Ten Million Dollars ($10,000,000) or (y) three percent (3%) of the aggregate Capital Contributions made by the Partners (a “Material Adverse Effect”);

(ii) “Force Majeure Event” means any acts of God, strikes, acts of the sabotage, terrorism or war, blockades, insurrections, riots, epidemics, nuclear and radiation activity or fallout, lockouts or other labor issues directly or indirectly affecting any of the Investments, embargoes and shortages in labor or supplies, civil disturbances and explosions or any government action which has been resisted in good faith by all reasonable legal means, in each case, which prevents a party from carrying out its obligations under this Agreement;

(iii) if the General Partner acts without the Approval of the Executive Committee with respect to any Major Decision described in Sections 6.2 (a), (b), (c) subject to the proviso set forth therein, (e), (g), (h), (j), (k), (l) (provided, however, the failure to obtain the requisite approval under Section 6.2(l) shall not constitute Cause if the settlement (I) is with respect to a matter for which formal litigation or arbitration has not been filed and served against the Partnership or an Investment Entity, as applicable, (II) is for an amount less than One Million Dollars ($1,000,000), (III) was entered into by an individual at the senior vice president level or below (and without the knowledge of an Executive Officer (as defined below) of the General Partner), and (IV) occurs not more than once in any two (2) year period), (o) (provided, that the failure to obtain the requisite approval under Section 6.2(o) with respect to trade payables or operating leases in the ordinary course of business shall not constitute Cause), (q) or (r);

(iv) “Executive Officer” for purposes of this Agreement shall mean Dwight Merriman, James Mulvihill, John Blumberg, Evan Zucker, Tom McGonagle, Gary Reiff, or Josh Widoff, Scott Recknor, Dave Fazekas, J.R. Wetzel, or any replacement of any of the foregoing in job, title, or function;

(v) the General Partner (or its Affiliates acting as a property manager or asset manager to the Partnership or any Investment Entity) takes any action or omits to take any action on behalf of the Partnership or any Investment Entity that constitutes (A) fraud, bad faith or willful misconduct (“Willful Bad Acts”), or (B) gross negligence which has a Material Adverse Effect; provided, that in the case of a Willful Bad Act or gross negligence which has a Material Adverse Effect by

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any officer of the General Partner (or its Affiliates acting as a property manager or asset manager to the Partnership or any Investment Entity) who is not an Executive Officer, to the extent any such Willful Bad Act or grossly negligent act or omission which has a Material Adverse Effect is capable of being cured, if the General Partner (I) notifies the BCIMC Limited Partner thereof, (II) takes appropriate disciplinary actions with respect to the employee who committed such act or omission to the reasonable satisfaction of the BCIMC Limited Partner, (III) cures such Willful Bad Act or grossly negligent act or omission which has a Material Adverse Effect within thirty (30) days (or, if the General Partner has commenced cure within such thirty (30) day period and is diligently pursuing same, for an additional period of up to thirty (30) days), and (IV) reimburses the Partnership (either directly, through Partnership distributions otherwise payable to the General Partner or its Affiliates or through application of insurance proceeds) for all Losses of the Partnership arising therefrom, such Willful Bad Act or grossly negligent act or omission which has a Material Adverse Effect shall not constitute Cause;

(vi) any of the following occur (an “IPT Change of Control”): (A) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the outstanding equity interests of IPT as of the date hereof) shall, as a result of a tender or exchange offer, open market purchase, privately negotiated purchases or other acquisitions, become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended) of securities of IPT representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities for the election of directors of IPT, or (B) during any twelve (12) month period, individuals who at the beginning of such period constituted the board of directors of IPT (the “IPT Board”) (together with any new directors whose election by the IPT Board or whose nomination for election by the shareholders of IPT was approved by a vote of at least a majority of the members of the IPT Board then in office who either were members of the IPT Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the members of the IPT Board then in office; provided, that the following events shall not constitute an IPT Change of Control: (i) a public listing of IPT’s stock (an “IPT REIT Listing Transaction”); (ii) an issuance or Transfer of IPT’s stock or any interests in IPT HoldCo or IPT OpCo; (iii) IPT’s merger or consolidation with IIT; (iv) a sale of all or substantially all of IPT’s assets to IIT; (v) IPT’s merger or consolidation with any Person; provided, that IPT is the surviving entity in such merger or consolidation; (vi) a conversion of IPT into an open-end fund; (vii) any transaction or series of transactions where the Person gaining such Control has similar senior management to IPT immediately prior to gaining such Control; and (viii) any transaction pursuant to which IIT (or a subsidiary thereof) becomes the advisor to IPT;

(vii) the voluntary bankruptcy of the General Partner (or any of its Affiliates acting as property or asset manager to the Partnership or any Investment Entity), or the involuntary bankruptcy of any of the foregoing which is not dismissed or stayed within ninety (90) days; provided, however, upon any involuntary bankruptcy of an Affiliate of the General Partner acting as a property manager or asset manager, the General Partner may present alternative non-bankrupt entities as a substitute General Partner for the approval of the BCIMC Limited Partner in its sole and absolute discretion; or

(viii) either IPT Partner is, at the time of removal, a Defaulting Partner.

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(b) Removal Process. If the BCIMC Limited Partner, or in the case of a successor or replacement general partner who is not an Affiliate of the IPT Limited Partner, either the BCIMC Limited Partner or the IPT Limited Partner (the “Requesting Partner”), believes and asserts in a written notice that there is Cause, the Requesting Partner shall submit a request to the International Institute for Conflict Prevention and Resolution (“CPR”), to determine, pursuant to the provisions outlined in Exhibit F attached hereto, whether or not Cause exists (such binary existence or non-existence, the “Disputed Issue”). Such request shall be made by the Requesting Partner by delivering a Notice to the General Partner (a “Cause Notice”). The Cause Notice shall include: (i) a statement that it constitutes a Notice of Arbitration pursuant to Exhibit F and specifying that the Dispute for purposes of Exhibit F is limited to the Disputed Issue; (ii) the Requesting Partner’s appointed arbitrator, as required by Exhibit F; and (iii) a description in reasonable detail of the Requesting Partner’s position.

During the pendency of the CPR Arbitration proceeding to determine whether Cause exists, the General Partner shall remain as the general partner of the Partnership; provided, however, that the BCIMC Limited Partner, and in the case of a successor or replacement general partner who is not an Affiliate of the IPT Limited Partner, both the BCIMC Limited Partner and the IPT Limited Partner jointly, shall in their sole and absolute discretion select any entity (the “Oversight Party”) (x) prior to the IPT Sell-Down, from the Substitute General Partner List or (y) from and after the IPT Sell-Down, any entity, to oversee all actions of the General Partner during the pendency of such CPR Arbitration. During the period in which an Oversight Party is engaged, the General Partner shall not take any actions on behalf of the Partnership (including decisions in the ordinary course of business) without the prior approval of the Oversight Party; provided, that from and after the IPT Sell-Down and in the event the Oversight Party does not respond to a request for consent within ten (10) days of receipt, such request shall be deemed approved. The General Partner shall have the right (but not the obligation) to temporarily relinquish its role (and be relieved of its responsibilities during the period of any such relinquishment and any liability arising during any relinquishment period) as a general partner pending the completion of the CPR Arbitration if an Oversight Party is named, but such relinquishment shall not (i) affect the rights of the members of the Executive Committee appointed by the IPT Partners to approve Major Decisions or (ii) operate or be construed as a waiver of any of the General Partner’s rights under this Agreement. Pending completion of the CPR Arbitration, all asset management fees to be paid to the General Partner (or if the General Partner has previously designated a designee, to its designee) as described on Exhibit D shall be placed in escrow with an Unrelated Third Party escrow agent to be returned to the General Partner if the CPR Arbitration determines that Cause does not exist and to be forfeited by the General Partner if the CPR Arbitration determines that Cause exists and the General Partner is removed. Also, if the General Partner is an Affiliate of the IPT Limited Partner, if the CPR Arbitration determines that Cause does not exist, the Oversight Party’s contract shall be terminated and the BCIMC Limited Partner shall reimburse (either directly, or through Partnership distributions otherwise payable to the BCIMC Limited Partner, or through the application of insurance proceeds) the IPT Partners for the IPT Partners’ share (based on their Percentage Interests of the fees paid to the Oversight Party). During the pendency of the CPR Arbitration, the General Partner’s obligations under Section 6.6 shall be suspended.

(c) Effect of Removal. If the BCIMC Limited Partner delivers a Cause Notice, during the period from the date of delivery of such a Cause Notice up to and including (but not later than) thirty (30) days after a final decision of the arbitrators, the Trigger Date shall be deemed to have occurred solely for the benefit of the BCIMC Limited Partner. If a duly called and conducted CPR Arbitration concludes that Cause existed, (i) the General Partner shall be removed and the Limited Partner(s) that selected the Oversight Party shall appoint any entity to serve as a substitute General Partner selected in their sole and absolute discretion from the Substitute General Partner List any entity (such substitute General Partner to be admitted as a general partner immediately prior to the

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effective date of removal of the General Partner to be removed and such substitute shall continue the business of the Partnership without dissolution), (ii) all property and asset management agreements with Affiliates of the General Partner shall automatically terminate without penalty, (iii) the General Partner shall cease to act as the general partner hereunder and its Interest shall be converted to that of a Limited Partner and (iv) the General Partner’s obligations under Section 6.6 shall terminate. Notwithstanding anything to the contrary in this Agreement, removal of a General Partner will not affect the IPT Limited Partner’s rights to participate on the Executive Committee and to approve Major Decisions. Upon removal of a General Partner, the value of its Carried Interest Amount shall be calculated as of the effective date of removal based on ninety percent (90%) of the applicable Appraised Value of the Investments (the “Removal Date Value”), and the distributions to be made with respect thereto pursuant to Section 5.2 shall be based on the Removal Date Value and shall be made no later than thirty (30) days following the effective date of removal.

(d) Substitute General Partner List. Attached hereto as Exhibit E is an initial list of five (5) real estate property and investment management companies (the “Substitute General Partner List”) which the Partners have agreed have substantial net worth and experience in owning and managing commercial real estate in the United States. As part of the proposed Annual Partnership Business Plan, the General Partner and/or the BCIMC Limited Partner may propose revisions to the Substitute General Partner List in order to maintain five (5) similarly qualified entities on such Substitute General Partner List (subject to the approval of the BCIMC Representative, which approval shall not be unreasonably withheld, conditioned or delayed if the companies to be added to the Substitute General Partner List are of substantially similar net worth, reputation and experience to those on the previous Substitute General Partner List); it being understood that any entity on the approved Substitute General Partner List does not need to be approved annually by the BCIMC Representative unless there has been a material adverse change to its net worth or reputation.

(e) Continuation. Upon the occurrence of an event described in Sections 10.1(a)(ii), (iii) or (iv), any remaining general partner and any substitute general partner shall be obligated to continue the business of the Partnership without dissolution. Upon the occurrence of such an event, if there is no remaining general partner or substitute general partner who agrees to continue the business of the Partnership, in breach of the obligation set forth in the preceding sentence, then the Partnership shall be dissolved and its affairs shall be wound up unless, within ninety (90) days after the occurrence of such event, the Limited Partners, acting pursuant to a vote of the Limited Partners holding, in the aggregate, at least fifty-one percent (51%) of the Percentage Interests, agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners.

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